An Offering STATEMENT pursuant to Regulation A relating to these securities has been filed with the U.S. Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering STATEMENT filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering STATEMENT in which such Final Offering Circular was filed may be obtained.

PreLIMINARY Offering Circular

SUBJECT TO COMPLETION, DATED NOVEMBER 25, 2025

Twin Hospitality Group Inc.

Up to 10,000,000 Units, each Unit consisting of one share of our Series A Convertible Preferred Stock and one Warrant

Up to 10,000,000 shares of our Class A Common Stock into which our Series A Convertible Preferred Stock may convert

Twin Hospitality Group Inc. is offering up to 10,000,000 Units (which we refer to as this “Offering”). Each unit (which we refer to as a “Unit”, and collectively as the “Units”) consists of one share of our Series A Convertible Preferred Stock, par value $0.0001 per share (which we refer to as our “Series A Preferred Stock”), and one common stock purchase warrant (which we refer to collectively as the “Warrants”, and together with our Series A Preferred Stock, the “Securities”), with each Warrant exercisable to purchase one share of our Class A Common Stock, par value $0.0001 per share (which we refer to as our “Class A Common Stock”). We will not issue fractional shares. The Units will be sold at an offering price between $3.00 to $4.00 per Unit, for a maximum offering amount of $40,000,000 of Units. The offering statement of which this Offering Circular forms a part also relates to up to 10,000,000 shares of our Class A Common Stock issuable upon conversion of shares of our Series A Preferred Stock. Please note that we are not offering the shares of our Class A Common Stock issuable upon exercise of the Warrants (which we refer to as the “Class A Warrant Shares”) at this time. No Warrant may be exercised until at least 12 months from the date of its original issuance. Furthermore, in order for investors to be able to exercise their Warrants, the Class A Warrant Shares must be included in a subsequent offering qualified under Tier 2 of Regulation A (which we refer to as “Regulation A”) promulgated under the Securities Act of 1933, as amended (which we refer to as the “Securities Act”), or the offering and sale of the Class A Warrant Shares must be registered under the Securities Act or there otherwise is an applicable exemption from the registration requirements of the Securities Act. When eligible for exercise, each Warrant will be exercisable until three years from the date of its original issuance at a price of $           for one share of our Class A Common Stock, subject to customary adjustment.

There is a minimum initial investment amount per investor of $1,000 for the Units, or            Units.

At any time after issuance, each share of our Series A Preferred Stock is convertible into one share of our Class A Common Stock at the option of the holder of such Series A Preferred Stock. At any time after issuance upon the occurrence of any of the following events, we will have a right to direct the mandatory conversion of our Series A Preferred Stock: (i) a change in control of our Company; (ii) if the price of our Class A Common Stock closes at or above $           per share for 10 consecutive trading days, or (iii) if we consummate a firm commitment public offering of shares of our Class A Common Stock for gross proceeds of at least $25 million at an offering price per share equal to or greater than $          . Up to 10,000,000 shares of our Class A Common Stock underlying our Series A Preferred Stock are being qualified in this Offering. Our Series A Preferred Stock and our Class A Common Stock differ in other characteristics including voting rights. See “Securities Being Offered” beginning on page 102 for additional details.

The offering price of the Units is not related to, nor may it reflect, the market price of the shares of our Class A Common Stock underlying the Securities after this Offering. None of the Units, Series A Preferred Stock or Warrants are currently listed or quoted on any exchange and we do not intend to seek a listing for any of them. The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The shares of our Series A Preferred Stock and the Warrants are immediately separable and will be issued separately, but will be purchased together as a Unit in this Offering.

DealMaker Securities LLC (which we refer to as the “Broker”) is a broker-dealer registered with the U.S. Securities and Exchange Commission (which we refer to as the “SEC”) and a member of the Financial Industry Regulatory Authority (which we refer to as “FINRA”) and the Securities Investor Protection Corporation (which we refer to as “SIPC”), and is the broker-dealer of record for this Offering to perform certain processing, administrative and compliance related functions in connection with this Offering. This Offering is being conducted by us on a self-directed, “best efforts” basis, and the Broker is not acting as an underwriter or selling agent for this Offering.

We may undertake one or more closings on a rolling basis. There is no minimum number of Securities that must be sold by us for this Offering to close; therefore, we may receive no or minimal proceeds from this Offering. Until we complete a closing, the proceeds for this Offering will be kept in an escrow account maintained at Enterprise Bank & Trust (which we refer to as the “Escrow Agent”). At each closing of this Offering, the proceeds will be distributed to us and the associated shares of Series A Preferred Stock and Warrants will be issued to the investors participating in such closing. If there are no closings or if funds remain in the escrow account upon termination of this Offering without any corresponding closing, the funds so deposited for this Offering will be promptly returned to the applicable investors, without interest and without deduction. See “Plan of Distribution.”

Our Class A Common Stock is listed for trading on the Nasdaq Global Market under the symbol “TWNP”. On November 24, 2025, the closing price of our Class A Common Stock on the Nasdaq Global Market was $2.15.

We have two series of authorized common stock: Class A Common Stock and Class B Common Stock, par value $0.0001 per share (which we refer to as “Class B Common Stock”, and together with our Class A Common Stock, our “Common Stock”). The rights of the holders of our Class A Common Stock and Class B Common Stock are identical, except with respect to voting, transfer, and conversion rights. Each share of our Class A Common Stock is entitled to one vote. Each share of our Class B Common Stock is entitled to 50 votes, and, subject to certain conditions, is convertible into one share of our Class A Common Stock at the option of the holder. See “Description of Capital Stock—Common Stock.”

We are a “controlled company”, as defined under the corporate governance rules of the Nasdaq Stock Market LLC (which we refer to as “Nasdaq”), because FAT Brands Inc. (which we refer to as “FAT Brands”) beneficially owns (i) 51,778,412 shares of our issued and outstanding Class A Common Stock, and (ii) all of the 2,870,000 issued and outstanding shares of our Class B Common Stock, and controls approximately 98.6% of the total voting power of the outstanding shares of our Common Stock as of immediately prior to this Offering. We will continue to be a “controlled company” upon completion of this Offering. As a “controlled company”, we are permitted to elect not to comply with certain corporate governance rules of Nasdaq, however, we do not currently, and do not currently intend to, rely on any of the “controlled company” exemptions following the completion of this Offering. See “Management—Controlled Company Exemptions.”

This Offering will commence within two days following SEC qualification of the offering statement of which this Offering Circular forms a part. This Offering will terminate at the earliest of (i) the date on which the maximum offering amount has been sold, (ii) three years from the date the offering statement is initially qualified by the SEC, if we file a required post-qualification amendment at least once every 12 months after the initial SEC qualification, and (iii) the date on which this Offering is earlier terminated by us in our sole discretion. See “Plan of Distribution.”

	Price to Public(1)		Broker Commissions(2)		Proceeds to Issuer(3)
Per Unit	$		$		$
Total maximum number of Units offered	$		$		$
Series A Preferred Stock included as part of the Units (up to 10,000,000 shares)(4)		—		—		—
Class A Common Stock issuable upon conversion of the Series A Preferred Stock (up to 10,000,000 shares)(4)		—		—		—
Warrants included as part of the Units (up to 10,000,000 Warrants)(5)		—		—		—
Total maximum	$		$		$

(1)	Per Unit price represents the public offering price for one Unit.
(2)	We have engaged the Broker to act as the broker-dealer of record for this Offering to perform certain processing, administrative and compliance related functions in connection with this Offering. The Broker is not purchasing any of the Units offered by us with a view of selling the Units for us as part of their distribution, and is not acting as a selling agent or selling any Units on our behalf. We will pay a cash commission of 4.5% to the Broker on sales of the Units. Additionally, we paid to the Broker and its affiliates one-time payments totaling $43,875 and monthly payments of $11,000 per month for three months (totaling $33,000) for certain accountable expenses. Furthermore, we will be responsible for reimbursement of the Broker’s legal fees up to $35,000, certain monthly marketing fees of $11,000 per month (not to exceed $99,000 in the aggregate), and additional marketing fees of up to $1,000,000. Assuming an offering price of $4.00 per Unit (which represents the high end of the offering price range set forth on this cover page) and a fully subscribed Offering, the maximum compensation payable to the Broker and its affiliates for services related to this Offering is approximately $3,010,875. See “Plan of Distribution—Agreement with DealMaker” beginning on page 72 of this Offering Circular for details regarding the compensation payable to the Broker and its affiliates in connection with this Offering.
(3)	Before deducting the expenses of this Offering, which are estimated to be approximately $1,000,000 assuming all of the Securities being offered in this Offering are sold. See “Plan of Distribution—Agreement with DealMaker” beginning on page 72 of this Offering Circular for details regarding the compensation, fees and expenses payable in connection with this Offering. This amount represents the gross proceeds of this Offering to us, before expenses, which will be used as described in the section entitled “Use of Proceeds”. This Offering is being conducted on a “best efforts” basis, and there is no minimum number of Units that must be sold by us for this Offering to close, which means that there is no guarantee that any minimum amount of proceeds will be received by us in this Offering.
(4)	No additional commissions or compensation will be paid to the Broker in connection with the issuance of the shares of our Series A Preferred Stock included as part of Units offered hereby nor the issuance of shares of our Class A Common Stock upon conversion of such shares of our Series A Preferred Stock.
(5)	No additional commissions or compensation will be paid to the Broker in connection with the issuance of the Warrants included as part of the Units offered hereby nor the issuance of shares of our Class A Common Stock upon exercise of such Warrants. No additional commissions or compensation will be paid upon any exercise of the Warrants unless we engage a placement agent for a separate warrant exercise solicitation offering.

Sales of these securities will commence on approximately November        , 2025.

THE SEC DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED HEREBY OR THE TERMS OF THIS OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SEC; HOWEVER, THE SEC HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO www.investor.gov.

Investing in the Units involves a high degree of risk. Before buying any Units, you should carefully read the discussion of material risks of investing in the Units under the section entitled “Risk Factors” beginning on page 38 of this Offering Circular.

We are following the format of Part I of Form S-1 pursuant to the general instructions of Part II(a)(1)(ii) of Form 1-A.

The date of this Offering Circular is                               , 2025.

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ABOUT THIS OFFERING CIRCULAR

As used in this Offering Circular, unless the context otherwise requires or otherwise states, references to our “Company”, “we”, “us”, “our”, and similar references refer to (i) with respect to our historical business, operations, financial performance, and financial condition prior to our Reorganization (as defined herein), including with respect to our consolidated financial statements, Twin Hospitality I, LLC (formerly known as FAT Brands Twin Peaks I, LLC), a Delaware limited liability company, and its consolidated subsidiaries (which we refer to collectively as the “Twin Group”), which include, after its acquisition by FAT Brands on September 25, 2023, Barbeque Integrated, Inc., which is the entity that owns Smokey Bones Bar & Fire Grill (which we refer to as “Smokey Bones”), and (ii) following completion of our Reorganization on January 24, 2025, Twin Hospitality Group Inc., a Delaware corporation, and its consolidated subsidiaries, which include the Twin Group.

We have two series of authorized common stock: our Class A Common Stock and our Class B Common Stock. In this Offering Circular, we refer to our Class A Common Stock and our Class B Common Stock, collectively, as our “Common Stock”.

You should rely only on the information contained in this Offering Circular. Neither we nor any of our representatives have authorized anyone to provide you with information that is different from the information in this Offering Circular, and neither we nor any of our representatives take any responsibility for, or provide any assurance as to the reliability of, any information, other than the information in this Offering Circular.

Presentation of Financial Information

Our audited consolidated financial statements incorporated by reference in this Offering Circular (which we refer to as our “consolidated financial statements”) were prepared in accordance with U.S. Generally Accepted Accounting Principles (which we refer to as “GAAP”) and audited in accordance with auditing standards generally accepted in the United States established by the Public Company Accounting Oversight Board (which we refer to as the “PCAOB”).

We operate on a 52-week fiscal calendar and our fiscal year ends on the last Sunday of such calendar year. Therefore, any references to 2024 and 2023 are references to the fiscal years ended December 29, 2024 and December 31, 2023, respectively. Consistent with industry practice, we measure our restaurants’ performance in seven calendar day increments. In utilizing a 52-week fiscal calendar, we are able to ensure consistent weekly reporting of our operations, and in utilizing a seven calendar day incremental review, we ensure that each review period has the same number of days, as certain days of the week tend to be more profitable than others. As a result of this 52-week fiscal calendar, a 53rd week must be added to our fiscal year every five or six years. In a 52-week year, all four quarters are comprised of 13 weeks. In a 53-week year, one extra week is added to the fourth quarter. Our fiscal year ended December 29, 2024 consisted of 52 weeks, and our fiscal year ended December 31, 2023 consisted of 53 weeks.

On September 25, 2023, FAT Brands acquired Barbeque Integrated, Inc. (which is the entity that owns Smokey Bones), and, on March 21, 2024, FAT Brands contributed to us, and we acquired, the assets and liabilities of Barbeque Integrated, Inc., including Smokey Bones. Pursuant to the business combinations under common control guidance in Accounting Standards Codification 805-50, Business Combinations—Related Issues, we retroactively assumed the contribution of Barbeque Integrated, Inc. and consolidated its assets, liabilities, and operating results as of September 25, 2023.

Certain monetary amounts, percentages, and other figures included in this Offering Circular have been subject to rounding adjustments. Percentage amounts included in this Offering Circular have not in all cases been calculated on the basis of such rounded figures, but on the basis of such amounts prior to rounding. For this reason, percentage amounts in this Offering Circular may vary from those obtained by performing the same calculations using the figures in our consolidated financial statements incorporated by reference in this Offering Circular. Additionally, certain other amounts that are included or incorporated by reference in this Offering Circular may not sum due to rounding.

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Presentation of Certain Key Performance Indicators and Non-GAAP Financial Metrics

Certain key performance indicators and other non-GAAP financial metrics presented in this Offering Circular are used by our management to make decisions, establish our business plans and forecasts, identify trends affecting our business, and evaluate our overall performance, and are typically used by our competitors in the restaurant industry, but are not recognized under GAAP. We define such key performance indicators and other non-GAAP financial metrics as follows:

Key Performance Indicators

●	Average unit volume (which we refer to as “AUV”). AUV of Twin Peaks or AUV of Smokey Bones, as the case may be, consists of the average annual sales of all restaurants of such brand that have been open for a trailing 52-week period or longer. This measure is calculated by dividing restaurant revenue during the applicable trailing 52-week period for all restaurants being measured by the number of restaurants being measured. AUV includes both company-owned restaurants and franchised restaurants of such brand. AUV allows our management to assess the financial performance of our company-owned restaurants and franchised restaurants of such brand.

●	Comparable Restaurant Sales. Comparable Restaurant Sales represent year-over-year sales comparisons for the comparable restaurant base, which we define as restaurants open for at least 18 full months. This measure highlights the performance of our existing restaurants, as the impact of new restaurant openings is excluded.

Various factors impact Comparable Restaurant Sales, including overall economic trends, particularly those related to consumer spending, consumer recognition of our brands, our ability and our franchisees’ ability to operate restaurants effectively and efficiently to meet changing consumer preferences and expectations, introduction of new and seasonal menu items and limited time offerings, marketing and promotional efforts, pricing, customer traffic, local competition, trade area dynamics, opening new restaurants in the vicinity of existing locations, and abnormal weather patterns.

●	Number of System-Wide Restaurants. Our management reviews the number of new restaurants (including both new company-owned restaurants and franchised restaurants), the number of restaurants closed and the number of acquisitions and divestitures of restaurants to assess net new restaurant growth, System-Wide Sales, royalty and franchise fee revenue and company-owned restaurant sales. In particular, the number of new restaurants reflects the number of restaurants that have commenced operations during a particular period. Before we open new restaurants, we typically incur pre-opening development and construction costs. New restaurants may not be profitable, and their sales performance may not follow historical patterns.

The number and timing of restaurant openings has had, and is expected to continue to have, an impact on our results of operations. Costs and timing of new restaurant construction were adversely affected in 2023 and 2024 due to elevated inflation, uneven equipment delivery, unpredictability of the timing of obtaining permits, and supply chain interruptions.

●	System-Wide Sales. System-Wide Sales consist of the restaurant sales of our company-owned restaurants and franchised restaurants (as reported by our franchisees). While we do not record sales from our franchised restaurants as revenue, our royalty revenue is calculated based on a percentage of gross sales from our franchised restaurants, which generally is 5.0% of gross sales, net of discounts. Our measure of System-Wide Sales allows our management to better assess changes in our royalty revenue, our overall performance, the health of our brands, and the strength of our market position relative to our competitors.

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Non-GAAP Financial Metrics

●	Adjusted EBITDA and Adjusted EBITDA Margin. Adjusted EBITDA represents net income (loss) adjusted to exclude interest expense, income tax provision (benefit), and depreciation and amortization, and further adjusted to exclude equity-based compensation. Adjusted EBITDA Margin is Adjusted EBITDA as a percentage of total revenues. We use Adjusted EBITDA and Adjusted EBITDA Margin, as supplements to GAAP measures of performance, to evaluate the effectiveness of our business strategies, make budgeting decisions, and compare our performance against that of other peer companies that use similar metrics. See the section entitled “Offering Circular Summary—Discussion of Non-GAAP Financial Metrics—Adjusted EBITDA and Adjusted EBITDA Margin” for a further discussion of Adjusted EBITDA and Adjusted EBITDA Margin, including our management’s use of such metrics and the limitations of such metrics as analytical tools, and for a reconciliation of net income (loss) and net income (loss) margin, the most directly comparable financial measures under GAAP, to Adjusted EBITDA and Adjusted EBITDA Margin, respectively.

●	Restaurant-Level Contribution and Restaurant-Level Contribution Margin. Restaurant-Level Contribution represents company-owned restaurant sales less restaurant operating costs, which consist of food and beverage costs, labor and benefits costs and other operating costs. Restaurant-Level Contribution Margin represents Restaurant-Level Contribution as a percentage of company-owned restaurant sales. We use Restaurant-Level Contribution and Restaurant-Level Contribution Margin, as supplements to GAAP measures, to evaluate the profitability of sales at our company-owned restaurants, compare the performance of our company-owned restaurants across periods, and compare the financial performance of our company-owned restaurants against that of other peer companies that use similar metrics. These non-GAAP financial metrics are not intended to be measures of free cash flow available for our management’s discretionary use, as these metrics do not consider certain cash requirements such as interest payments, tax payments, and debt service requirements. Additionally, these non-GAAP financial metrics exclude general and administrative expenses, advertising expenses, pre-opening expenses, and depreciation and amortization on restaurant property and equipment, which are essential to support the operations and development of our company-owned restaurants. See the section entitled “Offering Circular Summary—Discussion of Non-GAAP Financial Metrics—Restaurant-Level Contribution and Restaurant-Level Contribution Margin” for a further discussion of Restaurant-Level Contribution and Restaurant-Level Contribution Margin, and for a reconciliation of income from operations, the most directly comparable financial measure under GAAP, to Restaurant-Level Contribution.

●	Cash-on-cash return. Cash-on-cash return for a restaurant is calculated by dividing Restaurant-Level Contribution by our net initial investment after deducting any tenant allowances and sale leaseback proceeds. We use cash-on-cash return, as a supplement to GAAP measures, to evaluate the return on cash invested in a restaurant and compare the financial performance of our company-owned restaurants against that of other peer companies that use a similar unit-level economic metric.

These non-GAAP financial metrics have important limitations as analytical tools, and should not be considered in isolation or as substitutes for analysis of our results of operations as reported under GAAP, as these non-GAAP financial metrics may not provide a complete understanding of our performance. These non-GAAP financial metrics should be reviewed in conjunction with our consolidated financial statements prepared in accordance with GAAP.

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Market and Industry Data

Unless otherwise indicated, information contained in this Offering Circular concerning our industry, competitive position, and/or the markets in which we operate is based on information from independent industry or research organizations, other third-party sources, or management estimates. Our management estimates are derived from publicly available information released by independent industry analysts or other third-party sources, as well as data from our internal research, and are based on assumptions made by us upon reviewing such data, and our experience in, and knowledge of, our industry and markets, which we believe to be reasonable. Our management has developed its knowledge of our industry and markets through its experience and participation in such industry and markets. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates.

While we believe that our internal assumptions underlying certain industry and market data referred to in this Offering Circular are reasonable, no independent source has verified the accuracy or reasonableness of such assumptions. Industry publications and third-party research often indicate that their information has been obtained from sources that they believe to be reliable, although they do not guarantee the accuracy or completeness of such information. Internally prepared and third-party market forecasts, in particular, are estimates only and may be inaccurate, especially over long periods of time. Furthermore, references in this Offering Circular to any publications, reports, surveys or articles prepared by third parties should not be construed as depicting the complete findings of the entire publication, report, survey or article. The information in any such publication, report, survey or article is not incorporated by reference in this Offering Circular. Additionally, projections, assumptions and estimates of the future performance of the industry in which we operate, as well as our future performance, are necessarily subject to uncertainties and risks due to a variety of factors, including those described in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” and elsewhere in this Offering Circular. These and other factors could cause results to differ materially from those expressed in the estimates made by such independent third-party sources or by our management.

In this Offering Circular, we refer to market data from Black Box Intelligence™ (which we refer to as “Black Box”), a leading data provider of guest and consumer insights and benchmarks for various industries, including the restaurant industry. Black Box tracks and analyzes guest sentiment by collecting insights from restaurant reviews on social media and rating sites and using algorithms to monitor trends and common themes. Black Box analyzes its collected data, converts it into quantitative numerical metrics, and provides us with consumer sentiment scores in following categories used in the restaurant industry: food, beverage, service, ambiance, and consumer intent to return.

Trademarks

We own or have the rights to use various trademarks, trade names and service marks, including “Twin Peaks”, “Smokey Bones”, and various logos used in association with our Company name and our brands. Solely for convenience, any trademarks, trade names, service marks or copyrights referred to or used herein are listed without the applicable ©, ® or ™ symbol, but such references or uses are not intended to indicate, in any way, that we, or the applicable owner, will not assert, to the fullest extent under applicable law, our or their, as applicable, rights to these trademarks, trade names, service marks and copyrights. Other trademarks, trade names, service marks or copyrights of any other company appearing in this Offering Circular are, to our knowledge, the property of their respective owners.

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OFFERING CIRCULAR SUMMARY

This summary highlights some of the information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before investing in our Securities. You should read the entire Offering Circular carefully, especially the risks related to this Offering and investing in our Securities discussed in the “Risk Factors” section of this Offering Circular, and our consolidated financial statements and the related notes to those statements incorporated by reference into this Offering Circular, before making an investment decision to invest in our Securities.

Our Company

We are a franchisor and operator of two specialty casual dining restaurant concepts: Twin Peaks and Smokey Bones. As of September 28, 2025, our total restaurant footprint consists of 159 restaurants, of which 72 are domestic franchised Twin Peaks restaurants operated by our franchisee partners, seven are international franchised Twin Peaks restaurants operated by a franchisee partner in Mexico, 35 are domestic company-owned Twin Peaks restaurants, and 45 are domestic company-owned Smokey Bones restaurants.

Our growth plan is driven by a robust pipeline of new restaurant developments and strong Comparable Restaurant Sales growth. Our pipeline includes 82 signed franchised units as of September 28, 2025, providing significant visibility into our near-term growth trajectory. As we continue to expand, of the total number of anticipated new restaurant openings, we have a goal of having approximately 75% to 80% be franchised restaurants.

Our Track Record of Robust Financial Performance and Growth

Our team of passionate and experienced professionals has capitalized on our growth strategy to deliver robust and consistent sales growth, new restaurant openings, and strong unit economics for our restaurants. We believe that our compelling financial results and growth trajectory illustrate the appeal of our brands to customers and proof of concept while demonstrating the long-term potential of our brands:

●	From fiscal year 2019 to fiscal year 2024, our System-Wide Sales have increased from $342.7 million to $731.6 million, representing a compound annual growth rate (which we refer to as “CAGR”) of 16.4%.

●	Our Comparable Restaurant Sales have demonstrated strong momentum. In fiscal years 2021, 2022, 2023 and 2024, we generated Comparable Restaurant Sales growth of 45.5%, 10.9%, (0.2)% and (3.1)%, respectively. Relative to fiscal year 2019, we generated Comparable Restaurant Sales growth of 10.8%, 25.5%, 24.7% and 15.5% during fiscal years 2021, 2022, 2023 and 2024, respectively.

●	From fiscal year 2019 to fiscal year 2024, our revenue has increased from $129.0 million to $353.8 million, representing a CAGR of 22.4%.

●	In fiscal years 2019, 2020, 2021, 2022, 2023 and 2024, we generated net income (losses) of $(3.4) million, $(10.6) million, $16.3 million, $(12.8) million, $(13.8) million and $(48.2) million, respectively. Net income (loss) for fiscal years prior to 2022 is not directly comparable to fiscal years 2022, 2023 and 2024 due to FAT Brands’ acquisition of the Twin Group in 2021. Net income (loss) margin for fiscal years 2019 and 2024 was (2.6)% and (13.6)%, respectively.

●	From fiscal year 2019 to fiscal year 2024, our Adjusted EBITDA has increased from $9.0 million to $20.7 million, representing a CAGR of 18.1%. These Adjusted EBITDA figures represent Adjusted EBITDA Margins of 7.0% and 5.8% in fiscal years 2019 and 2024, respectively.

Twin Peaks: The Ultimate Sports Lodge

Twin Peaks is an award-winning restaurant and sports bar brand. We believe that Twin Peaks’ combination of made-from-scratch food, 29-degree draft beer, innovative cocktail program, and sports on wall-to-wall televisions at rugged lodge atmosphere themed restaurants is highly differentiated from other competitive concepts, allowing us to deliver an engaging and unique experience to our customers. Founded in 2005 in Dallas, Texas, Twin Peaks has grown from a single restaurant to a system of 114 restaurants across 26 states and Mexico as of September 28, 2025. Driven by our goal of revolutionizing the sports bar experience, and with an estimated total market opportunity in the United States of approximately 500 restaurants (based on a whitespace analysis performed by eSite Analytics in 2025), plus substantial international development opportunities, we believe that we are well-positioned to accelerate the growth of Twin Peaks.

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At its core, Twin Peaks is an experiential dining brand. We strive to provide a best-in-class dining and sports bar experience for each guest who walks into our Twin Peaks restaurants, which we deliver through our innovative menu, engaging waitstaff, and immersive sports viewing experience. Twin Peaks’ made-from-scratch food features a wide array of selections, ranging from craveable game day favorites (such as seared-to-order burgers and hand-breaded chicken wings) to more innovative and premium options (such as New York strip steak, in-house smoked ribs, and street tacos), which may be less common for a typical restaurant and sports bar. Twin Peaks pairs its curated food menu with its customer-favorite 29-degree draft beer and craft cocktails. All of our Twin Peaks restaurants possess the look and feel of a natural and rugged mountain lodge, featuring authentic wood tones, comfortable seating, quality furnishings, and spacious tables for optimal sports viewing and group gatherings. Our Twin Peaks restaurants typically feature between 60 and 100 television set-ups, providing an immersive and customized viewing experience featuring sports programming and pay-per-view events. Guests at our Twin Peaks restaurants are welcomed by an engaging team, highlighted by an all-female waitstaff, who are a valuable aspect of the Twin Peaks business model and key components of the memorable experiences that our Twin Peaks restaurants provide to guests. Additionally, Twin Peaks’ waitstaff are empowered to serve as brand ambassadors, helping to extend the visibility of the Twin Peaks brand to a wider audience of customers.

The Twin Peaks restaurant experience we provide to our guests is the foundation of the Twin Peaks brand, and we believe that this is the primary catalyst of Twin Peaks’ strong performance. Twin Peaks’ broad menu and thoughtfully crafted dining experience drive consistent customer traffic across all dayparts, including lunch, happy hour, dinner and late-night. We structure Twin Peaks’ menu utilizing a “barbell” pricing model, offering a broad combination of lower-priced, entry-level menu items along with a range of more premium, higher-priced food and beverages. This pricing strategy offers a differentiated price-to-value proposition for a multitude of guest preferences. Additionally, the breadth of Twin Peaks’ beverage offerings supports high-margin revenue across our Twin Peaks restaurant base. We believe that the guests at our Twin Peaks restaurants are highly engaged and enjoy the Twin Peaks restaurant experience, which is best evidenced by Twin Peaks’ industry-leading guest satisfaction and intent-to-return scores, as measured by Black Box. We believe that the Twin Peaks concept possesses broad appeal and resonates with the Generation X, Millennial and Generation Z demographic groups, as well as with all genders.

In order to expand our Twin Peaks restaurant footprint, we are capitalizing on a flexible real estate strategy that has proven successful in converting various existing restaurants and retail stores into Twin Peaks restaurants. As of September 28, 2025, of our 114 Twin Peaks restaurants, 84 restaurants, or approximately 74%, were conversions from previous restaurants or retail stores. Relative to new-build restaurants, conversions enable broader and more flexible access to real estate, more timely openings, lower build-out costs, and accelerated payback periods.

Our growth plan for Twin Peaks is driven by a robust pipeline of new restaurant developments and strong Comparable Restaurant Sales growth. Our pipeline for new Twin Peaks restaurants includes 82 signed franchised units as of September 28, 2025, providing significant visibility into Twin Peaks’ near-term growth trajectory. Based on our franchise development pipeline, which continues to grow, we believe that, for the next few years, we and our franchisee partners have the potential to open between four to six new franchised Twin Peaks restaurants per year. As we continue to expand our Twin Peaks restaurant system, of the total number of anticipated new restaurant openings, we have a goal of having approximately 75% – 80% be franchised restaurants.

As of September 28, 2025, our total domestic Twin Peaks restaurant footprint includes 107 Twin Peaks restaurants across 26 states, of which 72 are franchised restaurants operated by our franchisee partners and 35 are company-owned restaurants. Additionally, we have partnered with a franchisee who operates seven Twin Peaks restaurants in Mexico. During the thirty-nine weeks ended September 28, 2025, we and a franchisee partner opened one franchised Twin Peaks restaurant, one franchised Twin Peaks restaurant was closed, and we opened one company-owned Twin Peaks restaurant across our Twin Peaks restaurant system. During fiscal year 2024, we and our franchisee partners opened six franchised Twin Peaks restaurants, and we opened three company-owned Twin Peaks restaurants, across our Twin Peaks restaurant system, which represented an 8% increase in restaurant count relative to fiscal year 2023. The growth in the number of Twin Peaks restaurants is supported by Twin Peaks’ strong and consistent Average Unit Volumes (which we refer to as “AUVs”), which have shown considerable growth and stability as we have expanded the Twin Peaks brand into new locations and markets. We believe that our ability to generate high AUVs across our Twin Peaks restaurant system in a variety of diverse markets demonstrates the immense portability and potential of the Twin Peaks brand. Furthermore, Twin Peaks’ consistent AUVs serve as proof points within its existing markets, allowing us to confidently infill these markets with additional Twin Peaks restaurants.

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Twin Peaks’ Track Record of Robust Financial Performance and Growth

We believe that we have capitalized on our growth strategy for Twin Peaks to deliver robust and consistent sales growth, new restaurant openings, and strong unit economics for our Twin Peaks restaurants. From fiscal year 2019 to fiscal year 2024, the number of Twin Peaks restaurants has grown from 84 restaurants to 115 restaurants, representing a CAGR of 6.5%. Additionally, Twin Peaks’ AUVs have exhibited significant growth across our Twin Peaks restaurant system. From fiscal year 2019 to fiscal year 2024, Twin Peaks’ AUVs have grown from $4.1 million to $5.3 million, representing a CAGR of 5.3%. We believe that the growth of Twin Peaks’ AUVs as our Twin Peaks restaurant system has expanded into new markets demonstrates the portability of the Twin Peaks brand and concept as well as our ability to successfully execute our growth strategy for Twin Peaks within new locations and markets.

We believe that Twin Peaks’ highly compelling unit economics are a key driver of the expansion of our Twin Peaks restaurant system, allowing us to catalyze growth in our business while simultaneously attracting both new and existing franchisee partners to commit to new restaurant development. When modeling new Twin Peaks restaurant openings, we target the following average unit economics in the third full year of operations:

●	AUV of approximately $6.5 million;

●	Restaurant-Level Contribution Margin of approximately 18% for our company-owned Twin Peaks restaurants; and

●	Cash-on-cash returns of approximately 29.3% for conversions from previous restaurants or retail stores and approximately 35.5% for new-build restaurants. These cash-on-cash return targets are calculated based on a target average investment cost of approximately $4.0 million for conversions from previous restaurants or retail stores and approximately $3.3 million for new-build restaurants (in each case, net of tenant allowances and sale leaseback proceeds, and excluding pre-opening expenses).

The following table summarizes our target economics for new Twin Peaks restaurant openings:

Target Average Unit Economics
(dollars in thousands)	Conversions	New Builds
AUV(1)	$6,500	$6,500
Restaurant-Level Contribution Margin(1)(2)	18.0%	18.0%
Net initial investment(3)	$4,000	$3,300
Cash-on-cash return(1)(4)	29.3%	35.5%

(1)	Reflects targets for the third full year of operations.
(2)	See “—Discussion of Non-GAAP Financial Metrics—Restaurant-Level Contribution and Restaurant-Level Contribution Margin” below for a further discussion of Restaurant-Level Contribution and Restaurant-Level Contribution Margin, and for a reconciliation of income from operations, the most directly comparable financial measure under GAAP, to Restaurant-Level Contribution.
(3)	Reflects capital expenditures incurred to open a restaurant, net of tenant allowances and sale leaseback proceeds, and excluding pre-opening expenses.
(4)	See “—Discussion of Non-GAAP Financial Metrics—Cash-on-Cash Return” below for a further discussion of cash-on-cash return.

Openings of new franchised Twin Peaks restaurants are particularly profitable for our business model. A franchised Twin Peaks restaurant generating an illustrative AUV of $6.0 million contributes approximately $300,000 in royalty income to us each year (based on a royalty rate of 5.0% of gross sales), which contributes directly to our profitability profile and carries minimal associated variable costs. Additionally, such franchised Twin Peaks restaurant would contribute approximately $150,000 (based on a required contribution of 2.5% of gross sales) to the Twin Peaks National Marketing Fund, which would allow us to increase brand awareness in both new and existing markets.

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As of September 28, 2025, a franchisee opened one new franchised Twin Peaks restaurant and we opened one new company-owned Twin Peaks restaurant during the current year, and we are currently targeting to open three additional new franchised Twin Peaks restaurants and one additional new company-owned Twin Peaks restaurant by the first half of 2026.

Conversions of Smokey Bones Restaurants into Twin Peaks Restaurants

In September 2023, FAT Brands acquired Barbeque Integrated, Inc., which is the entity that owns Smokey Bones Bar & Fire Grill (which we refer to as “Smokey Bones”). Subsequent to FAT Brands’ acquisition of Smokey Bones, on March 21, 2024, FAT Brands contributed to Twin Hospitality I, LLC, which is the top tier company in the Twin Group (which we refer to as the “Top Tier Twin Subsidiary”), and the Top Tier Twin Subsidiary acquired (which we refer to as the “Smokey Bones Acquisition”), all of the outstanding capital stock of Barbeque Integrated, Inc., which included Smokey Bones. We plan to convert approximately 19 of our current Smokey Bones restaurants into new Twin Peaks restaurants (which we refer to as the “Twin Peaks Conversions”). Of the to be converted Smokey Bones restaurants that are within existing franchisee development areas, we plan to work with our existing franchisees to develop those restaurants. Of the to be converted Smokey Bones restaurants that are within new markets, we may partner with a franchisee to develop those restaurants or convert those restaurants into company-owned Twin Peaks restaurants. As of September 28, 2025, we have completed two Twin Peaks Conversions, both of which were conversions into company-owned Twin Peaks Restaurants.

We estimate that the required initial investment cost for a conversion of a Smokey Bones restaurant into a Twin Peaks restaurant, excluding pre-opening expenses, to be between approximately $2.0 million to $5.0 million per restaurant, consistent with our initial investment targets for conversions of existing sites. We believe that the opportunity to convert Smokey Bones restaurants enables us and our franchisees to open new Twin Peaks restaurants in attractive locations and markets at a lower cost than a new build and on a shorter timeline, while also providing heightened visibility into our near-term growth objectives for our Twin Peaks restaurant system.

We closed 11 underperforming Smokey Bones restaurants as of September 28, 2025. Of the remaining Smokey Bones restaurants that are not converted into Twin Peaks restaurants, we intend to operate them as company-owned Smokey Bones restaurants, sell them to franchisees who will own and operate them as franchised Smokey Bones restaurants, or sell such Smokey Bones restaurants.

Twin Peaks’ Market Opportunity

Twin Peaks competes in the broader casual dining segment of the U.S. full-service dining industry. According to Technomic, Inc. (which we refer to as “Technomic”), a leading data provider for the restaurant industry, the full-service dining industry is highly fragmented, with various concepts competing for wallet share across a number of menu categories, including sports bars, steak, Italian/pizza, family style, and others. According to Technomic, the full-service dining industry in the United States generated sales of approximately $264 billion and $275 billion in 2022 and 2023, respectively. In fiscal year 2023, our domestic System-Wide Sales growth outpaced that of the broader full-service dining industry, as our domestic System-Wide Sales grew by 11%, relative to 5% for the full-service dining industry as a whole, according to Technomic.

Within the full-service dining industry, Twin Peaks operates within the casual dining segment and the sports bar sub-segment. According to Technomic’s 2024 Top 500 Chain Restaurant Report, which ranks U.S. restaurant chains by 2023 domestic system-wide sales, Twin Peaks was ranked 101 on the list of all U.S. restaurant concepts and fifth out of 29 restaurant concepts within the sports bar sub-segment. We believe that the Twin Peaks concept has a significant opportunity to disrupt the sports bar and broader casual dining segments, and we are well-positioned to capitalize on this opportunity. We believe that Twin Peaks’ focus on made-from-scratch food, craft beverages, and providing an engaging sports-lodge experience helps differentiate the Twin Peaks concept from competitors while creating an environment difficult for customers to replicate at home. As customers continue to seek engaging and high-quality dining experiences, we are targeting growth rates for Twin Peaks in excess of the broader industry.

We believe that Twin Peaks’ success can be best demonstrated by its performance relative to the broader casual dining segment, as tracked by Black Box. Black Box tracks consumer intent-to-return, which we believe is Twin Peaks’ strongest measure of success. In fiscal year 2024, Twin Peaks’ consumer intent-to-return score, as defined by Black Box, was measured at 96%, as compared to 76% for the broader casual dining segment. We believe that Twin Peaks’ strong traffic trends and favorable customer perception are critical drivers of its sales growth and demonstrate the strength and potential of the Twin Peaks concept. As Twin Peaks continues to grow, we believe that Twin Peaks has an opportunity to gain market share by focusing on providing guests with a superior dining and sports viewing experience, thereby driving increased brand awareness, continued growth in Comparable Restaurant Sales, and continued expansion of our Twin Peaks restaurant footprint. Furthermore, we believe that the Twin Peaks concept is uniquely resistant to economic headwinds given the breath of its menu items and range of price points, combined with its focus on providing an immersive sports viewing experience.

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Twin Peaks Aims to Provide Guests with an Unmatched Dining Experience

Since its inception, Twin Peaks has been driven by its mission of providing guests with an authentic, energetic and comfortable environment, food that makes guests feel good, and beverages to celebrate every win. We consider Twin Peaks’ focus on experiential dining to be an integral component of its DNA, a core differentiator of the Twin Peaks concept, and the primary driver of Twin Peaks’ unique brand identity and value proposition for consumers. We believe that Twin Peaks’ combination of made-from-scratch food, 29-degree draft beers, craft cocktails, engaging waitstaff, and expansive television packages creates a dining and sports-viewing experience that is difficult to replicate at home or elsewhere, which drives strong customer traffic at our Twin Peaks restaurants. Our focus on providing an outstanding experience for each guest is consistent across our Twin Peaks restaurant system. Our Twin Peaks restaurants are thoughtfully crafted to look and feel like a natural and rugged escape, incorporating various iconic features of mountain lodges. In addition to its kitchen, bar and television packages, many of our Twin Peaks lodges include other amenities, such as outdoor patios, fire pits and cigar rooms, offering guests opportunities to socialize while watching their favorite sporting events. While all Twin Peaks restaurants generally exhibit the same look and feel, each Twin Peaks restaurant does so with a distinctive and unique touch, making no two restaurants exactly alike. Additionally, we and our franchisees are able to tailor the look and feel of a Twin Peaks restaurant in order to best appeal to specific localities. As we continue to expand our Twin Peaks restaurant footprint, both domestically and internationally, we aim to continue to provide Twin Peaks’ signature dining experience to guests across both new and existing markets. The primary pillars of the Twin Peaks in-restaurant experience are further described below.

Award-Winning Craft Kitchen and Menu Offerings

Our Twin Peaks restaurants feature a selection of craveable, bold and exciting menu items, providing guests with a broad range of gastropub-style all-American comfort food suitable for a variety of taste preferences. Twin Peaks’ food menu is comprised of approximately 70 core items, which are made-from-scratch and feature fresh and premium ingredients. Twin Peaks offers a variety of shareable menu items to cater specifically to guests gathered in groups, while still providing a number of curated entrée selections. Core menu items include a range of elevated but familiar game day favorites, such as burgers, chicken wings (available in over 30 different cooking styles, sauce varieties, and rubs) and flatbreads, as well as a variety of innovative and creative dishes, such as street tacos, spicy meatball parmesan submarine sandwiches, and New York strip steaks. We have designed the Twin Peaks menu to focus on efficiently limiting the number of ingredients in a given restaurant’s pantry, which streamlines the labor hours required to prepare the food offerings while simultaneously allowing team members to excel in the preparation of a targeted number of items. Twin Peaks’ menu is driven by its in-house culinary team, which allows Twin Peaks to capitalize on relevant trends and to provide guests with new and innovative dishes. All of our Twin Peaks restaurants feature a well-equipped kitchen, including an in-house smoker, which is utilized across several menu offerings, such as chicken wings and street tacos. We are constantly seeking to innovate across Twin Peaks’ menu, leveraging the trusted Twin Peaks brand to encourage guests to try exciting new items, such as a lobster roll BLT. We believe that the quality and breadth of Twin Peaks’ menu is a core differentiator of the Twin Peaks brand and a defining element of the Twin Peaks restaurant experience.

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Broad and Differentiated Beverage Offerings

Twin Peaks’ curated food menu is paired with a broad selection of beverage offerings, including a range of ice-cold draft beer, craft cocktails, and spirits. In particular, Twin Peaks’ signature, teeth-chattering 29-degree draft beer served in frosted mugs is a customer favorite. Twin Peaks features a rotating selection of ice-cold beers on tap, as well as a range of local and seasonal favorites, which can vary by restaurant. We have spent years perfecting the process behind serving Twin Peaks’ 29-degree draft beer, from the washing to the freeze-drying of our mugs. Our Twin Peaks restaurants feature up to 32 beer taps, depending on the size of the venue, with an average of 24 to 32 taps per restaurant across our Twin Peaks restaurant system. Twin Peaks offers a selection of proprietary, in-house beers to all 34 Twin Peaks restaurants across Texas. All of the Twin Peaks signature beers sold in our Twin Peaks restaurants in Texas, such as the Twin Peaks Dirty Blonde, are brewed at Twin Peaks Brewing Co., our brew-pub in Irving, Texas. Additionally, we work with national commercial brewers to produce private label beer outside of Texas in order to offer proprietary beers at all of our Twin Peaks restaurants throughout our Twin Peaks restaurant system. Our brewing operations allow Twin Peaks to generate higher margins on sales of its proprietary beers, while simultaneously offering meaningful value to guests by selling this beer at compelling price points. Twin Peaks currently offers four staple draft beers, as well as a variety of limited edition and seasonal brews.

While Twin Peaks is widely known for its 29-degree draft beer, the Twin Peaks concept extends far beyond its beer offerings. We take great pride in Twin Peaks’ extensive selection of premium craft cocktails and distinctive spirits. Twin Peaks offers a curated menu of liquors and spirits, ranging from familiar and accessible options to top-shelf brands. Twin Peaks also leverages its extensive list of spirits to provide guests with classic and creative specialty cocktails, including martinis, mules, margaritas, and specialty shots. Twin Peaks’ combination of beer and spirits provides guests with an elevated selection of bar options that can pair with any meal and satisfy a diverse range of guest preferences.

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Energetic and Engaging Waitstaff

Guests at all of our Twin Peaks restaurants are greeted and served by an all-female waitstaff and front of house team, which is a central component of the Twin Peaks restaurant experience. Twin Peaks’ team members are focused on delivering an outstanding experience that makes all guests feel like regulars. We have intentionally tailored the job responsibilities of the Twin Peaks waitstaff to allow them to focus a maximum amount of time and energy on providing friendly service and welcoming hospitality. Additionally, the Twin Peaks waitstaff often commands engaged audiences across social media platforms and is encouraged to serve as ambassadors for the Twin Peaks brand. We believe that the Twin Peaks waitstaff provides publicity and a mutually beneficial halo effect for the Twin Peaks brand, allowing Twin Peaks to reach a wider range of customers and drive local traffic.

The Ultimate Sports Viewing Experience

Twin Peaks strives to provide its guests with a sports viewing experience that is unrivaled at home or elsewhere. Our Twin Peaks restaurants allow guests to experience every game, match, fight, and race in a welcoming and energetic setting. Twin Peaks’ sports viewing experience is driven by its expansive television packages. Our Twin Peaks restaurants offer wall-to-wall televisions featuring comprehensive and customizable sports programming packages and pay-per-view events. Twin Peaks’ sports programming is flexible and can be easily modified, which we believe allows it to appeal to the broadest number of sports fans by showcasing a multitude of events simultaneously. On days with multiple games, such as NFL Sundays or college football Saturdays, each Twin Peaks restaurant strategically maps out televisions by section so that it can best accommodate guests and pair them with their favorite teams. Our Twin Peaks restaurants are intentionally designed to capitalize on available space and to ensure that there is “not a bad seat in the house”. As of September 28, 2025, with respect to our domestic Twin Peaks restaurants currently open, the average restaurant size is approximately 7,800 square feet and typically features between 60 and 100 television setups.

In addition to traditional sports programming, Twin Peaks curates special events and promotions around high-profile sporting events and occasions. For example, we showcase major boxing and mixed martial arts pay-per-view events in our Twin Peaks restaurants, which we believe provides guests with a compelling value proposition, allowing them to watch in our Twin Peaks restaurants rather than incur the cost of pay-per-view packages at home. We believe that the experience Twin Peaks provides to guests for special events has helped establish Twin Peaks as a chosen destination for sports viewing. Twin Peaks’ slate of special events is intentionally coordinated with the sports calendar, and our Twin Peaks team organizes effective marketing campaigns around the NFL, college football, fantasy football, MLB, NBA, March Madness, and other major sporting events throughout the year.

Curated Special and Private Events

Our Twin Peaks restaurants arrange a variety of seasonal in-restaurant events throughout the year. These events are often coordinated with specific holidays or other unique occasions, such as St. Patrick’s Day, Valentine’s Day, Cinco de Mayo, Black Friday, Veteran’s Day, National Pickle Day, the anniversary of the end of Prohibition, and others. Twin Peaks also regularly pairs beverage promotions with costume events led by the Twin Peaks waitstaff, allowing us to drive sales of specific menu items. We believe that Twin Peaks’ dynamic event calendar drives guest engagement and allows the Twin Peaks waitstaff to deliver unique twists to Twin Peaks’ already engaging restaurant experience. These seasonal events are particularly critical in driving customer traffic to our Twin Peaks restaurants during the summer months, when the sports calendar is relatively quiet. Additionally, our Twin Peaks restaurants host a variety of private events, such as birthday parties and corporate events. We believe that Twin Peaks’ engaging restaurant experience positions it well to continue to grow its private events business.

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Twin Peaks’ Competitive Strengths

Differentiated Customer Experience Generating Industry-Leading Guest Satisfaction

We believe that the Twin Peaks restaurant experience is unparalleled due to its broad made-from-scratch food selection, full-service beverage offerings, and expansive sports viewing packages that are delivered in a welcoming and comfortable atmosphere. As a result, guests at our Twin Peaks restaurants are highly supportive of, and loyal to, the Twin Peaks brand. We believe that Twin Peaks’ Black Box scores in various categories of consumer sentiment, particularly intent-to-return, are critical measures of Twin Peaks’ success. We analyze several consumer sentiment scores reported by Black Box, including consumer perception of Twin Peaks’ food, beverages, service and ambiance, and consumer intent-to-return. For fiscal year 2024, Twin Peaks’ average scores for its food, beverages, service and ambiance, and consumer intent-to-return, as reported by Black Box, were 93%, 93%, 95%, 90% and 96%, respectively. Per Black Box, these scores are higher in every category relative to the broader casual dining segment, which we believe is a testament to the strength of the Twin Peaks concept.

2021 Black Box Data

87%
76%
72%
86%
64%
63%
87%
73%
68%
82%
65%
64%
89%
71%
68%
Food
Beverage
Service
Ambiance
Intent on Return
Twin Peaks
Casual Dining
Restaurant Industry

2022 Black Box Data

90%
78%
73%
89%
67%
65%
91%
77%
71%
85%
66%
65%
92%
75%
70%
Food
Beverage
Service
Ambiance
Intent on Return
Twin Peaks
Casual Dining
Restaurant Industry

2023 Black Box Data

92%
76%
68%
92%
67%
59%
94%
77%
66%
89%
67%
63%
95%
74%
66%
Food
Beverage
Service
Ambiance
Intent on Return
Twin Peaks
Casual Dining
Restaurant Industry

2024 Black Box Data

93%
76%
68%
93%
69%
60%
95%
78%
70%
90%
69%
64%
96%
77%
69%
Food
Beverage
Service
Ambiance
Intent on Return
Twin Peaks
Casual Dining
Restaurant Industry

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We believe that Twin Peaks’ growth trajectory is reflected in its consistent and growing AUVs. From fiscal year 2019 to fiscal year 2024, our Twin Peaks restaurants have grown their AUVs by 29.3%. Furthermore, as we have expanded our Twin Peaks restaurant footprint to 114 locations as of September 28, 2025 (as compared to 84 restaurants as of December 29, 2019), the AUVs of our Twin Peaks restaurants have increased, highlighting the strength and stability of the Twin Peaks brand across increasing locations and markets.

Unique Barbell Pricing Model Offering Compelling Guest Value Proposition

Twin Peaks utilizes a “barbell” pricing strategy for its menu across all of the Twin Peaks restaurants, providing a compelling price-to-value proposition that appeals to a diverse range of guests. Twin Peaks’ extensive food and beverage menu selections are suitable for guests with a wide variety of culinary preferences and budget considerations. For example, based on menu pricing as of September 28, 2025, Twin Peaks offered food items ranging from a $11.99 cheeseburger to a $25.99 New York strip steak. Twin Peaks’ beverage offerings cover a similar diversity of price points. Twin Peaks’ spirit selection includes affordable and familiar brands along with rare, more premium selections, allowing it to cater to a wide variety of tastes. Twin Peaks also offers a multitude of game day, lunch, happy hour and holiday specials across both its food and beverage items, which provides guests with exceptional value while promoting specific menu items. We believe that Twin Peaks’ compelling entry-level price points drive its strong customer traffic momentum, while its selection of more premium food and beverage items cater to guests looking for higher-end options. We believe that Twin Peaks’ extensive menu offerings and diverse range of price points appeal to a broad range of consumers across various ages and incomes, who are also similarly attracted to Twin Peaks’ focus on quality food, premium beverages, consistent innovation, and engaging hospitality. During fiscal year 2024, Twin Peaks’ per person average check (which we refer to as “PPA”) was approximately $23.09.

Revenue Maximizing Dynamic Menu and Pricing Capabilities

Menus at our Twin Peaks restaurants are completely digital and accessible by QR code, although guests can be provided with paper printouts of daily specials when needed. Twin Peaks’ digital menus allow us to implement menu engineering, where we have the ability to move items around the menu in order to promote higher-margin products and respond in real time to cost changes related to commodity price movements or inventory levels by focusing on specific items. We are also able to quickly implement selective price adjustments. Dynamic menus enable us to curate our menus by restaurant when needed, which is especially critical for franchisees operating in states with higher labor costs, who may charge slightly higher prices in order to generate sufficient margins.

Broad Daypart Appeal across Multiple Dining Occasions

Twin Peaks’ diverse menu offerings, compelling value proposition, and welcoming lodge environment create broad appeal across multiple dayparts and guest occasions. Twin Peaks’ extensive food and beverage options appeal to guests at all times of the day, driving traffic and sales volumes across lunch, dinner and late night periods. Twin Peaks’ menus feature dedicated lunch specials, providing professionals seeking a respite from the office, or sports fans looking to catch a daytime game, with an engaging lunchtime experience. We continue to grow Twin Peaks’ seasonal brunch menu, which is particularly geared to early start time sports. Twin Peaks’ happy hour deals attract after-work crowds with daily specials across its food and beverage categories. We believe that Twin Peaks’ expansive television packages and breadth of elevated food and beverage offerings are particularly well-positioned for the dinner daypart, offering guests the opportunity to enjoy prime time sports in a comfortable atmosphere. Our Twin Peaks restaurants are open as late as 2:00 am on weekends, serving guests looking to watch late night sporting events with a full menu of food and beverage offerings. We believe that the extended hours of our Twin Peaks restaurants are another key differentiator of the Twin Peaks brand, serving guests at times when many other restaurants are closed or offering more limited menu selections. Twin Peaks focuses on providing a welcoming and energetic guest experience across all dayparts, which we believe creates a consistent value proposition and experience for guests.

High-Growth, Asset-Light Franchisor Business Model with Compelling Franchisee Value Proposition

Our operating model for Twin Peaks incorporates the most effective attributes of franchised restaurant concepts, while leveraging the benefits of our company-owned Twin Peaks restaurant platforms. We benefit from the recurring and high-visibility cash flow streams driven by royalty revenue generated from our franchised Twin Peaks restaurants. Additionally, our high-growth and high-margin company-owned Twin Peaks restaurants allow us to directly control the in-restaurant Twin Peaks experience, selectively test new innovative menu offerings, and obtain more direct feedback on guest experiences. Our Twin Peaks restaurants generate attractive and consistent AUVs, restaurant-level profitability, and cash-on-cash returns while driving strong brand loyalty amongst guests. As of September 28, 2025, 79 of our Twin Peaks restaurants are franchised, which represents approximately 69% of our Twin Peaks restaurant system. Our franchisor business model is a critical component of our financial performance, and we expect Twin Peaks’ franchising operations to be a key driver of our long-term growth. We believe that Twin Peaks’ unit economics represent an attractive investment opportunity for both new and existing franchisee partners, as evidenced by the growth of our franchised Twin Peaks restaurant base from 56 franchised Twin Peaks restaurants as of December 29, 2019 to 79 franchised Twin Peaks restaurants as of September 28, 2025. Furthermore, our franchising operations drive our profitability margins and reduce the amount of capital expenditures required to operate our business. Our net income (loss) margin was (6.0)% and (13.6)% for fiscal years 2023 and 2024, respectively. Our historical Adjusted EBITDA Margins of 12.3% and 5.8% for fiscal years 2023 and 2024, respectively, illustrate the highly profitable nature of our business model.

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We believe that the strength of our franchisor business model for Twin Peaks can be best illustrated by our development pipeline for new franchised Twin Peaks restaurants, which consisted of signed agreements for 82 new franchised Twin Peaks restaurants as of September 28, 2025.

Experienced Franchisee Partners

Our ability to drive revenue and profitability growth through our franchising operations for Twin Peaks is contingent upon our ability to select and partner with experienced and well-capitalized franchisee partners. Our current network of franchisees consists of a group of highly experienced operators with proven support of the Twin Peaks brand. We specifically seek to partner with well-capitalized franchisee partners who have prior experience in managing full-service restaurants or related hospitality venues. Our franchisees often have meaningful experience as independent operators of other national dining concepts, such as Red Robin, Papa John’s, and Panera. We strategically partner with franchisees who have been vetted through our thorough selection process.

Of our franchisees with open Twin Peaks restaurants as of September 28, 2025, each franchisee operates an average of approximately four Twin Peaks restaurants and has been a part of our Twin Peaks restaurant system for an average of approximately nine years (based on the number of years since a franchisee partner first executed a franchisee agreement with us). We are confident in our ability to drive growth of our Twin Peaks restaurant base through both our existing network of franchisees as well as through new franchisee partnerships. When signing new franchisee partners, we target an initial commitment of at least three franchised restaurants, which we believe supports our ability to partner with well-capitalized and dedicated operators.

We provide our franchisees with significant support from the outset of our partnership, from development and design of the Twin Peaks restaurant to a weekly dashboard of key performance indicators in order to maximize franchisee productivity and profitability. We offer immersive training support for franchisees opening a new Twin Peaks restaurant, as well as in-depth course curriculum to train and develop manager-level franchisee employees. When a new franchised Twin Peaks restaurant is opened, a representative from our Twin Peaks team joins the franchisee on site to facilitate a smooth launch. After a franchised Twin Peaks restaurant is opened, we provide franchisees with up-to-date performance metrics, leveraging our data and technology infrastructure to support our franchisees in driving efficiencies within their restaurants. In order to ensure optimal performance in our franchised Twin Peaks restaurants, our franchisees are required to dedicate a significant amount of focus and personnel to the Twin Peaks brand. Each franchisee is required to have a designated principal, who functions as a director of operations strictly for Twin Peaks restaurants. A franchisee’s designated principal is required to work solely on the Twin Peaks concept.

Attractive Unit Economics

We believe that the growing popularity of the Twin Peaks restaurant experience and the efficient operating model of our Twin Peaks restaurants translate into attractive unit-level economics at our company-owned Twin Peaks restaurants and franchised Twin Peaks restaurants. Our Twin Peaks restaurant model has been intentionally designed to help franchisees achieve compelling AUVs, strong restaurant-level profitability margins, and an attractive return on invested capital. During fiscal year 2024, our Twin Peaks restaurants generated an AUV of $5.3 million across our system. During fiscal year 2024, AUVs across our company-owned Twin Peaks restaurants and franchised Twin Peaks restaurants were $4.9 million and $5.4 million, respectively.

We believe that the continued growth of our franchisee system for Twin Peaks reflects the attractiveness of our unit economic model and the favorable return on investment presented by our Twin Peaks restaurants. We target payback periods of three years for our Twin Peaks restaurants. For new builds, we leverage sale-leaseback transactions where necessary to help us achieve our targeted returns. We believe that this payback period represents an attractive investment opportunity for franchisee partners in the full-service dining space. Furthermore, we believe that our unit economics are a key driver of our Twin Peaks restaurant growth with our franchisee partners.

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Portable Concept with Proven Success across Various Locations and Markets

Twin Peaks’ differentiated concept has proven successful across the majority of the United States. As of September 28, 2025, there are Twin Peaks restaurants in 26 states across various regions of the country. We have generated strong AUVs across our restaurant system while expanding into new markets and regions with varying population densities and characteristics. We believe that the broad appeal of the Twin Peaks brand and Twin Peaks’ best-in-class guest experience have been the primary drivers of Twin Peaks’ success across the country. The Twin Peaks concept has also succeeded in a variety of real estate formats and locations. While we are flexible when evaluating new Twin Peaks restaurant locations, our preferred location type is a freestanding second-generation restaurant building near major roadways and within retail corridors, with 150 or more available parking spaces, and in an area with a residential population of at least 150,000 people within a five-mile radius. The flexibility of our real estate model, coupled with the broad appeal of Twin Peaks’ menu offerings, pricing strategy, and in-restaurant experience, have also enabled us and our franchisee partners to operate successful Twin Peaks restaurants in both urban and suburban areas. Accordingly, we believe that the Twin Peaks concept is well-positioned for continued growth in both new and existing markets. On a global scale, as of September 28, 2025, one of our franchisee partners is operating seven franchised Twin Peaks restaurants in Mexico, and has committed to develop and open an additional 25 franchised Twin Peaks restaurants in Mexico. Twin Peaks’ existing presence, and continued growth, in Mexico demonstrate the brand’s international portability and potential outside the United States.

Data as of September 28, 2025.

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Differentiated Real Estate Strategy and Proven Conversion Capabilities

To date, we have executed on our differentiated real estate strategy to build out our Twin Peaks system of restaurants throughout the United States and Mexico. We have demonstrated an ability to successfully convert existing buildings to Twin Peaks restaurants. Approximately 84 of our 114 Twin Peaks restaurants (or approximately 74%) were successfully converted from various forms of existing buildings. Our conversions on average cost between approximately $2.0 million to $5.0 million per Twin Peaks restaurant (excluding the cost of land) and take approximately nine months to complete. Our new-builds on average cost between approximately $4.0 million and $6.0 million per Twin Peaks restaurant and take up to 18 months to complete. We believe that our ability to simultaneously evaluate conversions and new-builds for new Twin Peaks restaurant openings, combined with the support we provide to franchisees in selecting sites for new Twin Peaks restaurant development, are key differentiators of our business model. We believe that we are able to select the best possible real estate for a new Twin Peaks restaurant, allowing us to open new restaurants in the most attractive locations available. Given our asset-light business model, we do not seek to own significant amounts of real estate, however, when developing a new Twin Peaks restaurant, we may acquire a plot of land or an existing building. In order to minimize the amount of committed capital for each new Twin Peaks restaurant, we may engage in sale-leaseback transactions with third-party investors.

We believe that the planned conversion of Smokey Bones restaurants to Twin Peaks restaurants will catalyze our near-term unit growth. Over the next two years, we plan to work with our Twin Peaks franchisee partners to convert certain Smokey Bones restaurants that are within their existing development territories into Twin Peaks restaurants, with these restaurants being operated by such franchisees. Furthermore, we plan to convert additional Smokey Bones restaurants to company-owned Twin Peaks restaurants. For additional information regarding our planned conversions of Smokey Bones restaurants, see “—Twin Peaks: The Ultimate Sports Lodge—Conversions of Smokey Bones Restaurants into Twin Peaks restaurants” above.

Twin Peaks’ Menu

Menu overview

We believe that Twin Peaks’ made-from-scratch dishes with fresh, never frozen ingredients set Twin Peaks apart from its competitors. Twin Peaks offers a wide range of options which cater to different tastes and preferences while never sacrificing quality. Guests can choose from a multitude of cuisines, from fresh salads to savory American staples. With enticing burgers, wings, flatbreads and more, Twin Peaks’ menu offers a variety of options for its guests.

Composition of Twin Peaks Culinary Team

Our Twin Peaks culinary team consists of three segments: corporate level, our Food & Beverage Committee, and restaurant level. At the corporate level, the team is led by our Director of Culinary, Beverage and Menu Innovation and our Vice President of Supply Chain (Food & Beverage). The menu development and strategy we conduct at the corporate level is connected to the restaurant level by our Food & Beverage Committee, which consists of select franchisees and stakeholders who deliberate on menu innovation and test new menu items before they are launched. At the restaurant level, there are robust teams in place that are led by “Master Trainers” and “Red Hat” certified team members.

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Innovation Process

Twin Peaks’ innovation process begins at our support center, where our Twin Peaks team develops scratch-made food and hand-crafted beverage innovations. We conduct rigorous product trials and use technology to gather the data needed to evaluate new menu items. Our Food & Beverage Committee further evaluates new Twin Peaks menu offerings prior to launch, after which the restaurant-level teams provide real-time feedback from our Twin Peaks restaurants. Through multi-restaurant testing, we are able to effectively evaluate operational execution, customer feedback, and customer intent to purchase.

We believe that the Twin Peaks menu is at the core of what makes Twin Peaks a favored sports lodge with fans. We strive to continuously innovate across Twin Peaks’ menu in order to provide guests with a diverse range of food and beverage options. We supplement our rigorous innovation process with an in-depth menu item development review plan. We begin with a marketplace review designed to identify clear objectives to address specific consumer preferences. We then develop, screen and test potential menu items around target customer demographics, brand fit, and preliminary costing and pricing considerations. Finally, we develop a strategy to launch the new menu item across our Twin Peaks restaurants, including the development of an optimal marketing strategy. Following the launch of a new menu item, we actively track sales to evaluate the results and its resonance with guests.

We believe that Twin Peaks’ focus on gastropub-style comfort food with forward-looking and exciting menu items drives broad guest appeal across dayparts and occasions. Whether visiting for a quick time-out or for an entire sporting event, we believe that Twin Peaks’ innovative platform enhances the overall experience of guests.

Digital Menus

We have adopted digital menus utilizing QR codes at all of our Twin Peaks restaurants. These digital menus are updated in-house by our marketing team members, who have the ability to access support from our digital menu provider as needed. Updates to our digital menus are made both manually and via upload, and range from simple, single-item price modifications to more complex, comprehensive rollouts of new items and prices. Twin Peaks also offers a printed food menu that is available at all of our Twin Peaks restaurants for guests who are unable to access the menus digitally, as well as for regularly updated daily specials and select discounts.

Our Twin Peaks Restaurants

Summary of Existing Properties

As of September 28, 2025, we operated 35 company-owned Twin Peaks restaurants and our franchisees operated 79 franchised Twin Peaks restaurants across 26 states throughout the United States and Mexico. Additionally, as of September 28, 2025, we had a pipeline of commitments to open 82 new franchised Twin Peaks restaurants. In general, all of our Twin Peaks restaurants are leased. While we may temporarily own some real estate for a limited number of properties, our goal is to lease all of our company-owned Twin Peaks restaurants.

Restaurant Design and Format

We build our Twin Peaks restaurants to make guests feel like they are at the center of the game. We believe that creating a fan-first, lodge-style environment to deliver an immersive sports viewing experience differentiates Twin Peaks from its competitors. We strive to transport guests in our Twin Peaks lodge-style restaurants with wall-to-wall televisions for virtually every game, match, fight, and race. We believe that Twin Peaks’ rugged lodge-style restaurants create a unique sports viewing and dining experience, where stone and rustic timber create a quintessential cabin environment punctuated by a fire pit on the patio, hunting trophies on the walls, and the welcoming and engaging nature of our waitstaff.

Site Selection Process

Our site selection process for our Twin Peaks restaurants is designed to identify ideal locations where we can provide a truly memorable experience for guests, while ensuring our Twin Peaks restaurants perform to our standards. Our Twin Peaks team utilizes a detailed, data-driven approach to ensure sites meet our qualification requirements and adhere to our “built to last” mantra. Our Twin Peaks team actively pursues sites in markets that match our targeted set of demographics, population density, and other characteristics.

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We target trade areas that allow for the development of free-standing buildings with outdoor space, easy accessibility, and high visibility near other consumer traffic drivers, such as retail corridors, sports and entertainment venues, colleges and universities, and business districts. We also consider various other site-specific factors, including traffic patterns and destination attractions. Given the size requirements for our Twin Peaks restaurants, the majority of them are free-standing locations.

Our current domestic Twin Peaks restaurants average over 7,800 square feet. For new restaurant openings, we typically target restaurant spaces with 6,000-8,000 square feet, and over 150 parking spaces. Current international Twin Peaks restaurant locations in Mexico have a smaller footprint averaging approximately 6,000 square feet. We require ample parking spaces for our Twin Peaks restaurants, as vehicle accessibility is necessary for customer traffic. We typically seek corner locations with easy access and high visibility along major freeways and retail corridors. If built from the ground up, our domestic prototype Twin Peaks restaurant is approximately 6,500 square feet, plus room for an outdoor patio that is approximately 2,100 square feet. We target areas with heavy daytime populations, mid-grade business hotels, upscale apartments, and a strong work base, such as a central business district. We also look for areas with above-average happy hour income for the market. Our ideal demographic composite includes a population of at least 150,000 people within a five-mile radius, a daytime population of 150,000 people or more, a daytime working population of at least 100,000 people, and an average household income of $75,000 or greater.

Construction and Opening Process

The development, construction and opening of a typical Twin Peaks restaurant generally can take from nine months in the case of a conversion of an existing site, to up to 18 months for a new build. We use a variety of general contractors on a regional basis, and employ a mixed approach of bidding, direct purchasing, and strategic negotiation to ensure the best value and highest quality construction. We generally utilize ground leases and typically receive landlord development allowances and/or rent credits for leasehold improvements. We aim to constantly optimize our buildout costs through value-focused back-of-house, front-of-house construction management, and by brokering deals with our landlords to reduce our net capital costs without compromising the guest experience. Upon completion of construction or conversion of a Twin Peaks restaurant, our team works to ensure an efficient and well-executed opening process with management development programs, employee training, and support for both company-owned Twin Peaks restaurants and franchised Twin Peaks restaurants.

Initial investment costs for our Twin Peaks restaurants vary significantly depending on the type of restaurant (conversion of an existing site or new build). Based on our past experience, and as set forth in Twin Peaks’ 2024 Franchise Disclosure Document, we expect that our franchisees will incur initial investment costs of $2.0 million to $5.0 million in connection with a conversion of an existing site, and $4.0 million to $6.0 million in connection with a new build Twin Peaks restaurant. In connection with openings of new company-owned Twin Peaks restaurants, we typically target initial investment costs of $4.0 million for a conversion of an existing site and $6.0 million for a new build-out.

Our Twin Peaks Team

Structure of Operations Team

We have intentionally structured the Twin Peaks operations team to support our full system of company-owned Twin Peaks restaurants and franchised Twin Peaks restaurants. The Twin Peaks operations team is led by our Chief Operating Officer, who in turn oversees three Regional Vice Presidents. These Regional Vice Presidents are each responsible for company-owned Twin Peaks restaurants and franchised Twin Peaks restaurants across different territories. Each Regional Vice President oversees one or more Director of Operations or Regional General Managers. A Director of Operations covers a minimum of three company-owned Twin Peaks restaurants and up to 10 franchised Twin Peaks restaurants, while a Regional General Manager oversees, and participates in, the operations of two to three company-owned Twin Peaks restaurants. All director-level personnel are responsible for managing their own financial performance, staffing, and facility needs.

Each of our Twin Peaks franchisee partners appoints a Designated Principal who serves as the leader of such franchisee’s operations team, and who acts as the liaison between the franchisee and our corporate teams. These Designated Principals oversee all planning, organization and control of activities for their franchise groups, including development of management teams, execution of brand standards, attendance at all franchise-related conferences, and related responsibilities. By requiring each Designated Principal to be fully dedicated to the Twin Peaks brand, we are able to ensure that each franchisee partner is fully aligned with respect to the efficient management of Twin Peaks restaurants and the hiring of appropriate team members to support these operations.

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Training and Leadership Development

We emphasize continuous investment in our team members by ensuring that they have access to the right training and development programs to succeed. We leverage a state-of-the-art e-learning system designed to educate team members at both our company-owned Twin Peaks restaurants and franchised Twin Peaks restaurants. All managers and new franchisee partners participate in this virtual training program. Franchisees are able to leverage our online “Peaks Point” system to monitor training and development. We also provide in-depth course curriculum to advance the development of our employees. These training programs vary in duration and content depending on the employee level. For example, Designated Principals and Manager candidates participate in our nine to 11-week Manager-in-Training program, whereas a Shift Lead will participate in a two-week program with the General Manager. We believe that this education and development is a crucial element of the Twin Peaks brand and culture, allowing us and our franchisees to drive efficient operations in each of our Twin Peaks restaurants while supporting our team members in developing effective leadership and operational capabilities.

We also conduct hands-on, pre-opening training support for all new Twin Peaks restaurant openings across all markets. We provide a designated New Store Opening Manager for each new Twin Peaks restaurant opening, who is responsible for leading the location’s training team and guiding restaurant managers in utilizing our relevant brand systems and tools. This program promotes sufficient training of restaurant managers to ensure proper leadership and oversight at new Twin Peaks restaurants. We also provide front of house and “heart of house” coordinators to guide training programs and evaluate performance through opening. In total, we provide approximately 27 trainers for each new Twin Peaks restaurant opening. During the weekend prior to a new restaurant’s soft opening, such restaurant conducts a “Friends & Family” weekend to give teams the opportunity to experience a full restaurant with high order volumes in a lower-risk environment. Both before and after a restaurant opens, a Director of Operations conducts regular visits to provide ongoing training and support. Our intensive hands-on support, which we provide at both new company-owned Twin Peaks restaurants and franchised Twin Peaks restaurants, ensures that our teams and franchisees are equipped to provide consistent dining experiences to all guests.

We believe that promoting internally allows us to provide substantial career advancement opportunities to our team members while enabling us to capitalize on their in-house operational expertise. We have intentionally structured our Twin Peaks operations platform to encourage our employees to pursue a career trajectory that allows them to work upwards from waitstaff or kitchen team member to a managerial role. For example, our Shift Leads are exclusively promoted from within. We believe that the visibility into long-term career advancement that we offer to our employees is critical in both attracting and maintaining quality talent. For example, in 2024, more than 25 of Twin Peaks’ restaurant manager-level employees were promoted from within.

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The graphic below outlines the upward career trajectory that we offer to our employees at our Twin Peaks restaurants.

Franchisee Relationships

Our franchise agreements for our Twin Peaks restaurants typically grant our franchisees the right to operate for an initial term of 15 years, with an additional renewal term of 15 years, subject to various conditions that include upgrades to the location and maintenance of the applicable brand image. All franchise agreements grant licenses to use the Twin Peaks trademarks, trade secrets, and proprietary methods, recipes, and procedures. Our obligations under a franchise agreement include providing an initial training program, grand opening support, inspection of the restaurant, consultation in connection with operations, management services, the development of advertising materials, assistance in local marketing, and other ongoing advice and support. The initial franchise cost for a Twin Peaks location is $50,000, and each additional location requires a development fee of 50% of the initial franchise fee. Our franchisees are required to pay royalties of 5.0% of gross sales. Additionally, our Twin Peaks franchisees are required to contribute 2.5% of their gross sales to the Twin Peaks National Marketing Fund, which creates a pooled fund for the creation of marketing and advertising materials to support the Twin Peaks brand on both national and local scales. Our franchisees are required to purchase certain equipment, supplies, and inventory from one or more of our affiliates or approved suppliers to ensure quality and maintain our strict standards.

We have at times entered into development agreements with franchisee partners that provide for planned assigned areas of restaurant development on a multi-restaurant, multi-year basis. The terms of such development agreements can vary, based on the number of restaurants contemplated. For example, a typical development agreement for the development of five Twin Peaks restaurants may allow for 18 months to open the first restaurant, and 12 months thereafter for subsequent restaurants. These development agreements generally vary for each franchisee partner, and we may grant rights to develop a larger number of restaurants more quickly or may shorten the time allowed for development. The development fee paid by a franchisee partner under a development agreement is typically $50,000 for the first restaurant, and $25,000 for each additional restaurant commitment. This development fee is deductible against the franchise fee for each Twin Peaks restaurant developed under the development agreement.

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We maintain programs to monitor and evaluate the adherence of our franchised Twin Peaks restaurants to our quality, service, and cleanliness standards. In addition to our hands-on training and assistance, we regularly provide franchisee reviews, monthly development calls, quarterly franchise meetings, and access to our following franchise committees: marketing, food and beverage, development, operations/training, and franchise business council.

We believe that our franchise model for our franchised Twin Peaks restaurants positions us for continued growth over the long term in both domestic and international markets. We believe that we will continue to generate franchisee demand for the Twin Peaks brand from both existing and new franchisee partners, driven by compelling unit economics and strong investment returns. As Twin Peaks grows, we are targeting to have approximately 75% – 80% of our Twin Peaks restaurants be franchised Twin Peaks restaurants. Franchising will also be a core component of our international expansion strategy for the Twin Peaks brand. We believe that we have an opportunity for future growth in Mexico with our existing franchisee partner who operates seven Twin Peaks restaurants in Mexico as of September 28, 2025, as well as in other markets across Europe, Asia, Central and South America, Canada, Africa, and Australia.

Marketing Strategy for the Twin Peaks Brand

We leverage a variety of marketing and advertising efforts specifically designed to promote the core attributes of the Twin Peaks brand. All content is thoughtfully designed to showcase Twin Peaks’ food and beverage quality, engaging dining experience, and welcoming restaurant environment. Our marketing strategy focuses on offering guests new, authentic and exciting ways to engage and interact with the Twin Peaks brand. Marketing initiatives typically revolve around four key components:

●	Annual Marketing Calendar. Defined marketing programs developed for the year ahead.

●	Local Media Strategy Team. Our marketing team works closely with our franchisee partners to strategize on and purchase local media.

●	Public Relations Team. National and local public relations teams focused on new store openings, local exposure, and press releases and other publicity.

●	Social Media Support. Our social media accounts focus on promoting event-specific and general Twin Peaks content.

Our Twin Peaks restaurants provide an event-driven dining experience, and as such, in-restaurant events are a core component of Twin Peaks’ marketing strategy. We leverage a full marketing calendar throughout the year, which we share with our Twin Peaks franchisees on a monthly basis, in order to drive customer traffic and unique visit occasions amongst guests. Some of these promotions capitalize on major sporting events, such as a pay-per-view boxing match. Other promotions are intentionally scheduled around months with fewer sporting events in order to drive customer traffic during periods of lower volume. Additionally, we curate in-restaurant events around holidays and other special occasions, including St. Patrick’s Day, Valentine’s Day, Cinco de Mayo, Black Friday, Veteran’s Day, National Pickle Day, the anniversary of the end of Prohibition and others, which we believe offers guests unique in-restaurant experiences and drives innovative ways to engage with the Twin Peaks brand. We leverage social media, digital marketing, and in-store content to build awareness and excitement around these events.

We have established the Twin Peaks National Marketing Fund, which is funded by contributions from both company-owned Twin Peaks restaurants and franchised Twin Peaks restaurants. All franchised Twin Peaks restaurants are required to contribute 2.5% of their gross sales to the Twin Peaks National Marketing Fund, and our company-owned Twin Peaks restaurants currently contribute this amount to the Twin Peaks National Marketing Fund as well. We maintain full control over the use of the funds in the Twin Peaks National Marketing Fund. We look to spend a portion of such funds on planning, creative, production and management expenses, including strategic annual planning, website maintenance, menu management, uniform and merchandise management, and other related activities for the Twin Peaks brand. The balance of the Twin Peaks National Marketing Fund is spent on local marketing initiatives, which include both onsite and offsite events, menu specials, promotional papers, sponsorships, search engine optimization, and digital and printed materials for Twin Peaks restaurants. Local marketing is especially critical for new Twin Peaks restaurant openings by helping it cultivate awareness and visibility of the Twin Peaks brand in both new and existing markets. We collaborate with our Twin Peaks franchisee partners to optimize local marketing efforts, with our team working closely with franchisees to buy local media and maximize its impact with local customer bases. In addition to the contributions to the Twin Peaks National Marketing Fund, all franchised Twin Peaks restaurants are also required to spend 0.5% of their gross sales directly on local marketing initiatives. All local marketing and related creative content must be approved by our corporate team prior to use. To help support these efforts, we maintain a digital creative library featuring marketing assets, how-to toolkits, and other relevant content. Additionally, our public relations team functions both nationally and regionally to drive local exposure and awareness for new Twin Peaks restaurant openings.

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Twin Peaks maintains an active brand presence on key social media platforms, with over 4.2 million followers across national and local channels (including accounts managed by our franchisee partners) as of September 28, 2025. At the corporate level, we maintain active accounts for the Twin Peaks brand across Facebook, Instagram, TikTok, X, and Threads. Our marketing team manages all activity across our corporate accounts. Our corporate Twin Peaks TikTok account has quickly grown exceptionally, as since launching the account in the summer of 2022, we have grown our audience to over 355,000 followers as of September 28, 2025. Additionally, each of our Twin Peaks restaurants also has individual Facebook and Instagram accounts that are run at the local level, with our internal marketing teams monitoring and advising on content. Our marketing team works closely with a creative agency to develop a full social media calendar each month. For example, social media posts from our corporate Twin Peaks accounts focus on a variety of content, including costume parties, promotions, major sporting events, national holidays, food and beverage highlights, and our waitstaff. Our franchisee partners have access to this content and calendar and are encouraged to utilize our imagery and messaging in combination with their own local content. We monitor the performance of our social media accounts on a monthly basis by tracking follower count and engagement through a dedicated social media software tool, which allows us to measure content performance across channels and gain a clear picture of the type of content that is resonating with our audience.

We utilize marketing technology to provide each of our Twin Peaks restaurants with digital platforms to manage their marketing initiatives and customer bases. We leverage Fishbowl to manage customer relationships and drive our email marketing efforts, which includes a weekly newsletter distributed to our subscriber list to inform them of upcoming Twin Peaks events and promotions. Our internal marketing team facilitates and manages all messaging for national content as well as local and individual promotions. We encourage our franchisees to tailor messaging as needed to suit their specific purposes for email marketing.

Smokey Bones: The Masters of Meat

Smokey Bones is a full-service, meat-centric restaurant brand and concept specializing in award-winning ribs and a variety of other slow-smoked, fire-grilled, or seared meats, along with a full bar featuring a wide selection of domestic, import and local craft beers, a variety of spirits, and several signature handcrafted cocktails. Smokey Bones serves dine-in guests for lunch, dinner, and late night, and offers pick-up, delivery, online ordering, and catering options. Smokey Bones was founded in 1999 with the opening of its first restaurant in Florida, and over the past 25 years has grown to 45 restaurants in 15 states in the eastern United States. In 2019, the brand was strategically repositioned to create more dining occasions while simplifying and streamlining operations.

As experts of authentic fire-grilled and house-smoked meats, Smokey Bones is passionate about serving meat lovers and dining adventurists a deep variety of bold, fire-inspired signature and classic menu offerings. Smokey Bones serves premium quality cuts of a variety of meats, expertly prepared with traditional and global flavors, in a relaxed, but elevated casual dining atmosphere. Smokey Bones appeals to a broad range of guests, ranging from young families to retired couples, and its well-diversified channel and day of the week mix demonstrates that Smokey Bones is a popular dining choice in the markets where our Smokey Bones restaurants are located.

Smokey Bones’ successful brand re-positioning in 2019 quickly gained resonance with core consumer demographics, and from 2019 to 2024, guest frequency and guest satisfaction increased by 14% and 8%, respectively. Additionally, in 2019, several technology investments were implemented to streamline operations and improve the guest experience, such as Smokey Bones’ online ordering system streamlined online user interface with an intuitive, accessible ordering experience.

Our Smokey Bones Restaurants

Smokey Bones’ Menu is Streamlined for Operational Efficiency

Smokey Bones’ uniquely meat-driven menu offers diners a range of protein options, ranging from traditional barbecue dishes like our award-winning Baby Back ribs and create-your-own combos, to steaks, seafood, burgers, wings and shareable samplers. Each Smokey Bones restaurant has high-capacity smokers, and Smokey Bones smokes all of its meats in-house, daily.

Smokey Bones’ broad menu consists of scratch-made offerings, but recipes are created with ease of execution and operational efficiency in mind. Smokey Bones has recently undergone a menu rationalization initiative in order to simplify and streamline its menu, which will reduce complexity for the kitchen while prioritizing items with highest guest preference and the most favorable margins. This initiative reduced Smokey Bones’ core menu from 12 pages to six, and minimized single-use SKUs.

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Along with in-house smokers and meat expertise, Smokey Bones’ beverage program is a key differentiator. Smokey Bones’ alcohol sales, which represent 17% of its dine-in business, exceed the typical sales mix in a casual dining restaurant, largely due to Smokey Bones’ focus on specialty cocktails and a locally-relevant beer selection.

Restaurant Design and Format

The original Smokey Bones restaurant design incorporated a homey, log cabin aesthetic, and while the concept has evolved over time and many of the original restaurants have been remodeled, Smokey Bones has retained many of the elements that create a familiar and inviting environment for guests, such as dark wood, fireplaces and smoke and flame visuals. Our Smokey Bones restaurants feature a large central bar that is both a focal point and gathering spot, and are outfitted with numerous televisions throughout the bar and dining areas. Our Smokey Bones restaurants have open floorplans and incorporate flexible seating arrangements to easily facilitate large parties and special events, and some locations also feature outdoor patios. Newer Smokey Bones restaurants have dedicated take-out areas to support the increased off-premise business.

Our Growth Strategies

Grow Our Twin Peaks Restaurant Base in the United States and Abroad

We are in the early stages of fulfilling our total restaurant potential. We have a long track record of successful development of new restaurants and a versatile real estate model that is built for growth. Based on our internal analysis and third-party research conducted by eSite Analytics, we believe that there exists long-term potential for approximately 500 Twin Peaks restaurants in the United States. Additionally, based on our internal analysis of the international footprints of other relevant restaurant concepts, we believe that the Twin Peaks brand has the potential for a total of 150 additional restaurants internationally. We believe that the Twin Peaks brand and concept have proven portability, with strong AUVs and returns on investment across a diverse range of geographic regions, population densities, and real estate settings.

●	Grow Number of Domestic and International Franchised Twin Peaks Restaurants with Existing and New Franchisees. We are aiming to achieve our domestic restaurant potential by expanding in both existing and new markets. As of September 28, 2025, we have an extensive domestic development pipeline of commitments to open 82 new franchised Twin Peaks restaurants. Our current plan for franchised Twin Peaks restaurant openings in 2025 targets two new franchised Twin Peaks restaurants, one of which was opened as of September 28, 2025. Some of these planned new franchised Twin Peaks restaurants will be conversions of current Smokey Bones restaurants into franchised Twin Peaks restaurants (see “—Twin Peaks: The Ultimate Sports Lodge—Conversions of Smokey Bones Restaurants into Twin Peaks Restaurants” above). Approximately 82% of our current franchise commitments for Twin Peaks restaurants are from existing franchisee partners with at least one Twin Peaks restaurant currently in operation, which we believe is due to the attractiveness of the Twin Peaks concept, our restaurant business model, as well as our positive franchisee relationships. We believe that our highly franchised business model provides a platform for continued growth, as it allows us to focus on our core strengths of menu innovation, guest engagement, marketing, and franchisee selection and support, while growing our restaurant presence and Twin Peaks brand recognition with limited capital investment by us. We also believe that international growth presents a significant opportunity. We believe that, in addition to continued growth of the Twin Peaks brand in Mexico, there is an opportunity to expand the Twin Peaks brand to Europe, Asia, Central and South America, Canada, Africa, and Australia.

●	Strategically Grow Company-Owned Twin Peaks Restaurants. As of September 28, 2025, we are currently aiming to open three to five potential company-owned Twin Peaks restaurants within the next two years, some of which will be planned conversions of current Smokey Bones restaurants into company-owned Twin Peaks restaurants (see “—Twin Peaks: The Ultimate Sports Lodge—Conversions of Smokey Bones Restaurants into Twin Peaks restaurants” above).

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Continue to Grow Comparable Restaurant Sales

●	Food & Beverage Innovation. We seek to introduce innovative food and bar menu items that we believe align with evolving guest preferences and broaden the appeal of our brands, and we will continue to explore menu offerings that aim to increase guest visits. For example, in order to drive guest frequency and broaden the appeal of the menu at our Twin Peaks restaurants, we recently added new, on-trend categories to the food menu, such as street tacos, flatbreads, and unique flavor changes to the wing sauces. Additionally, we consistently modify and advance our bar menu to best serve a broad range of guests. Our team has exhibited a proven track record of food and beverage innovation, which we believe can be leveraged to further drive Comparable Restaurant Sales growth.

●	Expand Daypart Offerings. We believe that we have a significant opportunity to capitalize on underpenetrated daypart opportunities. For example, we continue to drive growth at our Twin Peaks restaurants with our seasonal brunch menu (focused around early start time sports), and at both our Twin Peaks restaurants and Smokey Bones restaurants we offer competitively priced lunch combo selections and happy hour food and beverage selections. Our happy hour specials focus on both the traditional happy hour daypart to drive guest count during periods of lower traffic, along with a late-night happy hour program to ensure that we are maximizing our sales and profit opportunities through the close of business each night.

●	Expanded Product Offerings. We have a strong PPA, at approximately $23.09 for Twin Peaks restaurants, and approximately $23.74 for Smokey Bones restaurants, during fiscal year 2024. We continually look to find innovative new product offerings to retain and attract customers and to grow the PPA at our restaurants. For example, our Twin Peaks restaurants have unique PPA sales drivers beyond traditional appetizers and desserts, such as cigars and limited-time spirit offerings, including rare bourbon, whiskey and tequila barrel selections, which add to aggregate check amounts and may drive restaurant visits for unique occasions. We also have ancillary buildouts that we have implemented, and are continuing to explore, in select Twin Peaks restaurants, such as a Cigar Bar, a Speakeasy, a Top Golf Swing Suite, and additional Man Cave seating for large parties.

Increase Awareness of our Brands

We believe that the strong consumer sentiment scores for both the Twin Peaks and Smokey Bones brands highlight the strength of our concepts and their resonance with guests. We believe that we have a significant opportunity to leverage our favorable perception to expand the visibility and awareness of our brands. Each new restaurant we open increases awareness of the particular brand and enables us to reach more guests. In addition, we will continue to invest in marketing and advertising to drive guest frequency and overall visibility of our brands. We introduce new marketing strategies through various channels, including social media, online, print, digital advertising and radio, with the intent to drive broad awareness of our brands and customer traffic to our restaurants. We will also continue to harness local marketing initiatives by developing media and marketing programs unique to a restaurant’s specific market, and by working closely with our franchisees to maximize the effectiveness of these efforts. Simultaneously, we will continue to grow our digital presence via social media and email marketing initiatives. For example, the waitstaff at our Twin Peaks restaurants often command large social media followings across various platforms, which we believe provides a positive halo effect for the Twin Peaks brand, and drives additional customer traffic to our Twin Peaks restaurants. We intend to drive repeat customer traffic in our restaurants by becoming our guests’ preferred sports bar destination, and we believe that investments in targeted marketing initiatives that heighten this message and reinforce our authenticity will continue to generate guest loyalty and promote brand advocacy.

Additionally, Twin Peaks has established a national marketing fund (which we refer to as the “Twin Peaks National Marketing Fund”), which is funded by contributions from both company-owned Twin Peaks restaurants and franchised Twin Peaks restaurants. All franchised Twin Peaks restaurants are required to contribute 2.5% of gross sales to the Twin Peaks National Marketing Fund, and our company-owned Twin Peaks restaurants currently also contribute this amount to the Twin Peaks National Marketing Fund as well. The Twin Peaks National Marketing Fund has grown significantly in recent years as we have expanded our Twin Peaks restaurant footprint. Excluding rebates, collections in the Twin Peaks National Marketing fund have grown by over 67% since 2019, with over $14.2 million collected in 2024. The growth of the Twin Peaks National Marketing Fund allows us to aggressively grow the awareness of the Twin Peaks brand on both the national and local scale, and we plan to continue leveraging this fund as our Twin Peaks restaurant system expands. We believe that the Twin Peaks National Marketing Fund will continue to be critical in generating awareness and excitement around new Twin Peaks restaurant openings, as well as driving System-Wide Sales growth across our restaurant system. We typically budget a portion of the Twin Peaks National Marketing Fund to local media and marketing efforts, with the balance spent on a range of other marketing and advertising initiatives, such as creative, production, website maintenance, and other activities.

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Expand Margins through Operating Leverage

Over the last several years, we have invested in our corporate infrastructure to successfully support both our franchisees and company-owned restaurants. Key areas of recent investment include innovative menu items, technology infrastructure, senior leadership, and other categories. We believe that these investments will allow us to continue to drive operational efficiency across our business. We aim to leverage our corporate cost base over time to enhance our margins, as we believe selling, general and administrative expenses will grow at a slower rate than our restaurant base and revenue. By continuing to optimize our infrastructure and leveraging our scale efficiencies, we can further enhance our profitability as we grow.

Continue to Attract and Develop Great People

We have an uncompromising focus on providing an unparalleled guest experience, which we believe starts with our employees. We and our franchisees continually invest in our teams by employing passionate individuals who exemplify our brands at every level, from waitstaff to kitchen staff to restaurant management. We aim to develop our employees by having comprehensive internal training and career advancement programs, which result in a highly competent, empowered and well-compensated work force. We strive to maintain a work-place culture of respect, inclusivity and support, ensuring that all employees are passionate about our shared goal of delivering an unmatched dining experience and continuing to grow our respective brands. We believe that our focus on appropriately training and mentoring our team members and inspiring them to focus on delivering a best-in-class guest experience translates directly into efficient restaurant-level operations, as well as industry-leading guest satisfaction scores and return rates.

Explore Acquisition of Complementary Brands

We have developed a successful playbook spanning operations, training and marketing programs. We believe that other brands could benefit by leveraging our robust and established infrastructure, and we are well-positioned to acquire complementary regional brands to further expand our platform.

Our Experienced Leadership Team

We are led by a strong senior management team with a combined eight decades of experience in the full-service dining sector and franchising industry. Our strategic vision is set by our Chief Executive Officer and President, Kim Boerema, who has more than 37 years of industry experience. Our leadership team understands our unique segment of the restaurant industry and brings years of relevant experience leading our business to attain profitable and effective operational objectives. Our leadership team is the most important driver of our success and has positioned us well for long-term growth. We believe that our track record of success and expansion, combined with our internal platform for career development and advancement opportunities available to all employees, will allow us to continue to attract and retain exceptional talent.

Going Concern

We have a history of net losses, and in connection with our assessment of going concern considerations under GAAP, our management has determined that substantial doubt exists about our ability to continue as a going concern. We recognized loss from operations of $8.3 million and $26.0 million during the fiscal year ended December 29, 2024 and thirty-nine weeks ended September 28, 2025, respectively. We had negative cash flow from operations of $15.0 million and $20.5 million during the fiscal year ended December 29, 2024 and thirty-nine weeks ended September 28, 2025, respectively. We had an accumulated deficit of $147.1 million and negative working capital of $420.0 million as of September 28, 2025. As of September 28, 2025, we had $5.5 million of unrestricted cash.

Additionally, as described in “Risk Factors—Risks Related to our Indebtedness—We have received a Notice of Acceleration, and there are certain outstanding and alleged Events of Defaults and Manager Termination Events, with respect to the Twin Securitization Notes” and “Description of Certain Indebtedness—Twin Securitization Notes—Events of Default”, we are in default under the Twin Securitization Notes, and on November 17, 2025, we received a notice of acceleration with respect to the Twin Securitization Notes (as defined and described under “Description of Certain Indebtedness—Twin Securitization Notes”), which (i) accelerates and declares the outstanding principal amount of the Twin Securitization Notes to be immediately due and payable, (ii) declares the accrued and unpaid interest on the Twin Securitization Notes through the date of acceleration to be immediately due and payable, and (iii) declares all other amounts due to the noteholders and the other Secured Parties under the Transaction Documents (as such terms are defined in the Indenture for the Twin Securitization Notes) to be immediately due and payable. Furthermore, there have occurred a Rapid Amortization Event and Events of Default under the Indenture for the Twin Securitization Notes and Manager Termination Events under the Securitization Management Agreement (as defined and described under “Description of Certain Indebtedness—Twin Securitization Notes—Securitization Management Agreement”), and as a result, subject to notice(s) being provided by the applicable parties under the Indenture and/or the Securitization Management Agreement, the collateral securing the Twin Securitization Notes could be subject to foreclosure, and our Company could be removed as the manager of the Top Tier Twin Subsidiary, at any time.

As a result of the foregoing, we have classified the aggregate principal amount of the Twin Securitization Notes within current liabilities in our condensed consolidated balance sheet as of September 28, 2025. We do not currently have amounts on hand to pay the principal, interest, and maturity amounts due and payable on the Twin Securitization Notes, and the acceleration of the Twin Securitization Notes will likely, and any subsequent foreclosure on the collateral securing the Twin Securitization Notes would, adversely affect our business, financial condition and liquidity, and could cause us to seek to reorganize through a bankruptcy proceeding. These factors create substantial doubt about our ability to continue as a going concern within the next 12-month period. While we believe that our plans to restructure our indebtedness and/or obtain relief from the holders of the Twin Securitization Notes could alleviate the conditions that raise substantial doubt about our ability to continue as a going concern, these plans are not within our control and cannot be assessed as being probable of occurring.

Our financial statements incorporated by reference in this Offering Circular do not include any adjustments that might be necessary if we are unable to continue as a going concern. Accordingly, our financial statements incorporated by reference in this Offering Circular have been prepared on a basis that assumes we will continue as a going concern, and such financial statements contemplate the realization of assets and satisfaction of liabilities and commitments in the ordinary course of business.

Summary Risk Factors

We are subject to a number of risks, including risks that may prevent us from achieving our business objectives or that may adversely affect our business, results of operations, cash flows, financial condition, and/or prospects. You should carefully consider all of information presented in the section entitled “Risk Factors” before investing in our Class A Common Stock. Some of the principal risks related to our business include the following:

●	We have significant outstanding indebtedness under the Twin Securitization Notes, which will require that we generate sufficient cash flow to satisfy the payment and other obligations under the terms of our indebtedness and will expose us to the risk of default and other remedies thereunder.

●	We have received a Notice of Acceleration, and there are certain outstanding and alleged Events of Defaults and Manager Termination Events, with respect to the Twin Securitization Notes.

●	There is substantial doubt about our ability to continue as a going concern.

●	If we fail to successfully implement our growth strategy, which includes opening new domestic and international company-owned restaurants and franchised restaurants on a timely basis, our ability to increase our revenues could be materially and adversely affected.

●	Our business, results of operations, and financial condition are closely tied to the success of our franchisees and our franchised restaurants.

●	If we fail to identify, recruit and contract with a sufficient number of qualified franchisees, our ability to open new franchised restaurants and increase our revenues could be materially and adversely affected.

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●	Our franchisees could take actions that could harm our business, including by not accurately reporting sales.

●	The full-service restaurant industry in which we operate is highly competitive.

●	Our success depends substantially on our corporate reputation and on the value, perception and recognition of the Twin Peaks brand and Smokey Bones brand, and the value of our brands may be harmed or diluted through franchisee and third-party activity.

●	Our plans to open new restaurants, and the ongoing need for capital expenditures at our existing company-owned restaurants, require us to spend capital.

●	The number of new franchised restaurants that actually open in the future may differ materially from the number of signed commitments from potential existing and new franchisees.

●	Our success depends in part upon effective advertising and marketing campaigns, which may not be successful, and franchisee support of such advertising and marketing campaigns.

●	You should not rely on past increases in our same store sales or our AUVs as an indication of our future results of operations because they may fluctuate significantly.

●	Our business is subject to extensive federal, state, local, and foreign regulations, including alcoholic beverage and food service regulations, and we may incur additional costs or liabilities as a result of government regulation of our company-owned restaurants and franchised restaurants.

●	The dual class structure of our Common Stock has the effect of concentrating voting control with FAT Brands, as FAT Brands owns all of the shares of our Class B Common Stock and, as of immediately prior to this Offering, controls approximately 98.6% of the total voting power of the outstanding shares of our Common Stock. This dual class structure limits or precludes the ability of our other stockholders to influence matters requiring stockholder approval.

Our Reorganization and the Spin-Off

The Twin Group was acquired by FAT Brands in October 2021, and prior to our Reorganization as described below, the Twin Group was comprised of a number of companies that were wholly-owned subsidiaries of FAT Brands, with all of the outstanding equity interests in the Twin Group beneficially owned, directly or indirectly, by FAT Brands. We and FAT Brands completed a series of separation and reorganization transactions, as described below, whereby the Twin Group was transferred to, and become wholly-owned subsidiaries of, our Company. We refer to such separation and reorganization transactions collectively as our “Reorganization”, which included the following:

●	On February 6, 2024, FAT Brands formed our Company, Twin Hospitality Group Inc., as a Delaware corporation. In connection with our incorporation, 5,000 shares of our Class A Common Stock were issued to FAT Brands.

●	In November 2024, FAT Brands Twin Peaks I, LLC, a Delaware limited liability company, filed an amendment to its certificate of formation to change its name to “Twin Hospitality I, LLC”, which is the top tier company in the Twin Group (which we refer to as the “Top Tier Twin Subsidiary”).

●	In November 2024, we and FAT Brands entered into a Sale and Contribution Agreement, pursuant to which FAT Brands sold and contributed to us all of the equity interests in the Top Tier Twin Subsidiary, such that following such sale and contribution, the Top Tier Twin Subsidiary, along with all of the other companies in the Twin Group, became direct or indirect wholly-owned subsidiaries of our Company (see also “Certain Relationships and Related Party Transactions—Agreements Entered into with FAT Brands in Connection with our Reorganization and the Spin-Off—Sale and Contribution Agreement”).

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●	In January 2025, we and FAT Brands entered into a Master Separation and Distribution Agreement (which we refer to as the “Master Separation and Distribution Agreement”), pursuant to which, among other matters, FAT Brands exchanged all 5,000 shares of Class A Common Stock that it held (which represented 100% of the issued and outstanding capital stock of our Company at such time) for 47,298,271 shares of Class A Common Stock and 2,870,000 shares of Class B Common Stock, which was issued by us to FAT Brands (see also “Certain Relationships and Related Party Transactions—Agreements Entered into with FAT Brands in Connection with our Reorganization and the Spin-Off—Master Separation and Distribution Agreement”).

●	In January 2025, we and FAT Brands entered into a Tax Matters Agreement (which we refer to as the Tax Matters Agreement”), as described under “Certain Relationships and Related Party Transactions—Agreements Entered into with FAT Brands in Connection with our Reorganization and the Spin-Off—Tax Matters Agreement”.

As part of our Reorganization, the financial results of the Twin Group were consolidated with our Company. Following our Reorganization, on January 29, 2025, FAT Brands effected the distribution on a pro rata basis to its common stockholders of 2,659,415 shares of our Class A Common Stock, with FAT Brands retaining the remaining 44,638,745 shares of our Class A Common Stock and all of the 2,870,000 outstanding shares of our Class B Common Stock (which we refer to as the “Spin-Off”). The Spin-Off was the method by which our Company separated from FAT Brands. In connection with the Spin-Off, our Class A Common Stock commenced trading on the Nasdaq Global Market under the symbol “TWNP”.

Our Organizational Structure Following our Reorganization and the Spin-Off and Immediately Prior to this Offering

Following the consummation of our Reorganization and the Spin-Off and immediately prior to this Offering:

●	we are a holding company directly owning all of the outstanding equity interests in the Top Tier Twin Subsidiary, and indirectly owning all of the outstanding equity interests in the other companies in the Twin Group, such that all of the companies in the Twin Group are direct or indirect wholly-owned subsidiaries of our Company;

●	we became an independent publicly traded reporting company; and

●	as of the date of this Offering Circular, FAT Brands holds (i) 51,778,412 shares of our Class A Common Stock (which includes 7,139,667 shares of Class A Common Stock issued by us to FAT Brands in connection with FAT Brands’ cancellation of certain of our liabilities due to it (see “—Our Relationship with FAT Brands—Arrangements with respect to the Shares of Class A Common Stock held by FAT Brands —Exchange Agreement” below)), and (ii) all of the 2,870,000 outstanding shares of our Class B Common Stock, representing approximately 98.6% of the total voting power of our Common Stock as of immediately prior to this Offering.

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Organizational Structure

The following diagram shows our organizational structure immediately following this Offering:

Our Relationship with FAT Brands

FAT Brands is our Controlling Stockholder

Immediately following this Offering, we expect that FAT Brands will continue to hold (i) 51,778,412 shares of our Class A Common Stock, or approximately 69.3% of the outstanding shares of our Class A Common Stock, and (ii) all of the 2,870,000 outstanding shares of our Class B Common Stock, which in the aggregate will represent approximately 89.5% of the total voting power of the outstanding shares of our Common Stock, in each case assuming the sale and issuance of all 10,000,000 Units in this Offering and the full conversion of all shares of Series A Preferred Stock and exercise of all Warrants comprising such Units. Accordingly, as long as FAT Brands continues to control more than 50% of the total voting power of our Common Stock, FAT Brands will be able to control the outcome of any action requiring the general approval of our stockholders, including the election of all the members of the board of directors of our Company (which we refer to as our “Board of Directors”), and the adoption of certain amendments to our Amended and Restated Certificate of Incorporation (which we refer to as our “Charter”) and our Amended and Restated Bylaws (which we refer to as our “Bylaws”). Similarly, FAT Brands will have the power to (i) determine matters submitted to a vote of our stockholders without the consent of our other stockholders, (ii) prevent a change in control of our Company, and (iii) take other actions that might be favorable to FAT Brands, in each case, including by written consent without a meeting and without prior notice to other shareholders. As a result, FAT Brands’ controlling interest may discourage a change of control in our Company that the holders of our Class A Common Stock may favor. See “Risk Factors—Risks Related to our Organizational Structure—The dual class structure of our Common Stock has the effect of concentrating voting control with FAT Brands, as FAT Brands owns all of the shares of our Class B Common Stock and, as of immediately prior to this Offering, controls approximately 98.6% of the total voting power of the outstanding shares of our Common Stock. This dual class structure limits or precludes the ability of our other stockholders to influence matters requiring stockholder approval.”

FAT Brands is not subject to any contractual obligation to retain any of the shares of our Common Stock that it holds.

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Agreements Between our Company and FAT Brands

In connection with our Reorganization and the Spin-Off, we and FAT Brands entered into the (i) Master Separation and Distribution Agreement, and (ii) Tax Matters Agreement. The terms of these agreements were negotiated between, and determined by, us and FAT Brands in preparation for our Reorganization and the Spin-Off, and are intended to be consistent with the terms that we could have negotiated with unaffiliated third parties. However, they may actually be more or less favorable. For a description of these agreements and the other arrangements and transactions that we have entered into with FAT Brands, see “Certain Relationships and Related Party Transactions—Agreements Entered into with FAT Brands in Connection with our Reorganization and the Spin-Off”.

Overlap of Certain Directors and Management

Three of our directors, Andrew Wiederhorn, Lynne Collier and James Ellis, also serve as directors of FAT Brands, Andrew Wiederhorn also serves as the chief executive officer of FAT Brands, our Chief Financial Officer, Kenneth J. Kuick, is also the chief financial officer of FAT Brands, and our Chief Legal Officer, Allen Sussman, is also the general counsel of FAT Brands. See “Management—Executive Officers and Non-Executive Directors” and “Management—Overlap of Certain Directors and Management”. For a description of the treatment of related party transactions and corporate opportunities where a director or officer of our Company also serves as a director or officer of FAT Brands, see “Certain Relationships and Related Party Transactions—Related Party Transactions Policies and Procedures” and “Description of Capital Stock—Provisions of our Charter Relating to Related Person Transactions and Corporate Opportunities”.

Board Observer Rights

Under the Master Separation and Distribution Agreement, for so long as FAT Brands or its affiliates beneficially owns at least 10% of the outstanding shares of our Class A Common Stock or Class B Common Stock, FAT Brands has the right to appoint two individuals to attend meetings of our Board of Directors in a non-voting observer capacity. See “Management—Board of Directors—Board Observer Rights of FAT Brands” and “Certain Relationships and Related Party Transactions—Agreements Entered into with FAT Brands in Connection with our Reorganization—Master Separation and Distribution Agreement—Board Observer Rights”.

Potential FAT Brands Distribution

FAT Brands has informed us that it may in the future make one or more additional distributions to its stockholders of all or a portion of the shares of our Common Stock that it holds, which may include distributions effected as a dividend to stockholders of FAT Brands (which we refer to as the “Potential FAT Brands Distribution”).

While FAT Brands may decide to effect the Potential FAT Brands Distribution in the future, FAT Brands has no obligation to pursue or consummate any future dispositions of the shares of our Common Stock that it holds, including through the Potential FAT Brands Distribution, by any specified date or at all. If pursued, the Potential FAT Brands Distribution may be subject to various conditions, all of which will be waivable by FAT Brands in its sole discretion, including receipt by FAT Brands of any necessary regulatory or other approvals, the existence of satisfactory market conditions, and the receipt by FAT Brands of a private letter ruling from the Internal Revenue Service (which we refer to as the “IRS”) and an opinion of tax counsel to the effect that such Potential FAT Brands Distribution would be tax-free to FAT Brands and its stockholders for U.S. federal income tax purposes. Even if such conditions are satisfied, FAT Brands may decide not to consummate the Potential FAT Brands Distribution, or even if such conditions are not satisfied, FAT Brands may decide to waive one or more of such conditions and consummate the Potential FAT Brands Distribution.

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Notwithstanding the foregoing, see “—Arrangements with respect to the Shares of Class A Common Stock held by FAT Brands” below for a description of certain arrangements with respect to the shares of our Class A Common Stock held by FAT Brands that affect the ability of FAT Brands to dividend or distribute the shares of our Class A Common Stock held by it under certain circumstances.

Arrangements with respect to the Shares of Class A Common Stock held by FAT Brands

Letter Agreement

In connection with the sale and issuance of the Twin Securitization Notes and the transactions related thereto (which we refer to collectively as the “Twin Securitization Transaction”), the Top Tier Twin Subsidiary, our Company, FAT Brands, and the initial holders of the Twin Securitization Notes entered into a letter agreement (which we refer to as the “Letter Agreement”), under which FAT Brands agreed not to sell, transfer, dividend or distribute any of its shares of our Common Stock, other than in connection with the distribution of the shares of our Class A Common Stock in the Spin-Off, until at least $75,000,000 of the proceeds from our Qualified Equity Offerings (as defined and described in “Description of Certain Indebtedness—Twin Securitization Notes—Payment Terms and Repayments”) or other proceeds have been used to prepay the Twin Securitization Notes. Additionally, under the Letter Agreement, FAT Brands agreed not to dividend out any of its shares of our Common Stock for the 24 months immediately following the expiration of the foregoing restriction if, with respect to any securitization transaction sponsored by FAT Brands or our Company, there has occurred and is continuing, or with the giving of notice or the passage of time would occur, certain breaches, events of default, or termination events under the applicable securitization transaction agreements. Furthermore, under the Letter Agreement, FAT Brands agreed not to pay a common equity dividend until at least $25,000,000 of the proceeds from our Qualified Equity Offerings have been used to prepay the Twin Securitization Notes, other than (i) the distribution of the shares of our Class A Common Stock to the FAT Brands Common Stockholders in the Spin-Of, and (ii) monthly dividends with respect to FAT Brands’ preferred stock.

Pledge Agreement and Control Agreement

In connection with the Twin Securitization Transaction, FAT Brands entered into a Pledge and Security Agreement (which we refer to as the “Pledge Agreement”) with UMB Bank, N.A., as trustee under the Base Indenture, dated as of July 10, 2023, by and between FB Resid Holdings I, LLC (which we refer to as “FBRH”) and UMB Bank, N.A., as trustee, which was subsequently amended on November 21, 2024 in connection with the Twin Securitization Transaction (which, as amended, we refer to as the “FBRH Indenture”), and as securities intermediary (in such capacities, the “Pledge Trustee”). Under the Pledge Agreement, FAT Brands pledged all of its shares of our Class A Common Stock (other than the shares of our Class A Common Stock that were distributed to the FAT Brands Common Stockholders in the Spin-Off) (which we refer to as the “Pledged Shares”), along with any and all (i) proceeds from the sale or other disposal of Pledged Shares, (ii) dividends, distributions, rights, warrants or other consideration with respect to the Pledged Shares, and (iii) proceeds of any loan secured by the Pledged Shares (which we refer to collectively as the “Pledged Proceeds”), to secure the payment and performance of all obligations of FBRH under the FBRH Indenture. Approximately $110 million in aggregate principal amount of outstanding notes under the FBRH Indenture is currently owed to investors that are not affiliated with FAT Brands. Under the Pledge Agreement, upon the occurrence and during the continuance of an Event of Default, and following a Grace Period (each as defined in the FBRH Indenture), if applicable, under the FBRH Indenture, all rights of FAT Brands to vote, or give consent with respect to, the Pledged Shares will be vested in the Pledge Trustee.

FAT Brands also entered into a Securities Account Control Agreement (which we refer to as the “Control Agreement”) with the Pledge Trustee. Under the Control Agreement, on the Distribution Date, FAT Brands deposited all of the Pledged Shares into a controlled account maintained by the Pledge Trustee, and the Pledge Trustee will distribute the Pledged Proceeds held in such account in accordance with the Pledge Agreement. FAT Brands will be entitled to enter any market order to sell Pledged Shares in a brokers’ transaction on a permitted trading market, and may enter orders to sell Pledged Shares on a market that is not a permitted trading market (i) with the prior written consent of the Pledge Trustee, or (ii) in a trade to be executed within 5% of the 5-trading day volume weighted average price and with a value of at least $15,000,000. Upon an Event of Default under the FBRH Indenture, the Controlling Class Representative (as defined in the FBRH Indenture) will be entitled to exercise sole control of the Pledged Shares and direct sales or other dispositions of the Pledged Shares held in the controlled account.

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Exchange Agreement

On June 4, 2025 (which we refer to as the “Effective Date of the Exchange Agreement”), we entered into an Exchange Agreement with FAT Brands, pursuant to which FAT Brands exchanged liabilities due to it by our Company for additional shares of our Class A Common Stock at market value. In the transaction, FAT Brands cancelled liabilities with a principal balance of $31.2 million, recorded as due to affiliates on our consolidated financial statements, in exchange for the issuance by us to FAT Brands of 7,139,667 shares of Class A Common Stock at $4.37 per share, which was the greater of (i) the closing price of our Class A Common Stock on the Nasdaq Global Market on the date immediately preceding the Effective Date of the Exchange Agreement, and (ii) the average closing price of our Class A Common Stock on the Nasdaq Global Market for the five trading days immediately preceding the Effective Date of the Exchange Agreement.

Channels for Disclosure of Information

We regularly announce material information to the public through filings with the Securities and Exchange Commission (which we refer to as the “SEC”), the investor relations page on our website (www.twinpeaksrestaurant.com/investors), press releases, public conference calls, and public webcasts. The information disclosed through the foregoing channels could be deemed to be material information. As such, we encourage our stockholders, investors, the media, and others to follow the channels listed above and to review the information disclosed through such channels. Any updates to the list of disclosure channels through which we will announce information will be posted on the investor relations page on our website.

Corporate Information

Twin Hospitality Group Inc. was incorporated as a Delaware corporation on February 6, 2024. We are a holding company and all of our business operations are conducted through our subsidiaries. Our corporate headquarters are located at 5151 Belt Line Road, Suite 1200, Dallas, Texas 75254. Our main telephone number is (972) 941-3150. Our principal Internet website address is www.twinpeaksrestaurant.com. The information contained on, or that can be accessed through, our website is not incorporated by reference in this Offering Circular, and you should not consider any information contained on, or that can be accessed through, our website as part of this Offering Circular or in deciding whether to purchase our Class A Common Stock.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

Emerging Growth Company Status

We qualify as an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act of 2012 (which we refer to as the “JOBS Act”). We will remain an emerging growth company until the earliest of (i) December 29, 2030, (ii) the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion, (iii) the last day of the fiscal year on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”), which means the market value of the shares of our Common Stock that are held by non-affiliates exceeds $700.0 million as of the end of the second quarter of that fiscal year), or (iv) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

An emerging growth company may take advantage of reduced reporting and other requirements that are otherwise applicable generally to reporting companies that make filings with the SEC. For so long as we remain an emerging growth company, we will not be required to, among other things:

●	present more than two years of audited financial statements and two years of related selected financial information and management’s discussion and analysis of financial condition and results of operations disclosure in a registration statement for a public offering of securities;

●	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, as amended (which we refer to as the “Sarbanes-Oxley Act”);

●	comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

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●	submit certain executive compensation matters, such as “say-on-pay”, “say-on-frequency” and “say-on-golden parachutes”, to our stockholders for non-binding advisory votes; and

●	disclose certain executive compensation related items, such as the correlation between executive compensation and performance, and a comparison of our Chief Executive Officer’s compensation to the median compensation of our employees.

We have elected to adopt the reduced disclosure requirements available to emerging growth companies. As a result of these elections, the information that we provide in this Offering Circular may be different from the information you may receive from other public companies in which you hold securities. If some investors find our Class A Common Stock less attractive as a result, there may be a less active trading market for our Class A Common Stock and the market price of our Class A Common Stock may be more volatile.

The JOBS act also permits emerging growth companies to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We have elected to “opt-in” to this extended transition period for complying with new or revised accounting standards, and intend to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. Therefore, we will not be subject to the same new or revised accounting standards at the same time as other public companies that comply with such new or revised accounting standards on a non-delayed basis. As a result, our consolidated financial statements may not be comparable to companies that comply with public company effective dates.

Smaller Reporting Company Status

We also qualify as a “smaller reporting company”, as defined in Rule 405 under the Securities Act of 1933, as amended (which we refer to as the “Securities Act”). We will continue to be a smaller reporting company so long as either (i) the market value of our securities held by non-affiliates is less than $250 million as of the last business day of our most recently completed second fiscal quarter, or (ii) our annual revenue was less than $100 million during our most recently completed fiscal year and the market value of the shares of our Common Stock held by non-affiliates is less than $700 million as of the last business day of our most recently completed second fiscal quarter. If we continue to qualify as a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. In particular, for so long as we remain a smaller reporting company, we (i) may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K, and (ii) have reduced disclosure obligations regarding executive compensation.

See also “Risk Factors—Risks Related to this Offering —We are an “emerging growth company” and a “smaller reporting company” and comply with reduced reporting requirements applicable to emerging growth companies and smaller reporting companies, which may make our Class A Common Stock less attractive to investors.”

Implications of Being a Controlled Company

Immediately following this Offering, we expect that FAT Brands will continue to hold (i) 51,778,412 shares of our Class A Common Stock, or approximately 69.3% of the outstanding shares of our Class A Common Stock, assuming the sale and issuance of all 10,000,000 Units in this Offering and the full conversion of all shares of Series A Preferred Stock and exercise of all Warrants comprising such Units, and (ii) all of the 2,870,000 outstanding shares of our Class B Common Stock. Our Class B Common Stock is entitled to 50 votes per share, and our Class A Common Stock is entitled to one vote per share. Because of the 50-to-1 voting ratio between our Class B Common Stock and our Class A Common Stock, we expect that, immediately following this Offering, assuming the sale and issuance of all 10,000,000 Units in this Offering and the full conversion of all shares of Series A Preferred Stock and exercise of all Warrants comprising such Units, FAT Brands will hold approximately 89.5% of the total voting power of the outstanding shares of our Common Stock, and, as a result, will have the ability to control the outcome of matters submitted to our stockholders for approval, including the election of all the members of our Board of Directors and the approval of significant corporate transactions. Under the corporate governance rules of Nasdaq, a company is deemed to be a “controlled company” if more than 50% of the voting power for the election of directors is held by an individual, group, or another company. As such, we will continue to be a “controlled company” within the meaning of such Nasdaq rules, as FAT Brands will continue to control a majority of the total voting power of the outstanding shares of our Common Stock immediately following the completion of this Offering.

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A “controlled company” may elect not to comply with certain corporate governance requirements, including the requirements that, within one year of the date of the listing of our Class A Common Stock:

●	we have a board of directors that is composed of a majority of “independent directors”, as defined under the listing rules of Nasdaq (which we refer to as the “Nasdaq Listing Rules”);

●	we have a compensation committee that is composed entirely of independent directors;

●	we have a nominating and corporate governance committee that is composed entirely of independent directors; and

●	the compensation of our Chief Executive Officer must be determined or recommended solely by independent directors.

Notwithstanding the foregoing, we do not currently, and do not currently intend to, rely on any of the “controlled company” exemptions provided under the Nasdaq Listing Rules. See “Management—Controlled Company Exemptions.”

Furthermore, see “—Our Relationship with FAT Brands—Arrangements with respect to the Shares of Class A Common Stock held by FAT Brands” above for a description of certain arrangements with respect to the shares of our Class A Common Stock held by FAT Brands that affect the ability of FAT Brands to vote, dispose of, or otherwise exercise investment power over the shares of our Class A Common Stock held by it under certain circumstances.

Discussion of Non-GAAP Financial Metrics

To supplement our consolidated financial statements, which are prepared in accordance with GAAP, we use the following non-GAAP financial metrics, which present our operating results on an adjusted basis: (i) Adjusted EBITDA, (ii) Adjusted EBITDA Margin, (iii) Restaurant-Level Contribution, (iv) Restaurant-Level Contribution Margin, and (v) Cash-on-Cash Return. Our presentation of these non-GAAP financial metrics includes isolating the effects of some items that are either nonrecurring in nature or vary from period to period without any correlation to our ongoing core operating performance. These supplemental measures of performance are not required by or presented in accordance with GAAP. Our management believes that these non-GAAP financial metrics will provide investors with additional visibility into our operations, facilitate analysis and comparisons of our ongoing business operations as they exclude items that may not be indicative of our ongoing operating performance, help to identify operational trends, and allow for greater transparency with respect to key metrics used by our management in our financial and operational decision making. These non-GAAP financial metrics may not be comparable to similarly titled measures used by other companies and have important limitations as analytical tools. These non-GAAP financial metrics should not be considered in isolation or as substitutes for analysis of our results of operations as reported under GAAP, as such non-GAAP financial metrics may not provide a complete understanding of our performance. These non-GAAP financial metrics should be reviewed in conjunction with our consolidated financial statements prepared in accordance with GAAP.

Adjusted EBITDA and Adjusted EBITDA Margin

Adjusted EBITDA represents net income (loss) adjusted to exclude interest expense, income tax provision (benefit), and depreciation and amortization, and further adjusted to exclude equity-based compensation. Adjusted EBITDA Margin is Adjusted EBITDA as a percentage of total revenues.

Adjusted EBITDA and Adjusted EBITDA Margin are not recognized terms under GAAP and should not be considered as alternatives to net income (loss) or net income (loss) margin, the most directly comparable measures under GAAP, as measures of financial performance, or cash provided by operating activities as measures of liquidity, or any other performance measure derived in accordance with GAAP. These non-GAAP financial metrics are not intended to be measures of free cash flow available for our management’s discretionary use, as these metrics do not consider certain cash requirements such as interest payments, tax payments, and debt service requirements. Because not all companies use identical calculations, the presentation of these non-GAAP financial metrics may not be comparable to other similarly titled metrics of other companies and can differ significantly from company to company.

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We present Adjusted EBITDA and Adjusted EBITDA Margin in this Offering Circular as supplemental measures of financial performance that are not required by, or presented in accordance with, GAAP. We believe that these non-GAAP financial metrics will assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our operating performance. We also believe that Adjusted EBITDA and Adjusted EBITDA Margin are useful to investors in highlighting trends in our operating performance, while other measures can differ significantly depending on our long-term strategic decisions involving our capital structure, the tax jurisdictions in which we operate, and our capital investments. Our management uses Adjusted EBITDA and Adjusted EBITDA Margin, as supplements to GAAP measures of performance, to evaluate the effectiveness of our business strategies, make budgeting decisions, and compare our performance against that of other peer companies that use similar metrics. Our management supplements GAAP results with these non-GAAP financial metrics to provide a more complete understanding of the factors and trends affecting our business than GAAP results provide alone.

Adjusted EBITDA and Adjusted EBITDA Margin have important limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Some of these limitations are:

●	Adjusted EBITDA and Adjusted EBITDA Margin do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

●	Adjusted EBITDA and Adjusted EBITDA Margin do not reflect changes in, or cash requirements for, our working capital needs;

●	Adjusted EBITDA and Adjusted EBITDA Margin do not adjust for all non-cash income or expense items that are reflected in our Consolidated Statements of Cash Flows;

●	although depreciation is a non-cash charge, the assets being depreciated will often have to be replaced in the future, Adjusted EBITDA and Adjusted EBITDA Margin do not reflect any cash requirements for such replacements;

●	Adjusted EBITDA and Adjusted EBITDA Margin do not reflect the impact of stock-based compensation on our results of operations;

●	Adjusted EBITDA and Adjusted EBITDA Margin do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments on our debt;

●	Adjusted EBITDA and Adjusted EBITDA Margin do not reflect our income tax expense (benefit) or the cash requirements to pay our income taxes; and

●	other companies in our industry may calculate Adjusted EBITDA and Adjusted EBITDA Margin differently than we do, limiting their usefulness as comparative measures.

We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from such non-GAAP financial metrics. We further compensate for the limitations in our use of non-GAAP financial metrics by presenting comparable GAAP measures more prominently.

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The following table provides a reconciliation of net income (loss) and net income (loss) margin, the most directly comparable GAAP measures, to Adjusted EBITDA and Adjusted EBITDA Margin, respectively, for the thirty-nine weeks ended September 28, 2025 and September 29, 2024, and the fiscal years ended December 29, 2024 and December 31, 2023. In evaluating Adjusted EBITDA and Adjusted EBITDA Margin, you should be aware that, in the future, we may incur expenses similar to those adjusted for in the following reconciliation.

	Thirty-Nine Weeks Ended		Year Ended
(dollars in thousands)	September 28, 2025	September 29, 2024	December 29, 2024	December 31, 2023
Net income (loss)	$(57,377)	$(36,170)	$(48,170)	$(13,840)
Interest expense	34,371	35,029	46,137	29,714
Income tax provision (benefit)	(2,592)	(10)	(8,402)	(230)
Depreciation and amortization	13,758	17,500	23,515	12,377
EBITDA	(11,840)	16,349	13,080	28,021
Equity based compensation	15,911	211	211	312
Store closure expense	8,285	—	5,010	—
Litigation cost	850	—	—	—
Net loss on extinguishment of debt	—	—	2,353	—
Adjusted EBITDA	$13,206	$16,560	$20,654	$28,333
Total revenues	$257,267	$267,320	$353,801	$230,867
Net income (loss) margin	(22.3)%	(13.5)%	(13.6)%	(6.0)%
Adjusted EBITDA Margin	5.1%	$6.2%	5.8%	12.3%

Restaurant-Level Contribution and Restaurant-Level Contribution Margin

Restaurant-Level Contribution represents company-owned restaurant sales less restaurant operating costs, which consist of food and beverage costs, labor and benefits costs and other operating costs. Restaurant-Level Contribution Margin represents Restaurant-Level Contribution as a percentage of company-owned restaurant sales.

Restaurant-Level Contribution and Restaurant-Level Contribution Margin are not recognized terms under GAAP and should not be considered as alternatives to income from operations, the most directly comparable measure under GAAP, as measures of financial performance, or cash provided by operating activities as measures of liquidity, or any other performance measure derived in accordance with GAAP. These non-GAAP financial metrics are not intended to be measures of free cash flow available for our management’s discretionary use, as these metrics do not consider certain cash requirements such as interest payments, tax payments, and debt service requirements. Additionally, these non-GAAP financial metrics exclude general and administrative expenses, advertising expenses, pre-opening expenses, and depreciation and amortization on restaurant property and equipment, which are essential to support the operations and development of our company-owned restaurants. Because not all companies use identical calculations, the presentation of these non-GAAP financial metrics may not be comparable to other similarly titled metrics of other companies and can differ significantly from company to company.

We present Restaurant-Level Contribution and Restaurant-Level Contribution Margin in this Offering Circular as supplemental measures of financial performance that are not required by, or presented in accordance with, GAAP. We believe that these non-GAAP financial metrics will be important tools for investors and analysts because they are widely-used metrics within the restaurant industry to evaluate restaurant-level productivity, efficiency, and performance. Our management uses these non-GAAP financial metrics, as supplements to GAAP measures, to evaluate the profitability of sales at our company-owned restaurants, compare the performance of our company-owned restaurants across periods, and compare the financial performance of our company-owned restaurants against that of other peer companies that use similar metrics.

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The following table provides a reconciliation of income from operations, the most directly comparable GAAP measure, to Restaurant-Level Contribution for the thirty-nine weeks ended September 28, 2025 and September 29, 2024, and the fiscal years ended December 29, 2024 and December 31, 2023. Restaurant-Level Contribution Margin represents Restaurant-Level Contribution as a percentage of company-owned restaurant sales.

	Thirty-Nine Weeks Ended		Year Ended
(dollars in thousands)	September 28, 2025	September 29, 2024	December 29, 2024	December 31, 2023
Income (loss) from operations	$(26,010)	$(1,265)	$(8,330)	$12,940
Less:
Royalties and franchise fees	(15,381)	(15,308)	(20,774)	(19,539)
Plus:
General and administrative expense	46,033	21,160	33,232	19,252
Advertising expense (for company-owned restaurants)	5,969	5,662	6,905	4,833
Depreciation and amortization	13,758	17,500	23,515	12,377
Pre-opening expense	702	935	1,632	1,136
Restaurant-Level Contribution	$25,071	$28,684	$36,210	30,999
Company-owned restaurant sales	$232,386	$242,594	$320,211	$199,369
Restaurant-Level Contribution Margin	10.8%	11.8%	11.3%	15.5%

Cash-on-Cash Return

Cash-on-cash return represents Restaurant-Level Contribution divided by our net initial investment to open a restaurant after deducting any tenant allowances and sale leaseback proceeds. We use cash-on-cash return, as a supplement to GAAP measures, to evaluate the return on cash invested to open a new restaurant and compare the financial performance of our company-owned restaurants against that of other peer companies that use a similar unit-level economic metric.

Cash-on-cash return is not a recognized term under GAAP and should not be considered as an alterative to GAAP measures, as a measure of financial performance, or cash provided by operating activities as a measure of liquidity, or any other performance measure derived in accordance with GAAP. This non-GAAP financial metric is not intended to be a measure of free cash flow available for our management’s discretionary use, as this metric does not consider certain cash requirements such as interest payments, tax payments, and debt service requirements. Additionally, this non-GAAP financial metric excludes general and administrative expenses, pre-opening expenses, and depreciation and amortization on restaurant property and equipment, which are essential to support the operations and development of our company-owned restaurants. Because not all companies use identical calculations, the presentation of this non-GAAP financial metric may not be comparable to other similarly titled metrics of other companies and can differ significantly from company to company.

We present cash-on-cash return in this Offering Circular as a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. We believe that this non-GAAP financial metric will be an important tool for investors and analysts because it is a widely-used metric within the restaurant industry to evaluate return on cash invested to open a new restaurant, efficiency, and performance.

The following table provides a calculation of our targeted cash-on-cash return.

	Conversions from Previous Restaurants or Retail Stores		New Builds
(dollars in thousands)	$	% of AUV	$	% of AUV
AUV(1)	$6,500	100.0%	$6,500	100.0%
Restaurant-Level Contribution(1)(2)	1,170	18.0	1,170	18.0
Net initial investment(3)	4,000	58.4	3,300	43.1
Cash-on-cash return(1)	$1,885	29.3%	$2,275	35.5%

(1)	Reflects targets for the third full year of operations.
(2)	See “—Restaurant-Level Contribution and Restaurant-Level Contribution Margin” above for a further discussion of Restaurant-Level Contribution and Restaurant-Level Contribution Margin, and for a reconciliation of income from operations, the most directly comparable financial measure under GAAP, to Restaurant-Level Contribution.
(3)	Reflects capital expenditures incurred to open a restaurant, net of tenant allowances and sale leaseback proceeds, and excluding pre-opening expenses.

With respect to our targeted cash-on-cash returns of approximately 29.3% of AUV for conversions from previous restaurants or retail stores, we have historically achieved a weighted average cash-on-cash return of approximately 31.9%, which is above our target. And with respect to our targeted cash-on-cash returns of approximately 35.5% of AUV for new-build restaurants, we have historically achieved a weighted average cash-on-cash return of approximately 37.4%, which is above our target.

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THE OFFERING

Issuer	Twin Hospitality Group Inc.

Securities being offered

We are offering on a “best efforts” basis up to 10,000,000 Units, with each Unit consisting of (i) one share of our Series A Preferred Stock and (ii) one Warrant to purchase one share of our Class A Common Stock at a price of $           per share of Class A Common Stock. We will not issue fractional shares.

The Units will be sold at an offering price between $3.00 to $4.00 per Unit, for a maximum offering amount of $40,000,000 of Units.

The up to 10,000,000 shares of our Class A Common Stock underlying the shares of our Series A Preferred Stock are being qualified in this Offering, and the offering statement of which this Offering Circular forms a part also relates to such shares of our Class A Common Stock.

The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The shares of our Series A Preferred Stock and the Warrants are immediately separable and will be issued separately, but will be purchased together as a Unit in this Offering.

Shares Outstanding Before this Offering	54,687,854 shares of our Class A Common Stock, 2,870,000 shares of our Class B Common Stock, and no shares of our Series A Preferred Stock were outstanding as of immediately prior to this Offering.

Shares Outstanding After this Offering(1)	54,687,854 shares of our Class A Common Stock, 2,870,000 shares of our Class B Common Stock, and 10,000,000 shares of our Series A Preferred Stock will be outstanding, assuming all of the Securities being offered in this Offering are sold and issued and no shares of Series A Preferred Stock are converted and no Warrants are exercised.

Minimum Initial Investment Amount or Units Per Investor	$1,000, or Units

Terms of Series A Preferred Stock	●	Ranking. Our Series A Preferred Stock ranks, as to dividend rights and rights upon our liquidation, dissolution, or winding up, senior to our Common Stock. The terms of our Series A Preferred Stock will not limit our ability to (i) incur indebtedness or (ii) authorize or issue additional equity securities that are senior, equal or junior in rank to our Series A Preferred Stock as to distribution rights and rights upon our liquidation, dissolution or winding up.

●

Dividends. Holders of shares of our Series A Preferred Stock will be entitled to receive, when and as declared by our Board of Directors, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 7.0% of the $           liquidation preference per year (equivalent to $           per year), payable quarterly in arrears on the 15th day of January, April, July and October. Dividends on our Series A Preferred Stock will accumulate whether or not we declare or pay such dividends.

	●	Liquidation Preference. The liquidation preference for each share of our Series A Preferred Stock is $ . Upon a liquidation, dissolution or winding up of our Company, holders of shares of our Series A Preferred Stock will be entitled to receive the liquidation preference with respect to their shares.

	●	Optional Conversion. At any time after issuance, each share of our Series A Preferred Stock is convertible into one share of our Class A Common Stock at the option of the holder.

	●	Mandatory Conversion. At any time after issuance and upon the occurrence of any of the following events, we will have a right to direct the mandatory conversion of our Series A Preferred Stock: (i) a change in control, (ii) if the price of our Class A Common Stock closes at or above $ per share for 10 consecutive trading days, or (iii) if we consummate a firm commitment public offering of shares of our Class A Common Stock for gross proceeds of at least $25 million at an offering price per share equal to or greater than $ . Additionally, on the date that is two years from the final closing of this Offering, any outstanding shares of Series A Preferred Stock will be automatically converted into shares of our Class A Common Stock.

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●	Further Issuances. The shares of our Series A Preferred Stock have no maturity date, and we will not be required to redeem the shares of our Series A Preferred Stock at any time. Accordingly, the shares of our Series A Preferred Stock will remain outstanding indefinitely unless such shares of Series A Preferred Stock are converted into shares of our Class A Common Stock.

●	Voting Rights. In the future, we may not amend our certificate of incorporation (whether by merger, consolidation, or otherwise) to materially and adversely change the terms of our Series A Preferred Stock without the affirmative vote of at least a majority of the votes entitled to be cast on such matter by holders of the outstanding shares of our Series A Preferred Stock, voting together as a class. Otherwise, holders of shares of our Series A Preferred Stock will not have any voting rights.

Terms of the Warrants

The Warrants will be exercisable on the date following 12 months from date of issuance until three years from the date of issuance, unless earlier redeemed. Additionally, in order for investors to be able to exercise their Warrants, the shares of our Class A Common Stock underlying the Warrants (which we refer to as the “Class A Warrant Shares”) must be included in a subsequent offering qualified under Tier 2 of Regulation A (which we refer to as “Regulation A”) promulgated under the Securities Act, or the offering and sale of the Class A Warrant Shares must be registered under the Securities Act or there otherwise is an applicable exemption from the registration requirements of the Securities Act. When eligible for exercise, the Warrants will be exercisable to purchase one share of our Class A Common Stock at an exercise price of $           per share, subject to customary adjustments.

The terms of the Warrants will be governed by a warrant agent agreement (which we refer to as the “Warrant Agent Agreement”) entered into between our Company and Vstock Transfer, LLC, as the warrant agent for the Warrants (which we refer to as the “Warrant Agent”). See “Securities Being Offered—Warrants.”

Voting Rights of our Class A Common Stock	Each share of our Class A Common Stock is entitled to one vote. Each share of our Class B Common Stock is entitled to 50 votes. The holders of our Class A Common Stock and our Class B Common Stock will generally vote together as a single class on all matters submitted to a vote of our stockholders, unless otherwise required by Delaware law or our Charter.

Minimum Number of Shares to be Sold in This Offering	None.

Investor Suitability Standards	The Securities are being offered and sold to “qualified purchasers” (as defined in Regulation A under the Securities Act (which we refer to as “Regulation A”)). “Qualified purchasers” include any person to whom securities are offered or sold in a Tier 2 offering pursuant to Regulation A.

Termination of this Offering	This Offering will terminate upon the earliest of (i) the date on which all of the Units being offered in this Offering are sold, (ii) the date which is three years from the date the offering statement (of which this Offering Circular forms a part) is initially qualified by the SEC, if we file a required post-qualification amendment at least once every 12 months after the initial SEC qualification, and (iii) the date on which this Offering is earlier terminated by us in our sole discretion. See “Plan of Distribution.”

Use of Proceeds	We will use the proceeds from this Offering to repay our outstanding indebtedness and for working capital and general corporate purposes. See “Use of Proceeds.”

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Risk Factors	An investment in the Securities involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. You should carefully consider the information included in the “Risk Factors” section of this Offering Circular, as well as the other information contained in this Offering Circular, prior to making an investment decision regarding the Securities.

Transfer Agent and Warrant Agent

The transfer agent and registrar for our Series A Preferred Stock is Vstock Transfer, LLC, located at 18 Lafayette Place, Woodmere, NY 11598. Their telephone number is (212) 828-8436.

Vstock Transfer, LLC will also serve as the Warrant Agent for the Warrants pursuant to the Warrant Agent Agreement that we will enter into with Vstock Transfer, LLC before the consummation of this Offering.

Ticker Symbol	Our Class A Common Stock is listed for trading on the Nasdaq Global Market under the symbol “TWNP”. Our Class B Common Stock is not listed for trading.

No Public Market for our Series A Preferred Stock	There is no public market for our Series A Preferred Stock or the Warrants, and none is expected to develop. We do not intend to apply for the listing of our Series A Preferred Stock or the Warrants on any securities exchange or trading system. Without an active trading market, the liquidity of our Series A Preferred Stock and the Warrants will be limited. See “Risk Factors—Risks Related to this Offering—Holders of Series A Preferred Stock and Warrants may have limited liquidity and may be unable to sell their securities at desired prices.”

(1)	Based on 54,687,854 shares of Class A Common Stock and 2,870,000 shares of Class B Common Stock issued and outstanding as of immediately prior to this Offering. Excludes the following:

(a)	an aggregate of 1,734,688 shares of our Class A Common Stock that will be issuable upon exercise of the Noteholders’ Warrants;
(b)	up to 4,137,312 shares of our Class A Common Stock underlying restricted stock units, subject to vesting, that we have granted to certain of our officers and employees under our Management Equity Plan;
(c)	an aggregate of 605,034 shares of our Class A Common Stock remaining and reserved, as of immediately following the grants described in (b) above, for awards that may be granted in the future under our Management Equity Plan,
(d)	an aggregate of 140,000 shares of our Class A Common Stock underlying stock options, subject to vesting, that we have granted to our non-executive directors, Chief Executive Officer, and employees under our 2025 Incentive Compensation Plan, and
(e)	an aggregate of 860,000 shares of our Class A Common Stock remaining and reserved, as of immediately following the grants described in clause (d) above, for awards that may be granted in the future under our 2025 Incentive Compensation Plan.

Continuing Reporting Requirements Under Regulation A

We are required to file periodic and other reports with the SEC pursuant to the requirements of Section 13(a) of the Exchange Act. Our continuing reporting obligations under Regulation A are deemed to be satisfied as long as we comply with our reporting requirements under Section 13(a) of the Exchange Act.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Various statements in this Offering Circular, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include projections and estimates concerning our possible or assumed future results of operations, financial condition, business strategies and plans, market opportunity, competitive position, industry environment, and potential growth opportunities. In some cases, you can identify forward-looking statements by terms such as “may”, “will”, “should”, “believe”, “expect”, “could”, “intend”, “plan”, “anticipate”, “estimate”, “continue”, “predict”, “project”, “potential”, “target”, “goal” or other words that convey the uncertainty of future events or outcomes. You can also identify forward-looking statements by discussions of strategy, plans, or intentions. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, because forward-looking statements relate to matters that have not yet occurred, they are inherently subject to significant business, competitive, economic, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These and other important factors, including, among others, those discussed in this Offering Circular in the sections entitled “Risk Factors” and “Offering Circular Summary”, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements in this Offering Circular. Some of the factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements in this Offering Circular include but are not limited to:

●	our ability to implement growth strategies;

●	our ability to open new franchised restaurants;

●	the number of franchised restaurants that actually open may materially differ from the number of signed commitments;

●	opening new restaurants in existing markets may negatively affect sales at existing restaurants in the same markets;

●	our business is closely tied to the success of our franchisees and franchised restaurants;

●	the actions of our franchisees, including not accurately reporting sales;

●	competition from other restaurants;

●	the success of our advertising and marketing campaigns;

●	the perception and recognition of our brands and corporate reputation may be harmed through third-party activities;

●	our ongoing need for capital expenditures requires us to spend capital;

●	our ability to raise additional capital in the future;

●	our current and future indebtedness;

●	interruptions or shortages in the supply chain;

●	effects of labor shortages.

●	food safety and other health concerns may materially affect our business;

●	compliance with environmental, health and safety laws;

●	violations of antibribery or anticorruption laws;

●	our business activities subject us to litigation;

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●	failure to protect our intellectual property;

●	failure to protect customers’ data and other personal information;

●	increased costs or liabilities as a result of government regulations;

●	our dependence on key executive management;

●	disruptions from a pandemic, epidemic or outbreak, such as COVID-19;

●	past measures of AUVs and System-Wide Sales are not an indication of future results; and

●	control of our Company by FAT Brands.

Given the foregoing risks and uncertainties, you are cautioned not to place undue reliance on the forward-looking statements in this Offering Circular. The forward-looking statements in this Offering Circular are not guarantees of future performance, and our actual results of operations and financial condition may differ materially from such forward-looking statements. In addition, even if our results of operations and financial condition are consistent with the forward-looking statements in this Offering Circular, they may not be predictive of results or developments in future periods. You should evaluate all forward-looking statements made in this Offering Circular in the context of these risks and uncertainties.

Additionally, statements such as “we believe” and other similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this Offering Circular, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.

All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements, as well as other cautionary statements that are made from time to time in our other SEC filings and our public communications. We caution you that the important factors referenced above may not contain all of the factors that are important to you. The forward-looking statements included in this Offering Circular are made only as of the date hereof. We undertake no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

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RISK FACTORS

An investment in the Securities involves a high degree of risk. You should carefully consider the risks described below, as well as the other information contained in this Offering Circular, and our audited consolidated financial statements and the related notes thereto incorporated herein, before investing in the Securities. If any of the following risks or uncertainties actually occur, our business, results of operations, cash flow, financial condition, and prospects could be materially and adversely affected. In such a case, the market price of our Class A Common Stock could decline and you may lose all or a part of your investment. The risks discussed below are not the only risks we face. Additional risks or uncertainties not currently known to us, or that we currently deem immaterial, may also have a material adverse effect on our business, results of operations, cash flows, financial condition, or prospects. Some statements in this Offering Circular, including certain statements in the following risk factors, constitute forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to our Indebtedness

We have significant outstanding indebtedness under the Twin Securitization Notes, which will require that we generate sufficient cash flow to satisfy the payment and other obligations under the terms of our indebtedness and will expose us to the risk of default and other remedies thereunder.

As of September 28, 2025, the outstanding principal amount of the indebtedness under the Twin Securitization Notes was approximately $412.3 million. The Twin Securitization Notes require significant principal and interest payments. The quarterly payments of both principal and accrued interest on the Twin Securitization Notes are approximately $12 million. Additionally, the terms of the Twin Securitization Notes subject us to certain financial and non-financial covenants, including a debt service coverage ratio calculation, as defined in the indenture for the Twin Securitization Notes (which we refer to as the “Indenture”). For example, subject to certain limited exceptions, any default in the payment of principal or interest due and payable on any series of the Twin Securitization Notes, any material noncompliance or failure to perform by us or any of our subsidiaries with respect to any of the covenants under the Indenture for the Twin Securitization Notes, including noncompliance with the debt service coverage ratio, or the occurrence of any event of bankruptcy with respect to us or any of our subsidiaries will constitute an event of default under Indenture for the Twin Securitization Notes, and cause the outstanding principal and interest under the Twin Securitization Notes to be due and payable on an accelerated basis (see “Description of Certain Indebtedness—Twin Securitization Notes—Events of Default”). As described in “—We have received a Notice of Acceleration, and there are certain outstanding and alleged Events of Defaults and Manager Termination Events, with respect to the Twin Securitization Notes” below, we have experienced certain events of default, and have received a notice of acceleration, with respect to the Twin Securitization Notes. Our ability to meet the payment obligations under the Twin Securitization Notes depends on our ability to generate significant cash flow in the future. However, we cannot assure you that our business will generate cash flow from operations, or that other capital will be available to us, in amounts sufficient to enable us to meet our payment obligations under the Twin Securitization Notes and to fund our other liquidity needs.

Furthermore, we also may enter into new borrowing arrangements and incur significant indebtedness in the future to continue to support our growth. Our existing and any future indebtedness could have important consequences, including:

●	making it more difficult for us to make payments on our existing indebtedness;

●	increasing our vulnerability to general economic and industry conditions;

●	requiring a substantial portion of our cash flow from operations to be dedicated to the payment of principal and interest on our indebtedness, thereby reducing our ability to use our cash flow to fund our operations, capital expenditures and future business opportunities;

●	limiting our ability to obtain additional financing for working capital, capital expenditures, debt service requirements, acquisitions and general corporate or other purposes;

●	limiting our ability to adjust to changing market conditions and placing us at a competitive disadvantage compared to our competitors who are less highly leveraged; and

●	exposing us to the risk of increased interest rates with respect to any new borrowings with variable rates of interest.

Our ability to make payments on debt, to repay existing or future indebtedness when due, and to fund operations and significant planned capital expenditures will depend on our ability to generate cash in the future. Our ability to produce cash from our operations is, and will be, subject to a number of risks, including those described in this Offering Circular. Our financial condition, including our ability to make payments on our debt, is also subject to external factors such as interest rates, the level of lending activity in the credit markets and other external industry-specific and more general external factors, including those described in this Offering Circular.

We may not be able to raise or borrow additional financing or to refinance our current debt or other indebtedness we may incur in the future, if required, on commercially reasonable terms, if at all.

We have received a Notice of Acceleration, and there are certain outstanding and alleged Events of Defaults and Manager Termination Events, with respect to the Twin Securitization Notes.

Under the terms of the Twin Securitization Notes, upon each “Qualified Equity Offering” (as defined in the Indenture for the Twin Securitization Notes), which is a public or private offering by us of our common equity securities for cash, including this Offering, we are required, subject to certain limited exceptions, to use 75% of the net proceeds from such offerings towards the repayment of the Twin Securitization Notes, until an aggregate of $75.0 million has been repaid in that manner. If the amount of net proceeds from our Qualified Equity Offerings used for repayment of the Twin Securitization Notes is not at least $25.0 million on or prior to each of April 25, 2025, July 25, 2025 and October 27, 2025, or is not at least $75.0 million on or prior to January 26, 2026, then under any such circumstance, a “Cash Flow Sweeping Event” (as defined in the Indenture) would occur, whereupon certain excess cash flows from our operations will be used to make additional principal payments, on a pro rata basis, on the three most senior classes of the Twin Securitization Notes. See “Description of Certain Indebtedness—Twin Securitization Notes—Payment Terms and Repayments.” We did not satisfy the requirement to raise in a Qualified Equity Offering and repay the Twin Securitization Notes in an amount equal to at least $25.0 million on each of April 25, 2025, July 25, 2025 and October 27, 2025, and as such, a “Level I Qualified Equity Offering Trigger Event” (as defined in the Indenture) and “Cash Flow Sweeping Event” under the Twin Securitization Notes have occurred.

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Separately, on October 23, 2025, the Trustee delivered to us a “Notice of Potential Rapid Amortization Event” with respect to the Indenture, which stated that, pursuant to Section 5.9(b)(iv) of the Indenture, on the last business day of each month preceding a Monthly Allocation Date (as defined under the Indenture), our Company, as the manager of the Top Tier Twin Subsidiary, is required to withdraw all Retained Collections with respect to the preceding Monthly Collection Period on deposit in the Concentration Account and deposit the same to the Collection Account (each as defined in the Indenture). In addition, pursuant to Section 6.1(a)(i) of the Securitization Management Agreement (as defined and described under “Description of Certain Indebtedness—Twin Securitization Notes—Securitization Management Agreement”), failure to do so constitutes a “Manager Termination Event” that gives the holders of the Twin Securitization Notes the right to remove our Company as the manager of the Top Tier Twin Subsidiary, the assertion of which may be made by a Securitization Entity, the Back-Up Manager, the Control Party (acting at the direction of the Controlling Class Representative), or the Trustee (acting at the direction of the Control Party) (each as defined in the Indenture). Furthermore, pursuant to Section 9.1(b) of the Indenture, the occurrence of a Manager Termination Event constitutes a Rapid Amortization Event (as defined in the Indenture) that may be declared by a written notice from the Control Party. The Trustee stated that, as of October 10, 2025, it did not receive the Retained Collections in the Collection Account for the Monthly Allocation Date under the Indenture, and therefore, a Potential Rapid Amortization Event (as defined in the Indenture) has occurred and is continuing under the Indenture.

To date, none of the Trustee, the Control Party or the Controlling Class Representative has delivered a notice declaring that a Manager Termination Event has occurred under the Indenture or a Termination Notice seeking to remove our Company as the manager of the Top Tier Twin Subsidiary. However, as noted above, events have occurred during the fiscal quarter ended September 28, 2025 that would likely give rise to Events of Default under the Indenture and Manager Termination Events, and our Company could be removed as the manager of the Top Tier Twin Subsidiary at any time.

Following our delivery to the Trustee of a notice regarding such events, the Trustee delivered to us on October 30, 2025 a “Notice of Event of Default” with respect to the Indenture, which stated that, due to the events set forth in the Notice of Potential Rapid Amortization Event described above, the Trustee was unable to make payments due to the noteholders from the Collection Account as of the Quarterly Payment Date of October 27, 2025, and that such occurrence constituted an Event of Default pursuant to Section 9.2 of the Indenture. As a result of such Event of Default, the Trustee, at the direction of the Control Party (acting at the direction of the Controlling Class Representative), may accelerate all amounts with respect to the Twin Securitization Notes and exercise remedies (including foreclosure) with respect to the assets of the Top Tier Twin Subsidiary and any Guarantors.

Furthermore, in addition to the Rapid Amortization Event, Events of Default, and Manager Termination Events described above, due to liquidity constraints, we utilized certain cash receipts to support the operation of our business during the fiscal quarter ended September 28, 2025, which would likely give rise to Events of Default and a Manager Termination Event. These include commingling cash receipts owed to the Top Tier Twin Subsidiary and cash of non-securitization entities, and causing amounts owed to the Top Tier Twin Subsidiary to be deposited into accounts not held by the Top Tier Twin Subsidiary or the Trustee, in contravention of certain requirements under the Indenture. As a result of the foregoing matters, the Twin Securitization Notes have been accelerated as described below, and subject to notice(s) being provided by the applicable parties under the Indenture and/or the Securitization Management Agreement, the collateral securing the Twin Securitization Notes could be subject to foreclosure and our Company could be removed as the manager of the Top Tier Twin Subsidiary at any time.

On November 17, 2025, we received a notice of acceleration (which we refer to as the “Acceleration Notice”) with respect to the Twin Securitization Notes from the Trustee, acting at the direction of the Control Party under the Indenture. The Acceleration Notice (i) accelerates and declares the outstanding principal amount of the Twin Securitization Notes to be immediately due and payable, (ii) declares the accrued and unpaid interest on the Twin Securitization Notes through the date of acceleration to be immediately due and payable, and (iii) declares all other amounts due to the noteholders and the other Secured Parties under the Transaction Documents (as such terms are defined in the Indenture) to be immediately due and payable. The aggregate outstanding principal amount under the Twin Securitization Notes is $412.3 million, and the aggregate amount of accrued and unpaid interest under the Twin Securitization Notes through the date of the Acceleration Notice is approximately $20.0 million.

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Additionally, we have received a notice from a group of noteholders holding a majority of the outstanding principal balance of the Twin Securitization Notes (which we refer to as the “Majority Noteholders”) claiming that our payment of customary bonuses to Company management, in the aggregate amount of approximately $2.2 million for their performance during fiscal year 2024, were paid from funds that should have been deposited into a collection account under the Indenture for the Twin Securitization Notes. The Majority Noteholders claim that such payment is a breach of certain provisions of the Securitization Management Agreement, which triggers a Manager Termination Event that gives the holders of the Twin Securitization Notes the right to remove our Company as the manager of the Top Tier Twin Subsidiary.

The notice from the Majority Noteholders further claims that (i) a Level I Qualified Equity Offering Trigger Event occurred in April 2025 and July 2025, and (ii) the P&I DSCR (as defined under “Description of Certain Indebtedness—Twin Securitization Notes”) was less than 1.35x for the quarterly fiscal period ended June 2025, resulting in the commencement of a Cash Flow Sweeping Event, pursuant to which 50% and 100% of collections, respectively, were required to be used to amortize the Twin Securitization Notes. According to the Majority Noteholders, the failure to pay principal under the Cash Flow Sweeping Event constituted an Event of Default pursuant to Section 9.2(b) of the Indenture. The notice from the Majority Noteholders also claims that our failure to deliver a timely notice of the above events to the Trustee under the Indenture constitutes a separate Event of Default under the Indenture.

We are currently having ongoing discussions with representatives of the noteholders regarding one or more potential transactions involving a refinancing, restructuring or similar transaction. We cannot provide any assurances that we will reach such an agreement on terms that are satisfactory to our Company and the noteholders promptly, or at all. If we are not able to agree upon the terms of a refinancing, restructuring or similar transaction with the noteholders, in addition to the delivery to us of the Acceleration Notice which caused the outstanding principal and interest under the Twin Securitization Notes to be immediately due and payable, the noteholders could foreclose on the collateral securing the Twin Securitization Notes and/or remove our Company as the manager of the Top Tier Twin Subsidiary. We do not currently have amounts on hand to pay such principal, interest and maturity amounts, and such acceleration will likely, and any subsequent foreclosure would, adversely affect our business, financial condition, and liquidity, and could cause us to seek to reorganize through a bankruptcy proceeding. In such an event, the market price of our Class A Common Stock could decline substantially, the value of our other securities, including our Series A Preferred Stock, could decline substantially, and you may lose all or a part of your investment. See also “Description of Certain Indebtedness—Twin Securitization Notes—Events of Default”.

Risks Related to our Business Operations

There is substantial doubt about our ability to continue as a going concern.

We have a history of substantial net losses, and in connection with our assessment of going concern considerations under GAAP, our management has determined that substantial doubt exists about our ability to continue as a going concern. We recognized loss from operations of $8.3 million and $26.0 million during the fiscal year ended December 29, 2024 and thirty-nine weeks ended September 28, 2025, respectively. We had negative cash flow from operations of $15.0 million and $20.5 million during the fiscal year ended December 29, 2024 and thirty-nine weeks ended September 28, 2025, respectively. We had an accumulated deficit of $147.1 million and negative working capital of $420.0 million as of September 28, 2025. As of September 28, 2025, we had $5.5 million of unrestricted cash. Our financial statements incorporated by reference in this Offering Circular do not include any adjustments that might be necessary if we are unable to continue as a going concern. Accordingly, our financial statements incorporated by reference in this Offering Circular have been prepared on a basis that assumes we will continue as a going concern, and such financial statements contemplate the realization of assets and satisfaction of liabilities and commitments in the ordinary course of business.

Additionally, as described in “—Risks Related to our Indebtedness—We have received a Notice of Acceleration, and there are certain outstanding and alleged Events of Defaults and Manager Termination Events, with respect to the Twin Securitization Notes” above and “Description of Certain Indebtedness—Twin Securitization Notes—Events of Default”, we are in default under the Twin Securitization Notes, and on November 17, 2025, we received a notice of acceleration with respect to the Twin Securitization Notes, which (i) accelerates and declares the outstanding principal amount of the Twin Securitization Notes to be immediately due and payable, (ii) declares the accrued and unpaid interest on the Twin Securitization Notes through the date of acceleration to be immediately due and payable, and (iii) declares all other amounts due to the noteholders and the other Secured Parties under the Transaction Documents to be immediately due and payable. Furthermore, there have occurred a Rapid Amortization Event and Events of Default under the Indenture for the Twin Securitization Notes and Manager Termination Events under the Securitization Management Agreement, and as a result, subject to notice(s) being provided by the applicable parties under the Indenture and/or the Securitization Management Agreement, the collateral securing the Twin Securitization Notes could be subject to foreclosure, and our Company could be removed as the manager of the Top Tier Twin Subsidiary, at any time.

As a result of the foregoing, we have classified the aggregate principal amount of the Twin Securitization Notes within current liabilities in our condensed consolidated balance sheet as of September 28, 2025. We do not currently have amounts on hand to pay the principal, interest, and maturity amounts due and payable on the Twin Securitization Notes, and the acceleration of the Twin Securitization Notes will likely, and any subsequent foreclosure on the collateral securing the Twin Securitization Notes would, adversely affect our business, financial condition and liquidity, and could cause us to seek to reorganize through a bankruptcy proceeding. In such an event, the market price of our Class A Common Stock could decline substantially, the value of our other securities, including our Series A Preferred Stock, could decline substantially, and you may lose all or a part of your investment.

These factors create substantial doubt about our ability to continue as a going concern within the next 12-month period. While we believe that our plans to restructure our indebtedness and/or obtain relief from the holders of the Twin Securitization Notes could alleviate the conditions that raise substantial doubt about our ability to continue as a going concern, these plans are not within our control and cannot be assessed as being probable of occurring. Additionally, we are exploring additional financing from outside sources, including this Offering. There can be no assurance, however, that we will have the ability to raise additional capital, or that any financing plans will be successfully implemented, or that any additional capital raised will mitigate the conditions that raise substantial doubt about our ability to continue as a going concern. Any such failure would have a material adverse effect on our business, financial condition and liquidity, and likely cause the value of our securities to decline. In such an event, you may lose all or a part of your investment.

If we fail to successfully implement our growth strategy, which includes opening new domestic and international company-owned restaurants and franchised restaurants on a timely basis, our ability to increase our revenues could be materially and adversely affected.

A significant component of our growth strategy includes the opening of new domestic and international company-owned restaurants and franchised restaurants. While we believe there is opportunity for our brands to grow in existing markets and new markets over the long term, we cannot predict a specific level of growth in existing markets and new markets, the time period we can achieve such growth, or whether we will achieve any level of growth at all in existing markets or new markets. We and our franchisees face many challenges associated with opening new restaurants, including:

●	identification and availability of suitable restaurant locations with the appropriate size, visibility, traffic patterns, local residential neighborhood, retail and business attractions and infrastructure that will drive high levels of customer traffic and sales per restaurant;

●	competition with other restaurants and retail concepts for potential restaurant sites, as well as competition with anticipated commercial, residential and infrastructure development near new or potential restaurants;

●	ability to negotiate acceptable lease arrangements;

●	availability of financing and ability to negotiate acceptable financing terms;

●	effectively managing development and construction costs;

●	completing construction activities on a timely basis;

●	responding to unforeseen engineering or environmental problems with the leased premises;

●	obtaining all necessary governmental licenses, permits and approvals and complying with local, state and federal laws and regulations to open, construct or remodel, and operate franchised restaurants;

●	recruiting, hiring and training of qualified personnel;

●	addressing consumer tastes and discretionary spending in new geographic regions;

●	general and local economic and business conditions;

●	the general legal and regulatory landscape in which we and our restaurants operate; and

●	other unanticipated delays or increases in costs or cost overruns.

As a result of these challenges, we and our franchisees may not be able to open new restaurants as quickly as planned, or at all. We and our franchisees have experienced, and expect to continue to experience, delays in restaurant openings from time to time and have abandoned plans to open restaurants in various markets on occasion. Any delays or failures to open new restaurants by our franchisees could materially and adversely affect our business, results of operations, financial condition, and growth strategy.

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Our business, results of operations, and financial condition are closely tied to the success of our franchisees and our franchised restaurants.

We and our franchisees may be materially and adversely affected by:

●	increased competition in the restaurant industry;

●	changes in consumer tastes and preferences;

●	demographic trends;

●	customers’ budgeting constraints;

●	customers’ willingness to accept menu price increases;

●	our reputation and consumer perception of our offerings in terms of quality, price, value and service;

●	customers’ experiences in our restaurants;

●	declining economic conditions; and

●	adverse weather conditions.

We and our franchisees are also susceptible to increases in certain key operating expenses that are either wholly or partially beyond our control, including:

●	food and commodities, including beef, chicken and dairy, which we do not or cannot effectively control with long-term fixed pricing arrangements;

●	labor costs, including wage, workers’ compensation, federal and state minimum wage requirements, health care, vacation accruals, paid leaves of absence, paid sick leave, and other benefits expenses;

●	rent expenses and construction, remodeling, maintenance and other costs under leases for our new and existing restaurants;

●	energy, water and other utility costs;

●	information technology and other logistical costs;

●	insurance costs;

●	compliance costs as a result of changes in legal, regulatory, industry or other standards; and

●	expenses associated with legal proceedings.

A substantial portion of our revenue comes from royalties generated by our franchised restaurants. We anticipate that franchise royalties will represent a substantial part of our revenue in the future. As of September 28, 2025, we had 20 domestic franchisees operating 72 domestic franchised Twin Peaks restaurants, and one international franchisee operating seven international franchised Twin Peaks restaurants in Mexico. As of September 28, 2025, our two largest franchisees each operated 11 franchised Twin Peaks restaurants, and our top 10 franchisees operated a total of 67 franchised Twin Peaks restaurants. We currently do not have any franchised Smokey Bones restaurants. Accordingly, we are reliant on the performance of our Twin Peaks franchisees in successfully operating their franchised Twin Peaks restaurants and paying royalties to us on a timely basis. Our franchise system subjects us to a number of risks, any one of which may impact our ability to collect royalty payments from our franchisees, may harm the goodwill associated with our franchise, and may materially and adversely affect our business and results of operations.

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Our franchisees are an integral part of our business. We may be unable to successfully implement our growth strategy without the participation of our franchisees. Franchisees may fail to participate in our marketing initiatives, which could materially and adversely affect the sales trends, average weekly sales, and results of operations of our franchised restaurants. The failure of our franchisees to focus on the fundamentals of their restaurant operations, such as quality, service and cleanliness, would have a negative impact on our success. Additionally, if our franchisees fail to renew their franchise agreements with us, our royalty revenue may decrease, which in turn could materially and adversely affect our business and results of operations. It also may be difficult for us to monitor the implementation of our growth strategy by our international franchisees due to our lack of personnel in the markets served by such franchised restaurants.

Furthermore, a bankruptcy of any multi-unit franchisee could negatively impact our ability to collect payments due under such franchisee’s franchise agreements. In a franchisee bankruptcy, the bankruptcy trustee may reject its franchise agreements pursuant to Section 365 under the United States bankruptcy code, in which case there would be no further royalty payments from such franchisee. There can be no assurance as to the proceeds, if any, that may ultimately be recovered in a bankruptcy proceeding of such franchisee in connection with a damage claim resulting from such rejection.

If we fail to identify, recruit and contract with a sufficient number of qualified franchisees, our ability to open new franchised restaurants and increase our revenues could be materially and adversely affected.

The opening of additional franchised restaurants depends, in part, upon the availability of prospective franchisees who meet our criteria. Most of our franchisees open and operate multiple restaurants, and our growth strategy requires us to identify, recruit and contract with a significant number of new franchisees each year. We may not be able to identify, recruit or contract with suitable franchisees in our target markets on a timely basis, or at all. Additionally, our franchisees may not have access to the financial or management resources that they need to open the restaurants contemplated by their franchise agreements with us, or they may elect to cease restaurant development for other reasons. If we are unable to recruit suitable franchisees or if franchisees are unable or unwilling to open new franchised restaurants as planned, our growth may be slower than anticipated, which could materially and adversely affect our ability to increase our revenues and materially and adversely affect our business, results of operations, and financial condition.

Our franchisees could take actions that could harm our business, including by not accurately reporting sales.

Our franchisees are contractually obligated to operate their restaurants in accordance with the operational, safety and health standards set forth in our agreements with them and with applicable laws. Although we will attempt to properly train and support all of our franchisees, they are independent third parties whom we do not control. Our franchisees own, operate, and oversee the daily operations of their restaurants, and their employees are not our employees. Accordingly, their actions are outside of our control. Although we have developed criteria to evaluate and screen prospective franchisees, we cannot be certain that our franchisees will have the business acumen or financial resources necessary to operate successful franchises at their approved locations, and state franchise laws may limit our ability to terminate or not renew these franchise agreements. Moreover, despite our training, support and monitoring, franchisees may not successfully operate their restaurants in a manner consistent with our standards and requirements or may not hire and adequately train qualified managers and other restaurant personnel. The failure of our franchisees to operate their restaurants in accordance with our standards or applicable law, actions taken by their employees, or a negative publicity event at one of our franchised restaurants or involving one of our franchisees could have a material and adverse effect on our brands, our reputation, our ability to attract prospective franchisees, our company-owned restaurants, and our business, results of operations, and financial condition.

Franchisees typically use a point-of-sale cash register system to record all sales transactions at their restaurants, and we require franchisees to use a specific brand and model of hardware and software components for their restaurant systems. Franchisees report sales manually and electronically, and we have the ability to verify all sales data electronically by accessing their point-of-sale cash register systems. We also have the right under our franchise agreements to audit franchisees to verify sales information provided to us, and we have the ability to indirectly verify sales based on purchasing information. However, franchisees may underreport sales, which would reduce royalty income otherwise payable to us and materially and adversely affect our business, results of operations, and financial condition.

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The full-service restaurant industry in which we operate is highly competitive.

In general, the full-service restaurant industry in which we operate, in particular the casual dining category, is highly competitive with respect to, among other things, price, value, food quality and presentation, customer service, new product development, advertising and promotional initiatives, ambience of properties, restaurant locations, taste preferences, brand reputation, and digital engagement. We face significant competition from international, national, regional and locally-owned restaurants, particularly within the casual dining category, that offer different menu offerings than us and in-restaurant, carry-out, delivery, and/or catering services. Increased competition could have an adverse effect on our sales, profitability and/or growth plans, which could materially and adversely affect our business, results of operations, and financial condition.

Many of our competitors have been operating for longer, have a more established market presence than us, and have better locations, greater name recognition, and more resources than we do, and, as a result, these competitors may be better positioned to attract guests. Our larger competitors may also be able to take advantage of greater economies of scale than we can, and may be better able to increase prices to reflect cost pressures and increase their marketing and promotional activity, including through discount strategies. Our competitors may also be able to identify and adapt to changes in customer preferences more quickly than we can due to their resources and scale. Changes in customers’ tastes, nutritional and dietary trends, methods of ordering, and number and location of competing restaurants often affect the restaurant industry. If our marketing efforts are unsuccessful, or if our company-owned restaurants or franchised restaurants are unable to compete successfully with other full-service restaurants in new and existing markets, our sales volume and/or pricing may be subject to downward pressure, and we may not be able to increase, or sustain, our growth rate or revenue, or reach profitability.

Furthermore, as we expand our geographic presence and further develop our digital channels, we anticipate that we will face increased competition, including with respect to access to, and audience reach of, digital channels. We may also face the risk that new or existing competitors will mimic our business model, menu offerings, marketing strategies, and overall concept. Any of the above competitive factors may materially and adversely affect our business, results of operations, and financial condition.

Our success depends substantially on our corporate reputation and on the value, perception and recognition of the Twin Peaks brand and Smokey Bones brand, and the value of our brands may be harmed or diluted through franchisee and third-party activity.

Our success depends substantially on our and our franchisees’ ability to maintain and enhance the value of the Twin Peaks brand and Smokey Bones brand and maintain the loyalty of customers to our brands. The respective value of the Twin Peaks brand and Smokey Bones brand is based in part on customer perceptions on a variety of subjective qualities. Business incidents, whether isolated or recurring, and whether originating from us, franchisees, competitors, suppliers or distributors, can significantly reduce the value of our brands and customer trust, particularly if the incidents receive considerable publicity or result in litigation. For example, our brands could be damaged by claims or perceptions regarding the quality or safety of our offerings, or the quality or reputation of our franchisees, suppliers or distributors, regardless of whether such claims or perceptions are true. Additionally, we may, from time to time, be faced with negative publicity relating to public health concerns, health inspection scores, food processing, restaurant facilities, customer complaints or litigation alleging illness or injury, employee relationships, or other matters, regardless of whether such allegations are valid, or whether or not we are held to be responsible. Similarly, entities in our supply chain may engage in conduct, including alleged human rights abuses or environmental wrongdoing, and any such conduct could damage our reputation or the reputation of our brands. Any such incidents (even if resulting from actions of a competitor in our industry or franchisee) could cause a decline directly or indirectly in customer confidence in, or the perception of, our brands and/or our offerings and reduce customer demand for our offerings, which would likely result in lower revenues and profits. Additionally, our corporate reputation could suffer from a real or perceived failure of corporate governance, or misconduct by one of our directors, officers or employees, or an employee or representative of a franchisee.

Moreover, the negative impact of adverse publicity relating to a franchised restaurant may extend far beyond that franchised restaurant or franchisee involved to affect some or all of our company-owned restaurants and other franchised restaurants. The risk of negative publicity is particularly great with respect to our franchised restaurants because we are limited in the manner in which we can manage and control a franchisee’s operations and messaging, especially on a real-time basis. The considerable expansion in the use of social media over recent years can further amplify any negative publicity that could be generated by such incidents.

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Although we monitor and regulate franchisee activities under the terms of our franchise agreements, franchisees or other third parties may refer to or make statements about our brands that do not make proper use of our trademarks or required designations, that improperly alter trademarks or branding, or that are critical of our brands or place our brands in a context that may tarnish our reputation. This may result in dilution of, or harm to, our intellectual property or the value of our brands. Franchisee noncompliance with the terms and conditions of our franchise agreements may reduce the overall goodwill of our brands, whether through the failure to meet health and safety standards, engage in quality control or maintain product consistency, or through the participation in improper or objectionable business practices. Moreover, unauthorized third parties may use our intellectual property to trade on the goodwill of our brands, resulting in customer confusion or dilution of the value of our brands. Any customer confusion, reputational dilution, or reduction of the goodwill of our brands is likely to negatively impact sales, and could materially and adversely impact our business, results of operations, and financial condition.

Furthermore, employee claims against us based on, among other things, wage and hour violations, discrimination, harassment, or wrongful termination may also create negative publicity that could adversely affect us and divert our financial and management resources that would otherwise be used to benefit the future performance of our operations. A significant increase in the number of these claims or an increase in the number of successful claims would have a material adverse effect on our business, results of operations, and financial condition. Customer demand for our products and the value of our brands could diminish significantly if any such incidents or other matters create negative publicity or otherwise erode customer confidence in us or our products, which would likely result in lower sales and could have a material adverse effect on our business, results of operations, and financial condition.

Our plans to open new restaurants, and the ongoing need for capital expenditures at our existing company-owned restaurants, require us to spend capital.

Our growth strategy depends on opening new restaurants, for which we intend to use cash flows from operations. We cannot assure you that cash flows from operations will be sufficient to allow us to implement our growth strategy. If this cash is not allocated efficiently among our various projects, or if any of our initiatives prove to be unsuccessful, we may experience reduced profitability, and we could be required to delay, significantly curtail or eliminate planned restaurant openings, which could have a material adverse effect on our business, results of operations, and financial condition.

Additionally, as our company-owned restaurants mature, our business will require capital expenditures for the maintenance, renovation, and improvement of such existing restaurants to remain competitive and maintain the respective standards of our brands. This creates an ongoing need for cash, and, to the extent we cannot fund capital expenditures from cash flows from operations, funds will need to be borrowed or otherwise obtained.

If the costs of funding new restaurants or renovations or enhancements at existing company-owned restaurants exceed budgeted amounts, and/or the time for building or renovation is longer than anticipated, our profits could be adversely impacted. If we cannot access the capital we need, we may not be able to execute on our growth strategy, take advantage of future opportunities, or respond to competitive pressures.

The number of new franchised restaurants that actually open in the future may differ materially from the number of signed commitments from potential existing and new franchisees.

As of September 28, 2025, our franchise pipeline consisted of 57 domestic franchise restaurant commitments, and 25 international franchise restaurant commitments, for Twin Peaks restaurants. For Smokey Bones restaurants, we plan to partner with our existing franchisees or new franchisees to convert approximately 19 of our current Smokey Bones restaurants into new Twin Peaks restaurants. Historically, a portion of our franchise commitments have not ultimately resulted in the opening of new franchised restaurants due to the occurrence of various risks and uncertainties, including, but not limited to, the ability of our franchisees to obtain capital and any necessary financing, market conditions, operational challenges, and regulatory changes. We have had a historical franchise commitment-to-restaurant opening conversion rate of approximately 66% for Twin Peaks restaurants over the past five years. Based on our limited history of openings of international franchised Twin Peaks restaurants, we believe the termination rate of franchise commitments for international Twin Peaks restaurants is likely to approximate the historic termination rate of franchise commitments for domestic Twin Peaks restaurants. The historic conversion rate of signed franchise commitments to the opening of new franchised Twin Peaks restaurants may not be indicative of the conversion rates we will experience in the future for Twin Peaks restaurants or Smokey Bones restaurants, and the total number of new franchised restaurants actually opened in the future may differ materially from the number of franchise commitments disclosed at any point in time.

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Our success depends in part upon effective advertising and marketing campaigns, which may not be successful, and franchisee support of such advertising and marketing campaigns.

We believe that the Twin Peaks brand and Smokey Bones brand are critical to our business, and therefore, we expend resources in our marketing efforts using a variety of media. We expect to continue to conduct brand awareness programs and customer initiatives to attract and retain customers. Should our advertising and promotions not be effective, our business, results of operations, and financial condition could be materially and adversely affected.

The support of our franchisees is critical for the success of the advertising and marketing campaigns we seek to undertake, and the successful execution of these campaigns will depend on our ability to maintain alignment with our franchisees. Our Twin Peaks franchisees are currently required to contribute 2.5% of their gross sales to the Twin Peaks National Marketing Fund to support the development of new menu offerings, brand development, and national marketing programs at Twin Peaks. Our current form of Twin Peaks franchise agreement also requires our Twin Peaks franchisees to spend at least 0.5% of their gross sales directly on local advertising. While we maintain control over advertising and marketing campaigns and materials and can mandate certain strategic initiatives pursuant to our franchise agreements, we need the active support of our franchisees if the implementation of these initiatives is to be successful. If our advertising and marketing initiatives are not successful, resulting in expenses incurred without the benefit of higher revenue, our business, results of operations, and financial condition could be materially and adversely effected.

Our quarterly operating results may fluctuate significantly due to certain factors, some of which are beyond our control, which may result in a decline in the market price of our Class A Common Stock.

Our quarterly operating results may fluctuate significantly because of several factors, including:

●	the timing of new restaurant openings;

●	expansion to new markets;

●	profitability of our restaurants, especially in new markets;

●	increases and decreases in average weekly sales and domestic same store sales as a result of seasonal factors;

●	changes in consumer preferences and competitive conditions;

●	fluctuations in commodity prices;

●	wage inflation;

●	increases in infrastructure costs;

●	impairment of long-lived assets and any loss on restaurant closures;

●	changes in interest rates; and

●	macroeconomic conditions, both nationally and locally.

As a result, our quarterly and annual operating results and same store sales may fluctuate significantly as a result of the factors discussed above. Accordingly, results for any one fiscal quarter are not necessarily indicative of results to be expected for any other fiscal quarter or for any fiscal year, and same store sales for any particular future period may decrease. In the future, our operating results may fall below the expectations of securities analysts and investors. In such an event, the market price of our Class A Common Stock would likely decrease.

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You should not place undue reliance on past increases in our same store sales as an indication of our future results of operations because they may fluctuate significantly.

A number of factors have historically affected, and will continue to affect, same store sales, including, among other factors:

●	our ability to execute our business strategy effectively;

●	unusually strong initial sales performance by new restaurants;

●	competition;

●	consumer trends and confidence; and

●	regional and national macroeconomic conditions.

The level of same store sales is a critical factor affecting our ability to generate profits because the profit margin on same store sales is generally higher than the profit margin on new restaurant sales. Our ability to increase same store sales depends in part on our ability to successfully implement our initiatives to build sales. It is possible such initiatives will not be successful, that we will not achieve our same store sales targets, or that the change in same store sales could be negative, which may cause a decrease in our sales growth and our ability to achieve profitability. This could have a material adverse effect on our business, results of operations, and financial condition.

Historical AUV levels may not be indicative of future results of any new company-owned restaurant or franchised restaurant.

The AUV levels of any new company-owned restaurant or franchised restaurant may differ from average levels experienced by our company-owned restaurants and franchised restaurants in prior periods due to a variety of factors, and these differences may be material. Accordingly, historical AUV levels may not be indicative of the future results of any new company-owned restaurant or franchised restaurant. Additionally, performance of new company-owned restaurants and franchised restaurants is impacted by a range of risks and uncertainties beyond our or our franchisees’ control, including those described by other risk factors in this Offering Circular.

An impairment in the carrying value of our goodwill or other intangible assets could adversely affect our business, results of operations, and financial condition.

We review goodwill for impairment annually, or whenever circumstances change in a way that could indicate that impairment may have occurred, and we record an impairment loss whenever we determine impairment factors are present. Significant impairment charges could have a material adverse effect on our business, results of operations, and financial condition.

We have experienced and continue to experience inflationary conditions with respect to the cost for food, labor, construction and utilities, and we may not be able to increase prices or implement operational improvements sufficient to fully offset inflationary pressures on such costs, which may adversely impact our revenues and results of operations.

The profitability of our company-owned restaurants and franchised restaurants depends in part on our ability to anticipate and react to changes in food and other supply costs, including labor costs, construction costs, and utility costs. Prices may be affected by general economic conditions, increased competition, supply shortages and interruptions due to weather, disease, inflation, and other conditions and factors beyond our control. In the fiscal years ended December 29, 2024 and December 31, 2023, our costs from operations increased significantly due to the recent inflationary environment. For example, in fiscal years 2024 and 2023, we experienced a mid-single digit percentage increase in the cost of our food ingredients, which adversely impacted our gross margins. To moderate the effects of these rising costs, we have instituted proactive initiatives to create efficiencies in our supply chain, such as optimizing our supply chain order quantities and food preparation processes to reduce food waste, and instituting pricing promotions to drive guests to higher margin products. Additionally, in fiscal years 2024 and 2023, we experienced mid-single digit percentage increases in our labor costs, which was driven primarily by increases in statutory minimum wages in certain states where our restaurants are located and other governmental regulations affecting labor costs. We mitigated the financial impact of such increases in our labor costs by focusing on increasing the productivity of our restaurant team members and enacting other cost management initiatives. Furthermore, to mitigate the impact of inflation of our food and commodity costs and labor costs, we modestly increased our menu prices by up to 5% depending on the menu item in fiscal years 2024 and 2023. However, our attempts to offset inflationary pressures on such costs may not be successful.

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Our inability to anticipate and respond effectively to one or more adverse changes in any of these factors could have a significant adverse effect on our results of operations and financial condition. We expect inflationary pressures and other fluctuations impacting the price of these items to continue to impact our business. Our attempts to offset cost pressures, such as through implementing operational efficiencies and increasing menu pricing, may not be successful. We seek to provide a moderately priced product, and, as a result, we may not be able to pass along price increases to our customers to sufficiently offset our cost increases. To the extent price increases are not sufficient to adequately offset higher costs or do not do so in a timely manner, or if such price increases result in significant decreases in revenue volume due to loss in customer retention, our revenues from sales may be adversely affected, and as a result our business, results of operations, and financial condition may also be materially and adversely affected.

Interruptions in the supply, or shortages, of food products or other supplies delivered to our company-owned restaurants and franchised restaurants could adversely affect our business, results of operations, and financial condition.

The menu offerings sold by our company-owned restaurants and franchised restaurants, and the raw materials used in these restaurants, are sourced from a variety of domestic and international vendors, suppliers and distributors. We, along with our franchisees, are also dependent upon third parties to make frequent deliveries of food products and supplies that meet our specifications at competitive prices. Shortages or interruptions in the supply of food items, raw materials and other supplies to our restaurants could adversely affect the availability, quality and cost of items used at, and the operations of, our restaurants. If such shortages result in increased cost of food items and supplies, we and our franchisees may not be able to pass along all of such increased costs to restaurant customers.

Such shortages or disruptions could be caused by increased demand, problems in production or distribution, restrictions on imports or exports, the inability of vendors to obtain credit, political instability in the countries in which suppliers and distributors are located, the financial instability of suppliers and distributors, the failure of suppliers and distributors to meet our standards, product quality issues, inflation, the price of gasoline, the cancellation of supply or distribution agreements or an inability to renew such arrangements or to find replacements on commercially reasonable terms, food safety warnings or advisories or the prospect of such pronouncements, inclement weather, natural disasters, or other conditions beyond our control or the control of our franchisees. Increasing weather volatility or other long-term changes in global weather patterns, including any changes associated with global climate change, could have a significant impact on the price, availability, and timing of delivery of some of our ingredients.

Furthermore, a failure by a key supplier or distributor to meet its service requirements could lead to a disruption of service or supply until a new supplier or distributor is engaged, and any such disruption could have an adverse effect on us and our franchisees, and therefore our business, results of operations, and financial condition.

Macroeconomic conditions could adversely affect our ability to increase sales at existing restaurants or open new restaurants.

Recessionary economic cycles, inflation, increases in commodity prices, higher interest rates, higher fuel and other energy costs, lower housing values, low consumer confidence, higher levels of unemployment, higher consumer debt levels, higher tax rates and other changes in tax laws, or other economic factors that may affect discretionary consumer spending could adversely affect our revenue and profit margins and make opening new restaurants more difficult. Our customers may have lower disposable income and reduce the frequency with which they dine out during economic downturns. This could result in fewer customer visits and/or reduced order sizes, or limitations on the prices we can charge for our menu items, any of which could reduce our sales and profit margins. Also, businesses in the vicinity in which some of our restaurants are located may experience difficulty as a result of macroeconomic trends or cease to operate, which could, in turn, further negatively affect customer traffic at our restaurants. All of these factors could have a material adverse impact on our results of operations and growth strategy.

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Additionally, negative effects on our and our franchisees’ existing and potential landlords due to the inaccessibility of credit and other unfavorable economic factors may, in turn, adversely affect our business and results of operations. If our or our franchisees’ landlords are unable to obtain financing or remain in good standing under their existing financing arrangements, they may be unable to provide construction contributions or satisfy other lease obligations owed to us or our franchisees. Moreover, if our and our franchisees’ landlords are unable to obtain sufficient credit to continue to properly manage their retail sites, we may experience a drop in the level of quality of such retail centers. The development of new restaurants may also be adversely affected by negative economic factors affecting developers and potential landlords. Developers and/or landlords may try to delay or cancel recent development projects, as well as renovations of existing projects, due to instability in the credit markets and declines in consumer spending, which could reduce the number of appropriate locations available that we would consider for our new restaurants. Furthermore, other tenants at the properties in which our restaurants are located may delay their openings, fail to open, or cease operations, and decreases in total tenant occupancy in the properties in which our restaurants are located may affect customer traffic at our restaurants.

If any of the foregoing affect any of our or our franchisees’ landlords, developers, and/or surrounding tenants, our business, results of operations, and financial condition may be materially and adversely affected.

Food safety, foodborne illness, and other health concerns may have a material adverse effect on our business.

Food safety is a top priority, and we dedicate substantial resources to ensure that our customers enjoy safe, quality food products. However, food-borne illnesses, such as E. coli, salmonella, hepatitis A, and trichinosis, occur or may occur within our system from time to time. In addition, food safety issues such as food tampering, contamination and adulteration occur or may occur within our system from time to time. Any report or publicity linking one of our company-owned restaurants or franchised restaurants, or linking our competitors or our industry generally, to instances of foodborne illness or food safety issues could adversely affect our reputation and the reputation of our brands, as well as our revenues and profits, and possibly lead to product liability claims, litigation, and damages. If a guest of one of our company-owned restaurants or franchised restaurants becomes ill as a result of food safety issues, our restaurants may be temporarily closed, which would decrease our revenues. Even instances of food-borne illness, food tampering, or food contamination occurring solely at restaurants of our competitors could result in negative publicity about the food service industry or restaurants generally and adversely impact our restaurants.

Additionally, our reliance on third-party food suppliers and distributors increases the risk that food-borne illness incidents could be caused by factors outside of our control, and that multiple restaurants would be affected rather than a single restaurant. We cannot ensure that all food items are properly maintained during transport throughout the supply chain and that our employees and our franchisees and their employees will identify all products that may be spoiled and should not be used in our restaurants. In addition, our industry has long been subject to the threat of food tampering by suppliers and employees, such as the addition of foreign objects in the food that we sell. Reports, whether or not true, of injuries caused by food tampering have in the past severely injured the reputations and brands of restaurant chains in the casual restaurant segment and could affect us in the future as well. If our customers become ill from food-borne illnesses, we could also be forced to temporarily close some restaurants. Furthermore, any instances of food contamination, whether or not at our restaurants, could subject our restaurants or our suppliers to a food recall pursuant to the Food and Drug Administration Food Safety Modernization Act.

Furthermore, the United States and other countries have also experienced, and may experience in the future, outbreaks of viruses, such as the novel coronavirus (COVID-19) and its variants, RSV, and various forms of influenza. To the extent that a virus is transmitted by human-to-human contact, our employees or customers could become infected or could choose, or be advised, to avoid gathering in public places and avoid eating in restaurant establishments such as our restaurants, which could materially and adversely affect our business, results of operations, and financial condition.

Our expansion into international markets exposes us to a number of risks that may differ in each country where we have franchised restaurants.

As of September 28, 2025, of our 114 Twin Peaks restaurants, 107 operate in the United States, and seven operate as international franchised Twin Peaks restaurants in Mexico, and all of our 45 Smokey Bones restaurants operate in the United States. We aim to grow the Twin Peaks brand internationally. However, our international expansion is in its early stages. Expansion in international markets may be affected by local economic and market, as well as geopolitical, conditions. Therefore, as we expand internationally, our internal franchised restaurants may not experience the operating margins we expect, and our results of operations and growth may be materially and adversely affected.

Additionally, some of our new restaurants are planned for markets where there may be limited or no market recognition of our brands. Those markets may have competitive conditions, consumer tastes, and discretionary spending patterns that are different from those in our existing markets. As a result, those new restaurants may be less successful than our restaurants in our existing markets. We may need to build brand awareness in such new market through greater investments in advertising, marketing, and promotional activity than we originally planned. Our franchisees may also find it more difficult in new markets to hire, motivate, and keep qualified employees who can project our vision, passion, and culture. Restaurants opened in new markets may also have lower average restaurant sales than our restaurants opened in our existing markets. Sales at restaurants opened in new markets may take longer to ramp up and reach expected sales and profit levels, and may never do so, thereby affecting our overall profitability, and materially and adversely affecting our business, results of operations, financial condition, and growth prospects.

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Furthermore, our results of operations and financial condition may be adversely affected if global markets in which our franchised restaurants compete are affected by changes in political, economic, or other factors. These factors, over which neither we nor our franchisees have control, may include:

●	political and economic instability;

●	recessionary trends in international markets;

●	changes in inflation rates;

●	changes in exchange rates and the imposition of restrictions on currency conversion or the transfer of funds;

●	increases in the taxes we pay and other changes in applicable tax laws;

●	legal and regulatory changes, and the burdens and costs of our compliance with a variety of foreign laws with respect to our international franchised restaurants;

●	changing labor conditions, including difficulties in staffing;

●	difficulty in protecting our brands, reputation and intellectual property;

●	difficulty in collecting our royalties and longer payment cycles;

●	expropriation of private enterprises;

●	increases in anti-American sentiment and the identification of the Twin Peaks brand and Smokey Bone brand as American brands; and

●	other external factors.

Moreover, we are subject to applicable rules and various international laws regulating the offer and sale of franchises, which can restrict our ability to sell franchises in such jurisdictions. Non-compliance with such rules and laws could result in governmental enforcement actions seeking a civil or criminal penalty, rescission of a franchise, or loss of our ability to offer and sell franchises in a jurisdiction, or a private lawsuit seeking rescission, damages and legal fees, any of which could have a material adverse effect on our business and results of operations.

Opening new restaurants in existing markets may negatively affect sales at existing restaurants.

We intend to continue opening new franchised restaurants in our existing markets as a core part of our growth strategy. Expansion in existing markets may be affected by local economic and market conditions. Additionally, the customer target area of our restaurants varies by location, depending on a number of factors, including population density, other local retail and business attractions, area demographics, and geography. As a result, the opening of a new restaurant in or near markets in which our restaurants already exist could adversely affect the sales of these existing restaurants. We and our franchisees may selectively open new restaurants in and around areas of existing restaurants. Sales cannibalization between restaurants may become significant in the future as we continue to expand our operations, and could affect sales growth, which could, in turn, materially and adversely affect our business, results of operations, and financial condition.

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We may be unable to realize the anticipated benefits of the Smokey Bones Acquisition.

On March 21, 2024, FAT Brands contributed to the Top Tier Twin Subsidiary, and the Top Tier Twin Subsidiary acquired, all of the outstanding capital stock of Barbeque Integrated, Inc., which is the entity that owns Smokey Bones. Our performance after the Smokey Bones Acquisition will depend, in part, on our ability to successfully and efficiently integrate Smokey Bones with our business in a cost-effective manner that does not significantly disrupt our consolidated operations. There can be no assurance that we will be able to maintain and grow our business and operations during, and following, the integration of Smokey Bones. Integrating and coordinating certain aspects of the operations and personnel of Smokey Bones involve complex operational and personnel-related challenges. This process has been and will continue to be time-consuming and expensive, may disrupt our business, and may not result in the full benefits expected from the Smokey Bones Acquisition, including cost synergies expected to arise from efficiencies and overlapping general and administrative functions. The potential difficulties, and resulting costs and delays, include:

●	consolidating corporate and administrative infrastructures;

●	difficulties attracting and retaining key personnel;

●	issues in integrating information technology (which we refer to as “IT”), communications and other systems;

●	incompatibility of purchasing, logistics, marketing, administration and other systems and processes;

●	unforeseen and unexpected liabilities related to the Smokey Bones Acquisition; and

●	underperforming Smokey Bones locations, as well as any exit and disposal costs with respect to such locations.

Additionally, the continued integration of our operations and personnel may place a significant burden on our management and other internal resources. The diversion of our management’s attention, and any difficulties encountered in the transition and integration process, could harm our business, financial condition, and results of operations.

Failure to protect our service marks or other intellectual property could harm our business.

We regard our “Twin Peaks”, “EATS. DRINKS. SCENIC VIEWS”, “29° Draft Beer”, “Twin Peaks Brewing”, Smokey Bones”, “Masters of Meat”, and “Meat is What We Do” trademarks, our Twin Peaks and mountains designs and logos, our Smokey Bones flame designs and logos, and other trademarks and service marks related to our business, as having critical importance to our future operations and marketing efforts. We rely on a combination of protections provided by contracts, copyrights, patents, trademarks, service marks, and other common law rights, such as trade secret and unfair competition laws, to protect us and our franchised restaurants from infringement. We have registered certain trademarks and service marks in the United States, Mexico, as well as certain other countries where we are considering growing internationally. However, from time to time, we become aware of names and marks being used by other persons that are identical or confusingly similar to our service marks. Although our policy is to oppose any such infringement, further or unknown unauthorized uses or other misappropriation of our trademarks or service marks could diminish the respective value of our brands and adversely affect our business. Additionally, effective intellectual property protection may not be available in every country in which our franchisees have, or intend to open or franchise, a restaurant. There can be no assurance that these protections will be adequate, and defending or enforcing our service marks and other intellectual property could result in the expenditure of significant resources, which could adversely affect our business, reputation, results of operations, and financial condition.

Furthermore, we may also face claims of infringement that could interfere with the use of the proprietary knowhow, concepts, recipes, or trade secrets used in our business. Defending against such claims could be costly and result in the expenditure of significant resources, and we may be prohibited from using such proprietary information in the future or forced to pay damages, royalties, or other fees for using such proprietary information, any of which could adversely affect our business, reputation, results of operations, and financial condition.

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We and our franchisees rely on computer systems to process transactions and manage our businesses, and a disruption or a failure of such systems or technology could harm our ability to effectively manage our businesses.

Network and information technology systems are integral to our business. We utilize various computer systems, including our restaurant point-of-sale system, which is also the system through which our franchisees report their weekly sales and their corresponding royalty fees and required advertising fund contributions are calculated and paid. When sales are reported by a franchisee, a withdrawal for the authorized amount is initiated from the franchisee’s bank on a set date each week based on gross sales during the week ended the prior Sunday. This system is critical to our ability to accurately track sales, compute royalties and advertising fund contributions, and receive timely payments due from our franchisees.

Our operations depend upon our ability to protect our computer systems and equipment against internal and external security breaches, viruses, worms and other disruptive problems, as well as from damage from physical theft, fire, power loss, telecommunications failure, or other catastrophic events. Any damage or failure of our computer systems or network infrastructure that causes an interruption in our operations could have a material adverse effect on our business and subject us to litigation or actions by regulatory authorities.

Despite the implementation of protective measures, our systems are subject to damage and/or interruption as a result of computer and network failures, computer viruses and other disruptive software, security breaches, power outages, catastrophic events, and improper usage by employees. Such events could result in a material disruption in operations, a need for a costly repair, upgrade or replacement of systems, or a decrease in, or in the collection of, royalties and advertising fund contributions paid to us by our franchisees. To the extent that any disruption or security breach were to result in a loss of, or damage to, our data or applications, or inappropriate disclosure of confidential or proprietary information, we could incur liability which could materially affect our results of operations.

It is also critical that we establish and maintain certain licensing and software agreements for the software we use in our day-to-day operations. A failure to procure or maintain these licenses could have a material adverse effect on our business operations.

If we or our franchisees are unable to protect their customers’ credit card data and other personal information, we and our franchisees could be exposed to data loss, litigation and liability, and our reputation could be significantly harmed.

Privacy protection is increasingly demanding, and our use of electronic payment methods and collection of other personal information expose us and our franchisees to increased risk of privacy and/or security breaches, as well as other risks. The majority of our and our franchisees’ restaurant sales are by credit or debit cards. In connection with credit or debit card transactions in-restaurant, we and our franchisees collect and transmit confidential information by way of secure private retail networks. Additionally, we and our franchisees collect and store personal information from individuals, including our customers and employees.

We and our franchisees may experience security breaches in which credit and debit card information is stolen in the future. Although we use secure private networks to transmit confidential information, third parties may have the technology or know-how to breach the security of the customer information transmitted in connection with credit and debit card sales, and our security measures and those of technology vendors may not effectively prohibit others from obtaining improper access to this information. The techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently and are often difficult to detect for long periods of time, which may cause a breach to go undetected for an extensive period of time. Advances in computer and software capabilities, new tools, and other developments may increase the risk of such a breach. Additionally, the systems currently used for transmission and approval of electronic payment transactions, and the technology utilized in electronic payment themselves, all of which can put electronic payment at risk, are determined and controlled by the payment card industry, not by us. Furthermore, our franchisees, contractors, or third parties with whom we do business or to whom we outsource business operations may attempt to circumvent our security measures in order to misappropriate such information and may purposefully or inadvertently cause a breach involving such information. If a person is able to circumvent our security measures or those of third parties, such perpetrator could destroy or steal valuable information or disrupt our operations. We may become subject to claims for purportedly fraudulent transactions arising out of the actual or alleged theft of credit or debit card information, and we may also be subject to lawsuits or other proceedings relating to these types of incidents. Any such claim or proceeding could cause us to incur significant unplanned expenses, which could have an adverse impact on our results of operations, cash flows, and financial condition. Moreover, adverse publicity resulting from these allegations could significantly harm our reputation and may have a material adverse effect on us and our business.

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We are exposed to the risk of natural disasters, unusual weather conditions, pandemic outbreaks, political events, and terrorism that could disrupt business and result in lower sales and increased operating costs and capital expenditures.

Our headquarters, company-owned restaurant locations, franchised restaurant locations, third-party distributors and their facilities, as well as certain of our vendors and customers, are located in areas which have been and could be subject to natural disasters such as winter storms, floods, severe thunderstorms, hurricanes, tornadoes, fires, or earthquakes. Adverse weather conditions or other extreme changes in the weather, including resulting electrical and technological failures may disrupt our and our franchisees’ business and may adversely affect our and our franchisees’ ability to obtain food and supplies and sell menu items. Our business may be harmed if our or our franchisees’ ability to obtain food and supplies and sell menu items is impacted by any such events, any of which could influence customer trends and purchases, and may negatively impact our and our franchisees’ revenue, operations, and properties. Such events could result in physical damage to one or more of our or our franchisees’ properties, the temporary closure of some or all of our company-owned restaurants, franchised restaurants and third-party distributors, the temporary lack of an adequate work force in a market, temporary or long-term disruption in the transport of goods, delay in the delivery of goods and supplies to our company-owned restaurants, franchised restaurants and third-party distributors, fuel shortages or dramatic increases in fuel prices, or disruption of our technology support or information systems, any of which would increase the cost of doing business. Additionally, such natural disasters and unusual weather conditions, increases in energy prices, political events, terrorist attacks, other natural or man-made disasters, or general negative publicity regarding any of our restaurants, as well as other regional occurrences such as more stringent state and local laws and regulations or local strikes could have a material adverse effect on our business and operations. Any of these factors, or any combination thereof, could materially and adversely affect our business, results of operations, and financial condition.

Climate change and the shift to more sustainable business practices could negatively affect our business or damage our reputation.

Climate change may increase the risk of severe weather or the risk that those events happen more frequently, which could adversely affect restaurant sales volumes in some of the markets in which we operate, and may result in decreased availability or less favorable pricing for certain commodities used in our menu offerings, such as beef, chicken, and dairy. Increases in the severity or frequency of natural disasters and other extreme weather conditions caused by climate change could also disrupt our supply chain generally or otherwise impact demand for our products and services. Additionally, concern over climate change and other sustainable business practices may result in new or increased legal and regulatory requirements or generally accepted business practices, which could significantly increase our costs and expenses. Legislative, regulatory, or other efforts to combat climate change or other environmental concerns could result in future increases in taxes and the cost of raw materials, transportation and utilities, which could necessitate future investments in facilities and equipment, and adversely affect our results of operations. Furthermore, a failure to reduce our greenhouse gas emissions or adopt other sustainable business practices, or the perception of a failure to act responsibly with respect to the environment or to effectively respond to regulatory requirements concerning climate change or other sustainable business practices, could lead to adverse publicity, diminish the respective value of our brands, and adversely affect our business.

A pandemic, epidemic or outbreak of an infectious disease, such as COVID-19, may in the future disrupt the markets we operate in or otherwise impact our restaurants, which could materially affect our business, results of operations and financial condition for an extended period of time.

If a pandemic, epidemic, outbreak of an infectious disease, such as COVID-19 and any of its various strains, or other public health crisis were to occur in an area in which we operate, our business and operations could be adversely affected. A pandemic, epidemic or outbreak might adversely impact our business by causing a temporary shutdown, by disrupting or delaying production and delivery of food and other supplies, or by causing staffing shortages in our restaurants. Such shortages could lead to us paying higher prices for food and other supplies and labor. The potential impact of a pandemic, epidemic or outbreak of an infectious disease with respect to our markets or our restaurants is difficult to predict and could materially and adversely impact our business, results of operations, and financial condition.

The global pandemic of COVID-19 impacted our restaurants, employees, business operations and financial performance, communities, as well as the broader U.S. economy and financial markets. As a result of the COVID-19 pandemic, we and our franchisees temporarily closed affected restaurants for a prolonged period of time, reduced or modified restaurant operating hours, adopted a “to-go” only operating model, or implemented a combination these actions. Additionally, the COVID-19 pandemic made it more difficult for us and our franchisees to staff restaurants, and in certain cases, caused a temporary inability to obtain food and other supplies due to supply chain disruptions, which led to increased commodity costs. These actions and consequences resulted in an adverse impact to our revenues.

As of September 28, 2025, all of our Twin Peaks restaurants and Smokey Bones restaurants were operating at 100% indoor dining capacity. However, there can be no assurance that developments with respect to the COVID-19 pandemic or another similar pandemic, epidemic, outbreak of an infectious disease or public health crisis, and any governmental measures taken to control it, will not adversely affect our business, results of operation, and financial condition. Currently, substantially all of our Twin Peaks restaurants are located in 26 states, and all of our Smokey Bones restaurants are located in 15 states. As a result of our concentration in certain markets, we may be disproportionately affected by any increased severity of a pandemic, epidemic, outbreak of an infectious disease or public health crisis, and any governmental measures taken to control it, in these states compared to other chain restaurants with a more dispersed national footprint.

Furthermore, customer behavior has changed, and may continue to fundamentally and permanently change, as a result of the COVID-19 pandemic and the heightened concern over another potential pandemic, epidemic, outbreak of an infectious disease, or public health crisis in both the near and long term. Such changes may pose significant challenges to our current business model. For example, certain viruses may be transmitted through human contact, and the risk of contracting viruses could cause customers or employees to avoid gathering in public places, which could adversely affect restaurant customer traffic or the ability to adequately staff restaurants. Traffic in restaurants, including our company-owned restaurants and franchised restaurants, has been adversely affected by the increase in customers relying on off-premises orders. All of this could materially and adversely impact sales at our restaurants and our growth prospects. We have already made adjustments to our restaurant operations due to the COVID-19 pandemic and may have to further re-design our service and business models to accommodate changed behavior patterns of customers in the future. Any such effort could result in increased capital expenditures, business disruption, and lower margin sales, and may not be successful in increasing our revenue, thereby materially and adversely impacting our business, results of operations, and financial condition.

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Risks Related to Regulatory Matters and Legal Proceedings

Our business is subject to extensive federal, state, local, and foreign regulations, including alcoholic beverage and food service regulations, and we may incur additional costs or liabilities as a result of government regulation of our company-owned restaurants and franchised restaurants.

Our business is subject to extensive federal, state, local, and foreign government regulation, including, among others, regulations related to franchising, the preparation and sale of food, the sale of alcoholic beverages, zoning and building codes, land use, sanitation, and employee health and safety matters.

We are subject to state and local government franchise registration requirements, the rules and regulations of the Federal Trade Commission (which we refer to as the “FTC”), various state laws regulating the offer and sale of franchises in the United States through the provision of franchise disclosure documents containing certain mandatory disclosures, various state laws regulating the franchise relationship, and certain rules and requirements regulating franchising arrangements in foreign countries. Although we believe that our franchise disclosure documents, together with any applicable state-specific versions or supplements, and the franchising procedures that we use, comply in all material respects with both the FTC guidelines and all applicable state laws regulating franchising in those states in which we offer and grant new franchise arrangements, noncompliance could reduce our anticipated royalty income, which in turn could materially and adversely affect our business and results of operations.

We and our franchisees are subject to various existing federal, state, local, and foreign laws affecting the operation of our restaurants, including various health, sanitation, fire, and safety standards. The impact of current laws and regulations, the effect of future changes in laws or regulations that impose additional requirements, and the consequences of litigation relating to current or future laws and regulations, or our inability to respond effectively to significant regulatory or public policy issues, could increase our compliance and other costs of doing business, and therefore have an adverse effect on our results of operations. Failure to comply with the laws and regulatory requirements of federal, state, local, and foreign authorities could result in, among other things, revocation of required licenses, administrative enforcement actions, fines, and civil and criminal liability. Additionally, certain laws could require us or our franchisees to expend significant funds to make modifications to our restaurants if we fail to comply with applicable standards. Compliance with all of these laws and regulations can be costly and can increase our exposure to litigation or governmental investigations or proceedings.

We are also required to comply with the standards mandated by the Americans with Disabilities Act (which we refer to as the “ADA”), which generally prohibits discrimination in accommodation or employment based on disability. We may in the future have to modify our restaurants or our operations to make reasonable accommodations for disabled persons, and such capital expenditures could be material. The costs of operating our company-owned restaurants and franchised restaurants may increase in the event of changes in laws governing minimum hourly wages, overtime and tip credits, working conditions, predictive scheduling, health care, workers’ compensation insurance rates, unemployment tax rates, sales taxes, or other laws and regulations, such as those governing access for the disabled (including the ADA). If any of these costs were to increase and we are unable or unwilling to pass on such costs to our customers by increasing menu prices or by other means, our business, results of operations, and financial condition could be adversely impacted.

Each of our restaurants is required to obtain a license to sell alcoholic beverages on its premises from a state authority and, in certain locations, county and municipal authorities. Typically, our licenses to sell alcoholic beverages must be renewed annually, and such licenses have in the past been, and may in the future be, suspended or revoked at any time for cause. Alcoholic beverage control regulations govern various aspects of the daily operations of our company-owned restaurants and franchised restaurants, including the minimum age of guests and team members, hours of operation, advertising, wholesale purchasing, and inventory control, handling and storage. Any failure by any of our company-owned restaurants or franchised restaurants to obtain and maintain, on a timely basis, liquor or other licenses, permits or approvals required to serve alcoholic beverages or food, as well as any associated negative publicity resulting from any such failure could delay or prevent the opening of, or adversely impact the viability of, and could have an adverse effect on, that restaurant and its operating and financial performance. We apply for our liquor licenses with the advice of outside legal counsel and licensing consultants. Because of the various state and federal licensing and permitting requirements, there is a significant risk that one or more regulatory agencies could determine that we have not complied with applicable licensing or permitting regulations, or have not maintained the approvals necessary for us or any of our franchisees to conduct business within their jurisdiction. Any changes in the application or interpretation of existing laws or regulations may adversely impact our restaurants in such jurisdiction and could also cause us or affected franchisees to lose, either temporarily or permanently, the licenses, permits or approvals necessary to conduct restaurant operations, and subject us and affected franchisees to fines and penalties.

Failure to comply with federal, state, local or foreign rules and regulations could cause our licenses to be revoked and force us to cease the sale of alcoholic beverages at certain restaurants. Any difficulties, delays, or failures in obtaining such licenses, permits or approvals could delay or prevent the opening of a restaurant in a particular area or increase the costs associated therewith. Additionally, in certain states, including states where we or our franchisees have existing restaurants, or where we or a franchisee plan to open a restaurant, the number of liquor licenses available is limited, and licenses are traded on the open market. Liquor, beer and wine sales comprise a significant portion of our revenue. If we or our franchisees are unable to maintain existing licenses, our guest patronage, revenue, and results of operations would be adversely affected. If we or a franchisee choose to open a restaurant in those states where the number of available licenses is limited, the cost of a new license could be significant.

Changes in, or noncompliance with, applicable laws and governmental regulations may adversely affect our business operations, financial condition, and/or growth prospects.

We and our franchisees are subject to numerous laws and regulations, which change regularly and are increasingly complex. For example, we and our franchisees are subject to:

●	government orders relating to health and other public safety concerns, such as the various restrictions imposed on the business operations of restaurants due to the COVID-19 pandemic;

●	laws and regulations relating to menu labeling, nutritional content, nutritional labeling, product safety, and product marketing;

●	laws relating to state and local licensing;

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●	laws and regulations relating to health, sanitation, food, workplace safety, child labor, including laws prohibiting the use of certain “hazardous equipment” by employees younger than the age of 18 years of age, and fire safety and prevention;

●	laws relating to information security, privacy, cashless payments, and consumer protection;

●	laws relating to the relationship between franchisors and franchisees;

●	the ADA in the United States and similar state laws which give civil rights protections to individuals with disabilities in the context of employment, public accommodations and other areas;

●	the U.S. Fair Labor Standards Act, which governs matters such as minimum wages, overtime and other working conditions, as well as family leave mandates, and a variety of similar state laws which govern these and other employment law matters;

●	laws and regulations in government mandated health care benefits, such as the Patient Protection and Affordable Care Act;

●	laws and regulations relating to union organizing rights and activities;

●	laws relating to international trade and sanctions;

●	laws relating to currency conversion or exchange;

●	tax laws and regulations;

●	antibribery and anticorruption laws;

●	environmental laws and regulations; and

●	federal and state immigration laws and regulations in the United States.

Compliance with new or existing laws and regulations could impact our operations. The compliance costs associated with these laws and regulations could be substantial. Any failure or alleged failure to comply with these laws or regulations by us or our franchisees could adversely affect our reputation, international expansion efforts, growth prospects and financial results, or result in, among other things, litigation, revocation of required licenses, internal investigations, governmental investigations or proceedings, administrative enforcement actions, fines, and civil and criminal liability. Publicity relating to any such noncompliance could also harm our reputation and adversely affect our business.

Legislation and regulations requiring the display and provision of nutritional information for our menu offerings, new information or attitudes regarding diet and health, and/or adverse opinions about the health effects of consuming our menu offerings, could affect customer preferences and negatively impact our business and results of operations.

Government regulations and customer eating habits may impact our business as a result of changes in attitudes regarding diet and health, or new information regarding the health effects of consuming our menu offerings. These changes have resulted in, and may continue to result in, the enactment of laws and regulations that impact the ingredients and nutritional content of our menu offerings, or laws and regulations requiring us to disclose the nutritional content of our menu offerings.

The Patient Protection and Affordable Care Act, as amended by the Health Care and Education Affordability Reconciliation Act of 2010 (which we refer to as the “PPACA”), establishes a uniform, federal requirement for certain restaurants to post certain nutritional information on their menus. Specifically, the PPACA amended the Federal Food, Drug and Cosmetic Act to require chain restaurants with 20 or more locations operating under the same name and offering substantially the same menu to publish the total number of calories of standard menu items on menus and menu boards, along with a statement that puts this calorie information in the context of a total daily caloric intake. The PPACA also requires covered restaurants to provide to customers, upon request, a written summary of detailed nutritional information for each standard menu item, and to provide a statement on menus and menu boards about the availability of this information. The PPACA further permits the United States Food and Drug Administration to require covered restaurants to make additional nutrient disclosures, such as disclosure of trans-fat content. An unfavorable report on, or reaction to, our menu ingredients, the nutritional content of our menu items, or the size of our portions could negatively influence the demand for our menu offerings. We cannot make any assurances regarding our ability to effectively respond to changes in customer health perceptions, to adapt our menu offerings to trends in eating habits, or to successfully implement applicable nutrient content disclosure requirements. The imposition of additional menu-labeling laws could have a material adverse effect on our business, results of operations and financial condition, as well as on the restaurant industry in general.

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Furthermore, a number of states, counties and cities have enacted menu labeling laws requiring multi-unit restaurant operators to disclose certain nutritional information to guests or have enacted legislation restricting the use of certain types of ingredients in restaurants. Compliance with current and future laws and regulations regarding the ingredients and nutritional content of our menu items may be costly and time-consuming. Additionally, some government authorities are increasing regulations regarding trans-fats and sodium, which may require us to limit trans-fats and sodium in our menu offerings or switch to higher cost ingredients or may hinder our ability to operate in certain markets. Some jurisdictions have banned certain cooking ingredients, such as trans-fats, or have discussed banning certain products, such as large sodas. Removal of these products and ingredients from our menus could negatively affect our menu offerings, guest satisfaction levels, and sales volumes. If we or our franchisees fail to comply with these laws or regulations, we could be subject to governmental enforcement actions and fines and civil and criminal liability, any of which could materially and adversely affect our business, results of operations, and financial condition.

Compliance with environmental, health and safety laws and regulations may negatively affect our business.

We are subject to various federal, state, local, and foreign environmental, health and safety laws and regulations, including those concerning climate change, pollution, waste disposal, and the presence, use, management, handling, storage, discharge, release, treatment and disposal of, and exposure to and remediation of, hazardous substances and waste. These laws and regulations can be costly to comply with and provide for significant criminal and civil fines and penalties or other sanctions for noncompliance, and joint and several liabilities for remediation, sometimes without regard to whether the owner or operator of the property knew of, or was responsible for, such contamination. Some of our restaurants may be located in areas that were previously occupied by companies or operations that had a more significant environmental impact. We could face costs or liability related to environmental conditions at prior, existing or future restaurant locations, including sites where we have franchised restaurants. Third parties may also make claims against owners or operators of properties for personal injuries and property damage associated with releases of, or actual or alleged exposure to, such hazardous substances or waste at, on or from our company-owned restaurants or franchised restaurants.

Environmental conditions relating to the release of hazardous substances or waste at prior, existing or future restaurant sites, or our violations of environmental, health and safety laws and regulations, could materially and adversely affect our business, results of operations, and financial condition. Additionally, environmental, health and safety laws and regulations, and the administration, interpretation and enforcement thereof, are subject to change and may become more stringent in the future, each of which could materially and adversely affect our business, results of operations, and financial condition.

Furthermore, there has been increased public focus by governmental and non-governmental entities and our customers on environmental and sustainability matters such as climate change, reduction of greenhouse gas emissions, water consumption, waste, packaging, and animal health and welfare. As a result, we may face increased pressure to provide expanded disclosure, make or expand commitments, establish targets or goals, or take other actions in connection with environmental and sustainability matters. Legislative, regulatory or other efforts to address environmental and sustainability matters could negatively impact our cost structure and operational efficiencies, or result in future increases in the cost of raw materials, transportation, utilities, and taxes, which could decrease our operating profits and necessitate future investments in facilities and equipment. Our business, results of operations, and financial condition could be materially and adversely affected to the extent that such environmental or sustainability concerns reduce customer demand for our restaurants.

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Failure to comply with antibribery or anticorruption laws could adversely affect our business operations.

The U.S. Foreign Corrupt Practices Act and other similar applicable laws prohibiting bribery of government officials and other corrupt practices are the subject of increasing emphasis and enforcement around the world. Although we have implemented policies and procedures designed to promote compliance with these laws, there can be no assurance that our employees, contractors, agents, franchisees or other third parties will not take actions in violation of our policies, procedures or applicable law, particularly as we expand our operations in emerging markets and elsewhere. Any such violations or suspected violations could subject us to criminal or civil penalties, including substantial fines and significant investigation costs, and could also materially damage our reputation, brand, international expansion efforts and growth prospects, business, and operating results. Negative publicity relating to any noncompliance or alleged noncompliance could also harm our reputation and adversely affect our business and results of operations.

New or revised tax regulations could have an adverse effect on our financial results.

We are subject to income and other taxes in the United States. Our effective income tax rate and other taxes in the future could be adversely affected by a number of factors, including changes in the mix of earnings in jurisdictions with different statutory tax rates, changes in the valuation of deferred tax assets and liabilities, changes in tax laws or other legislative changes, and the outcome of income tax audits. Although we believe our tax estimates are reasonable, the final determination of tax audits could be materially different from our historical income tax provisions and accruals. The results of a tax audit could have a material effect on our results of operations or cash flows in the period or periods for which that determination is made. In addition, our effective income tax rate and our results may be impacted by our ability to realize deferred tax benefits, including our FICA tip credit carryforwards, and by any increases or decreases of our valuation allowances applied to our existing deferred tax assets. Additional tax regulations could be issued, and there is no assurance that any future guidance will not adversely affect our financial condition.

Restaurant companies have been the target of class action lawsuits and other proceedings alleging, among other things, violations of federal and state workplace and employment laws. Proceedings of this nature are costly, divert management attention and, if successful, could result in our payment of substantial damages or settlement costs.

Our business is subject to the risk of litigation by customers, employees, franchisees, suppliers, stockholders or others through private actions, class actions, administrative proceedings, regulatory actions, or other litigation. The outcome of litigation, particularly class action and regulatory actions, is difficult to assess or quantify. In recent years, restaurant companies, including us, have been subject to lawsuits alleging violations of federal and state laws regarding workplace and employment conditions, discrimination, and similar matters. A number of these lawsuits, including class action lawsuits, have resulted in the payment of substantial damages by the defendants. Similar lawsuits have been instituted from time to time alleging violations of various federal and state wage and hour laws regarding, among other things, employee meal deductions, overtime eligibility of managers, and failure to pay for all hours worked. Such lawsuits may have a material adverse effect on our business, results of operations, and financial condition. We are currently not a defendant in any class action lawsuit asserting such a claim. However, we cannot assure you that such a lawsuit will not be filed against us, and we cannot guarantee that our internal controls and training will be fully effective in preventing any such issues from arising.

Regardless of whether any claims against us are valid or whether we are liable, claims may be expensive to defend and may divert time and money away from our operations, resulting in increases in our insurance premiums, and reducing our and our franchisees’ insurability. In addition, such claims may generate negative publicity, which could reduce customer traffic and sales. Although we maintain what we believe to be adequate levels of insurance, insurance may not be available at all or in sufficient amounts to cover any liabilities with respect to these or other matters. A judgment or other liability in excess of our insurance coverage for any claims or any adverse publicity resulting from claims could materially and adversely affect our business, results of operations, and financial condition.

Our business activities subject us to litigation risk that could affect us adversely by subjecting us to significant money damages and other remedies or by increasing our litigation expense.

We and our franchisees are, from time to time, the subject of complaints or litigation, including customer claims, personal-injury claims, environmental claims, contract claims, claims related to violations of the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, as amended, claims related to the U.S. Equal Employment Opportunity Commission, or others alleging violations of federal and state laws regarding workplace and employment conditions, discrimination and similar matters, advertising laws, intellectual property claims, and other claims made in the ordinary course of business.

Each of these claims may increase costs, reduce the execution of new franchise agreements, and limit the funds available to franchisees to make their royalty payments to us. Litigation against a franchisee or its affiliates by third parties or regulatory agencies, whether in the ordinary course of business or otherwise, may also include claims against us by virtue of our relationship with the defendant-franchisee, whether under vicarious liability, joint employer, or other theories. In addition to decreasing the ability of a defendant-franchisee to make royalty payments in the event of such claims, and diverting our management resources, adverse publicity resulting from such allegations may materially and adversely affect us and our brands, regardless of whether these allegations are valid or whether we are liable. Our international operations may be subject to additional risks related to litigation, including difficulties in enforcement of contractual obligations governed by foreign law due to differing interpretations of rights and obligations, compliance with multiple and potentially conflicting laws, new and potentially untested laws and judicial systems, and reduced or diminished protection of intellectual property. A substantial judgment against us or one of our subsidiaries could materially and adversely affect our business, results of operations, and financial condition.

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We are also subject to “dram shop” statutes in certain states in which our restaurants are located. These statutes generally provide that a person injured by an intoxicated person has the right to recover damages from an establishment that wrongfully served alcoholic beverages to the intoxicated individual. As of September 28, 2025, Twin Peaks is currently the subject of five lawsuits that allege violations of these statutes. Recent litigation against restaurant chains has resulted in significant judgments and settlements under dram shop statutes. Because these cases often seek punitive damages, which may not be covered by insurance, a judgment significantly in excess of our insurance coverage or not covered by insurance could have a material adverse effect on our business, results of operations, and financial condition. Regardless of whether any claims against us are valid or whether we are liable, claims may be expensive to defend and may divert time and money away from operations and hurt our financial performance. Approximately 48% of Twin Peaks’ food and beverage revenues were derived from the sale of alcoholic beverages during each of the fiscal years ended December 29, 2024 and December 31, 2023, and approximately 12% of Smokey Bones’ food and beverage revenues were derived from the sale of alcoholic beverages during each of the fiscal years ended December 29, 2024 and December 31, 2023. Any adverse publicity resulting from any allegations arising from a dram shop statute may materially and adversely affect our business, results of operations, and financial condition.

We may engage in litigation with our franchisees.

Although we believe we generally enjoy positive working relationships with the vast majority of our franchisees, the nature of the franchisor-franchisee relationship may give rise to litigation with our franchisees. In the ordinary course of business, we are the subject of complaints or litigation from franchisees, usually related to alleged breaches of contract or wrongful termination under the franchise arrangements. Additionally, we may in the future engage in litigation with franchisees to enforce the terms of our franchise agreements and compliance with the respective standards of our brands, as determined necessary to protect our brands, the consistency of our products, and the customer experience. Conversely, we may in the future also be subject to claims by our franchisees relating to our franchise disclosure document, including claims based on information contained therein. Engaging in such litigation may be costly and time-consuming, may distract management, and may materially and adversely affect our relationships with franchisees and our ability to attract new franchisees. Any negative outcome of these or any other claims could materially and adversely affect our results of operations, as well as our ability to expand our franchise system, and may damage our reputation and brand. Furthermore, existing and future franchise-related legislation could subject us to additional litigation risk in the event we terminate or fail to renew a franchise relationship.

Litigation with respect to intellectual property, if decided against us, may result in competing uses or require adoption of new, non-infringing intellectual property, which may in turn adversely affect sales and revenues.

There can be no assurance that third parties will not assert claims of infringement, misappropriation, or other violation of intellectual property against us, or assert claims that our trademarks, service marks, trade names and other intellectual property are invalid or unenforceable. In addition, our trademarks may be narrowed. Any such claims decided against us could have a material adverse effect on our business, results of operations, and financial condition or financial condition. For example, if any of our intellectual property is invalidated or deemed unenforceable, competing uses of such intellectual property would be permitted and could lead to a decline in our results of operations. Furthermore, any infringement or misappropriation claims decided against us could result in us being required to pay damages, cease using our intellectual property, develop or adopt non-infringing intellectual property, or acquire a license to the third-party intellectual property that is the subject of the asserted claim. There could be significant expenses associated with the defense of any claims of infringement, misappropriation, or other violation of third-party intellectual property. We may also from time to time have to assert claims against third parties and initiate litigation in order to enforce our trademarks, service marks, trade names and other intellectual property. Any such litigation could result in substantial costs and diversion of resources, could be protracted with no certainty of success, or could fail to achieve an adequate remedy. Any of these occurrences could have a material adverse effect on our business, results of operations, and financial condition.

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Risks Related to our Organizational Structure

The dual class structure of our Common Stock has the effect of concentrating voting control with FAT Brands, as FAT Brands owns all of the shares of our Class B Common Stock and, as of immediately prior to this Offering, controls approximately 98.6% of the total voting power of the outstanding shares of our Common Stock. This dual class structure limits or precludes the ability of our other stockholders to influence matters requiring stockholder approval.

Our Class B Common Stock is entitled to 50 votes per share, and our Class A Common Stock is entitled to one vote per share. Each of our Class A Common Stock and Class B Common Stock is deemed to be a separate series of Common Stock for any and all purposes under the General Corporation Law of the State of Delaware (which we refer to as the “DGCL”). Because of the 50-to-1 voting ratio between our Class B Common Stock and our Class A Common Stock, FAT Brands, which we expect to continue to own (i) 51,778,412 shares of our Class A Common Stock, and (ii) all of the 2,870,000 outstanding shares of our Class B Common Stock, will hold approximately 89.5% of the total voting power of the outstanding shares of our Common Stock (assuming the sale and issuance of all 10,000,000 Units in this Offering and the full conversion of all shares of Series A Preferred Stock and exercise of all Warrants comprising such Units) immediately following the completion of this Offering. For as long as FAT Brands beneficially owns shares of our Common Stock representing at least a majority of the votes entitled to be cast by the holders of our Common Stock, FAT Brands will have the ability to control the outcome of matters submitted to our stockholders for approval, including being able to elect all of the members of our Board of Directors.

Additionally, until such time as FAT Brands beneficially owns shares of our Common Stock representing less than a majority of the votes entitled to be cast by the holders of our Common Stock, FAT Brands will have the ability to take stockholder action without the vote of any other stockholders and without having to call a stockholders meeting, and our other stockholders (including the purchasers in this Offering) will not be able to affect the outcome of any stockholder vote during this period. As a result, FAT Brands will have the ability to control all matters affecting our Company, including, but not limited to:

●	the composition of our Board of Directors and, through our Board of Directors, any determination with respect to our business plans and policies;

●	the strategy, direction, and objectives of our business;

●	any determinations with respect to mergers, acquisitions, and other business combinations;

●	our acquisition or disposition of assets;

●	our financing activities;

●	changes to our Charter and our Bylaws;

●	changes to the agreements and arrangements entered into in connection with our transition to becoming a public company, including, but not limited to, the Master Separation and Distribution Agreement and the Tax Matters Agreement;

●	the number of shares of our Common Stock available for issuance under our 2025 Incentive Compensation Plan, our Management Equity Plan, or other compensation plans for our prospective and existing directors, officers and employees; and

●	corporate opportunities that may be suitable for both our Company and FAT Brands.

Immediately following this Offering, FAT Brands will continue to beneficially hold a majority of the voting power of our Common Stock. We expect FAT Brands to generally make strategic decisions that it believes are in the best interests of its business as a whole, and these decisions may not necessarily be in our best interests as a stand-alone company. FAT Brands’ decisions with respect to us or its ownership of our Common Stock may be resolved in ways that favor FAT Brands and its stockholders, which may not coincide with the interests of our other stockholders. Furthermore, FAT Brands’ interests and objectives as a stockholder of our Company may even directly conflict with your interests and objectives as a stockholder of our Company. For example, FAT Brands may be more or less interested in our Company entering into a transaction or conducting an activity due to the impact such transaction or activity may have on FAT Brands as a separate company, independent from us. In such instances, FAT Brands may exercise its control over us in a way that is beneficial to FAT Brands, and our other stockholders (including the purchasers in this Offering) will not be able to affect such outcome so long as FAT Brands continues to hold a majority of the voting power of our Common Stock.

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We are a “controlled company” within the meaning of the corporate governance standards of Nasdaq, and as a result, we qualify for exemptions from certain corporate governance requirements. We do not currently, and do not currently intend to, rely on any of these exemptions, but there can be no assurance that we will not rely on these exemptions in the future.

So long as more than 50% of the voting power for the election of our directors is held by an individual, a group, or another company, we will qualify as a “controlled company” under the Nasdaq Listing Rules. Immediately after the completion of this Offering, FAT Brands will continue to beneficially hold a majority of the voting power of our outstanding Common Stock. As a result, we will continue to be a “controlled company” under the Nasdaq Listing Rules. As a controlled company, we are eligible to rely on exemptions from certain Nasdaq corporate governance requirements, including those that would otherwise require our Board of Directors to have a majority of independent directors and require that we establish a compensation committee and nominating and corporate governance committee comprised entirely of independent directors, or otherwise ensure that the compensation of our executive officers and nominees for directors are determined or recommended to our Board of Directors by the independent members of our Board of Directors. We do not currently, and do not currently intend to, rely on any of these exemptions, but there can be no assurance that we will not rely on these exemptions in the future. If we were to utilize some or all of these exemptions in the future, holders of our Common Stock will not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of Nasdaq. See also “Management—Controlled Company Exemptions.”

In order to preserve the ability for FAT Brands to distribute its shares of our Common Stock on a tax-free basis for U.S. federal income tax purposes, we may be prevented from pursuing opportunities to raise capital, to effectuate acquisitions, or to provide equity incentives to our directors, officers and employees, which could hurt our ability to grow.

FAT Brands has advised us that it may in the future make one or more additional distributions to its stockholders of all or a portion of the shares of our Common Stock that it holds, which may include distributions effected as a dividend to stockholders of FAT Brands (which we refer to as the “Potential FAT Brands Distribution”). FAT Brands currently intends to preserve its ability to undertake the Potential FAT Brands Distribution in a manner that is tax-free for U.S. federal income tax purposes. Among other requirements, beneficial ownership of at least 80% of the total voting power and 80% of each class of non-voting capital stock is required in order for FAT Brands to effect a spin-off of its shares of our Common Stock that is tax-free for U.S. federal income tax purposes. Under the Master Separation and Distribution Agreement and the Tax Matters Agreement that we entered into in connection with our Reorganization, we have agreed to not knowingly take or fail to take any action that could reasonably be expected to preclude FAT Brands’ ability to undertake the Potential FAT Brands Distribution. These restrictions could cause us to forgo capital raising or acquisition opportunities that would otherwise be available to us. As a result, we may be precluded from pursuing certain growth opportunities or initiatives. See also “Offering Circular Summary—Our Relationship with FAT Brands—Potential FAT Brands Distribution” and “Certain Relationships and Related Party Transactions—Agreements Entered into with FAT Brands in Connection with our Reorganization and the Spin-Off—Tax Matters Agreement”.

On March 11, 2024, the Treasury Department released the General Explanations of the Administration’s Fiscal Year 2025 Revenue Proposals (which we refer to as the “Greenbook”), which proposes, among other proposals, imposing new restrictions and requirements in connection with spin-offs that are structured to be treated as tax-free for U.S. federal income tax purposes. In particular, while current law does not have a specific requirement related to the value of the shares distributed in a tax-free spin-off, the Greenbook proposals, if implemented, would require ownership by the distributor of 80% or more of a corporation’s stock by both voting power and value. Any such restrictions and requirements may adversely affect the ability of FAT Brands to distribute its shares of our Common Stock in the Potential FAT Brands Distribution on a tax-free basis for U.S. federal income tax purposes, and potentially subject us to additional restrictions because of our obligations under the Master Separation and Distribution Agreement and the Tax Matters Agreement.

Furthermore, if the Potential FAT Brands Distribution does not occur and FAT Brands does not otherwise dispose of its shares of our Common Stock, the risks relating to FAT Brands’ control of us and the potential conflicts of interest between FAT Brands and us will continue to be relevant to holders of our Class A Common Stock. The liquidity of our Class A Common Stock in the market may be constrained for as long as FAT Brands continues to hold a significant portion of our Common Stock. A lack of liquidity in our Class A Common Stock could depress the market price of our Class A Common Stock.

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If FAT Brands pursues the Potential FAT Brands Distribution and there is later a determination that such distribution is taxable for U.S. federal income tax purposes, we could incur significant liabilities.

The Potential FAT Brands Distribution, if pursued, may be subject to various conditions, all of which will be waivable by FAT Brands in its sole discretion, including the receipt of a private letter ruling from the IRS and an opinion of tax counsel to the effect that such Potential FAT Brands Distribution would be tax-free to FAT Brands and its stockholders for U.S. federal income tax purposes. In the event that the Potential FAT Brands Distribution takes place, despite such IRS private letter ruling and opinion of tax counsel, the IRS could determine on audit that the distribution made under the Potential FAT Brands Distribution is taxable. In such case, FAT Brands and/or its stockholders could incur significant U.S. federal income tax liabilities, and we could also incur significant liabilities. Under the Tax Matters Agreement, we are generally required to indemnify FAT Brands against taxes incurred by FAT Brands that arise as a result of a breach of any representation made by us, or as a result of us taking or failing to take, as the case may be, certain actions, including, in each case, those provided for in connection with such IRS private letter ruling and opinion of tax counsel, that result in the Potential FAT Brands Distribution failing to meet the requirements of a tax-free distribution. Additionally, under the Tax Matters Agreement, we may be required to indemnify FAT Brands against any tax liabilities arising as a result of an acquisition of our stock or assets, even if we do not participate in or otherwise facilitate such acquisition.

If FAT Brands pursues the Potential FAT Brands Distribution, we may be subject to significant restrictions, including with respect to our ability to engage in certain corporate transactions for a two-year period following such distribution, in order to avoid triggering significant tax-related liabilities.

If FAT Brands pursues the Potential FAT Brands Distribution, in order to preserve the tax-free treatment for U.S. federal income tax purposes to FAT Brands of such distribution, under the Tax Matters Agreement, we will be restricted from taking any action that prevents the FAT Brands Distribution (if pursued) from being treated as tax-free for U.S. federal income tax purposes. Specifically, during the two-year period following the Potential FAT Brands Distribution, except in specific circumstances, we and our subsidiaries generally would be prohibited from taking the following actions without first obtaining an IRS private letter ruling and an opinion of tax counsel to the effect that such actions will not result in the Potential FAT Brands Distribution failing to qualify as a tax-free spin-off: (i) ceasing to conduct our business, (ii) entering into certain transactions pursuant to which all or a portion of the shares of our Common Stock or certain of our and our subsidiaries’ assets would be acquired, (iii) liquidating, merging, or consolidating with any other entity, (iv) issuing our equity securities beyond certain thresholds, (v) repurchasing our shares other than in certain open-market transactions, (vi) amending our Charter or taking any other action that would affect the voting rights of our capital stock, or (vii) taking or failing to take any other action that would be reasonably likely to cause the Potential FAT Brands Distribution to fail to qualify as a transaction that is generally tax-free for U.S. federal income tax purposes. Such restrictions may reduce our strategic and operating flexibility.

The arrangements we made with FAT Brands in connection with our Reorganization and the Spin-Off may not be adequate and could harm our operations, thereby adversely affecting our business, results of operations, and financial condition.

We and the Twin Group are the first and only subsidiaries to be separated from the FAT Brands organization in a spin-off. In connection with our Reorganization and the Spin-Off, we made various separation, transition, and ongoing arrangements with FAT Brands. However, we cannot be certain that such arrangements will fully and adequately address all of our needs as a standalone company. If the arrangements we have made with FAT Brands are not comprehensive enough to meet our needs as a standalone company, our operations and financial performance may be adversely impacted.

The agreements we have put in place with FAT Brands in connection with our Reorganization and the Spin-Off were entered into while we and the Twin Group were subsidiaries of FAT Brands with relatively limited negotiating power. The agreements were not negotiated at arm’s length and contain certain terms that we would not have agreed to with an unaffiliated third party. For example, FAT Brands has the right to, and has no duty not to, among other actions, (i) engage in the same or similar business activities or lines of business as we do, (ii) open restaurants in the vicinity where we currently have restaurants, and (iii) do business with any of our franchisees or customer. These and other terms of our agreements with FAT Brands may put us at a disadvantage relative to our competitors and peer companies and could adversely impact our operations and financial performance. For more information regarding these agreements, see “Certain Relationships and Related Party Transactions—Agreements Entered into with FAT Brands in Connection with our Reorganization and the Spin-Off”.

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We cannot know how the market will react over time to our unique arrangements with FAT Brands, or how those arrangements will develop as our relationship with FAT Brands evolves. In connection with our Reorganization and the Spin-Off, we carefully prepared for our separation from FAT Brands, but due to the unique structure we employed, there may be many foreseeable and unforeseeable adverse effects on us if the expected benefits of our arrangements with FAT Brands are not realized by us.

Our inability to maintain a strong relationship with FAT Brands, or to resolve favorably any disputes that may arise between us and FAT Brands, could result in a significant reduction of our revenue.

Maintaining a strong relationship with FAT Brands will be important to our success as long as FAT Brands remains a majority stockholder. Disputes may arise between us and FAT Brands in a number of areas relating to our ongoing relationship, including:

●	our strategy, direction, and objectives as a business;

●	tax, indemnification, and other matters arising from our separation from FAT Brands;

●	financing or other business activities which may require the consent of FAT Brands;

●	business combinations involving us;

●	sales or dispositions by FAT Brands of all or any portion of the shares of our Common Stock that it holds; and

●	business opportunities that may be attractive to both us and FAT Brands.

We may not be able to resolve any potential conflicts between us and FAT Brands. Assuming we are able to resolve any such potential conflict, we intend for such resolution to be comparable to the resolution that we would reach with an unaffiliated third party; however, the resolution that we actually reach may be less favorable than if we were dealing with an unaffiliated third party.

Additionally, the agreements we have entered into with FAT Brands may be amended upon agreement between the parties thereto. While we are controlled by FAT Brands, we may not have the leverage to negotiate any amendments to such agreements, if required, on terms that are as favorable to us as those we would potentially be able to obtain from an unaffiliated third party.

Our business and that of FAT Brands overlap, and FAT Brands is not prohibited from competing with us, which could reduce our market share.

We and FAT Brands are both engaged in the restaurant business to provide casual dining experiences to customers around the world. There can be no assurance that FAT Brands will not engage in increased competition with us in the future. Additionally, the Master Separation and Distribution Agreement that we have entered into with FAT Brands in connection with our Reorganization provides that FAT Brands has the right to, subject to limitations, open restaurants that are in the geographic proximity to our Twin Peaks restaurants.

Furthermore, FAT Brands could assert control over us in a manner that could impede our growth or our ability to enter new markets, or otherwise adversely affect our business. For example, FAT Brands could utilize its control over us to cause us to take or refrain from taking certain actions, such as entering into relationships with vendors, suppliers, and other marketing partners, or pursuing corporate opportunities or business development initiatives that could affect our competitive position, including our competitive position relative to that of FAT Brands in markets where we compete with FAT Brands’ restaurants or eateries. If any of these scenarios were to materialize, our market share could be reduced, which could have an adverse impact on our business and results of operations.

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The historical financial statements and information of the Twin Group as a consolidated group of subsidiaries of FAT Brands may not be representative of our results as an independent public company.

The historical consolidated financial statements and information of the Twin Group included in this Offering Circular does not necessarily reflect what our financial position, results of operations, or cash flows would have been had we been an independent, stand-alone company during the historical periods presented. Actual costs that may have been incurred if we had operated as an independent, stand-alone company would depend on a number of factors, including the chosen organizational structure, the outsourcing of certain functions, and other strategic decisions. The historical financial information is not necessarily indicative of what our results of operations, financial position, cash flows, or costs and expenses will be in the future.

FAT Brands faces risks related to pending SEC charges and is a party to stockholder litigation, and third parties may seek to hold us responsible for liabilities of FAT Brands, which could cause us to incur additional expenses and result in a decrease in our income.

Third parties may seek to hold us responsible for FAT Brands’ liabilities. In May 2024, the SEC filed a complaint against FAT Brands alleging that for periods covering 2017 through 2020, FAT Brands failed to disclose certain related party transactions, failed to maintain proper books and records and internal accounting controls, made false or misleading statements regarding FAT Brands’ liquidity and use of proceeds from certain transactions, and directly or indirectly extended credit to its Chief Executive Officer, Andrew Wiederhorn, in the form of a personal loan. A putative civil securities class action lawsuit was subsequently filed by a FAT Brands stockholder against FAT Brands, Mr. Wiederhorn and certain other executive officers of FAT Brands alleging that, in FAT Brands’ reports filed with the SEC, they made false and misleading statements and omitted material facts related to the subject matter of the government investigations and litigation, their handling of those matters, and their cooperation with the government.

FAT Brands is also a party to stockholder derivative actions filed against certain of its current and former directors and its majority stockholder, Fog Cutter Holdings LLC, with respect to claims of breaches of fiduciary duty, unjust enrichment and waste of corporate assets arising out of FAT Brands’ merger with Fog Cutter Capital Group, Inc. in December 2020, and FAT Brands’ recapitalization transaction in June 2021. In July 2025, the parties agreed to settle these derivative actions, which settlement is subject to approval by the court.

Such governmental complaint and stockholder derivative actions present certain risks, and at this stage, FAT Brands is not able to reasonably estimate the outcome or duration of those actions, nor can it predict what consequences any such action may have on FAT Brands. Moreover, there could be developments of which FAT Brands is not aware, and which could result in further proceedings against Mr. Wiederhorn, FAT Brands, and its other directors, officers and employees. FAT Brands may incur additional costs in connection with the defense or settlement of existing and any future stockholder actions, including the stockholder derivative actions that have been brought against it and certain of its current and former directors.

Our relationship with FAT Brands, as our majority stockholder, may harm our reputation and make us more of a target for litigation than we otherwise would be on our own. Under the Master Separation and Distribution Agreement that we entered into with FAT Brands in connection with our Reorganization and the Spin-Off, we have agreed to indemnify FAT Brands for claims and losses relating to liabilities related to the Twin Group and our business, but not related to FAT Brands’ remaining business, and FAT Brands has agreed to indemnify us for claims and losses relating to liabilities related to FAT Brands’ remaining business, but not related to the Twin Group or our business. However, if those liabilities related to FAT Brands’ business are significant and we are ultimately held liable for them, we cannot assure you that we will be able to recover the full amount of our losses from FAT Brands.

Under the Master Separation and Distribution Agreement and the Tax Matters Agreement, FAT Brands has agreed to indemnify us for certain liabilities, and we have agreed to indemnify FAT Brands for certain liabilities. If we are required to pay under these indemnities to FAT Brands, our financial position could be negatively impacted. The FAT Brands indemnity may not be sufficient to hold us harmless from the full amount of liabilities for which FAT Brands will be allocated responsibility, and FAT Brands may not be able to satisfy its indemnification obligations in the future.

Pursuant to the Master Separation and Distribution Agreement and the Tax Matters Agreement with FAT Brands, FAT Brands has agreed to indemnify us for certain liabilities, and we have agreed to indemnify FAT Brands for certain liabilities. Indemnities that we may be required to provide to FAT Brands may be significant and could negatively impact our financial position and cash flows. Third parties could also seek to hold us responsible for any of the liabilities of FAT Brands. Any amounts we are required to pay pursuant to these indemnification obligations and other liabilities could require us to divert cash that would otherwise have been used in furtherance of our operating business.

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Additionally, the indemnities provided to us from FAT Brands may not be sufficient to protect us against the full amount of any liabilities, and FAT Brands may not be able to fully satisfy its indemnification obligations. Moreover, even if we ultimately succeed in recovering from FAT Brands any amounts for which they are held liable, we may be temporarily required to bear these losses ourselves. Each of these risks could have a material adverse effect on our financial position and cash flows.

We are a holding company with no operations, and, as such, we depend on our subsidiaries for cash to fund our operations and expenses, including future dividend payments, if any.

We are a holding company. Accordingly, our ability to conduct our operations, service our debt, and pay dividends, if any, is dependent upon the earnings from the businesses and cash flows generated by the activities conducted by our subsidiaries. The distribution of those earnings or advances or other distributions of funds by our subsidiaries to us, as well as our receipt of such funds, are contingent upon such earnings and cash flows generated of our subsidiaries and are subject to various business considerations and applicable law. Our subsidiaries are separate legal entities, and although they are directly or indirectly wholly-owned and controlled by us, they have no obligation to make any funds available to us, whether in the form of dividends, distributions, loans or otherwise. If our subsidiaries are unable to make sufficient distributions or advances to us, or if there are limitations on our ability to receive such distributions or advances, we may not have the cash resources necessary to conduct our corporate operations, including servicing our debt or paying dividends, which could adversely affect our business, results of operations, and financial condition.

Risks Related to this Offering

Holders of Series A Preferred Stock and Warrants may have limited liquidity and may be unable to sell their securities at desired prices.

There is no guarantee that a liquid market will develop for our Series A Preferred Stock. Unlike our Class A Common Stock, which is listed on the Nasdaq Global Market, we do not intend to list our Series A Preferred Stock on the Nasdaq Global Market or any other national securities exchange or trading system, and as such, our Series A Preferred Stock may not have an active trading market, and investors may experience difficulty selling their shares or may be forced to sell at a discount. Although holders of shares of our Series A Preferred Stock may convert their shares into Class A Common Stock, the absence of a liquid trading market for our Series A Preferred Stock may impair an investor’s ability to sell their shares of Series A Preferred Stock absent such conversion.

Additionally, there is no public trading market for the Warrants offered in this Offering, and we do not expect one to develop. We do not intend to list the Warrants on any national securities exchange or trading system, further limiting their liquidity. Without an active trading market, the liquidity of the Warrants will be limited.

Our Class A Common Stock may be affected by limited trading volume and price fluctuations, which could adversely impact the value of the Securities

Our Class A Common Stock has experienced, and is likely to continue to experience, significant price and volume fluctuations in the future, which could adversely affect the market prices of our Class A Common Stock without regard to our operating performance. In addition, we believe that factors, such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets, could cause the market prices of our Class A Common Stock to fluctuate substantially. These fluctuations may also cause short sellers to periodically enter the market in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our Class A Common Stock will be stable or appreciate over time.

Our Class A Common Stock is currently listed on the Nasdaq Global Market, but we cannot guarantee that we will be able to continue to satisfy the applicable Nasdaq listing standards going forward.

Nasdaq requires listed companies to comply with certain standards in order to remain listed. On August 4, 2025, we received a written notice from Nasdaq’s Listing Qualifications Staff that, for the 30 consecutive business days ended July 28, 2025, our Market Value of Publicly Held Shares (which we refer to as “MVPHS”) closed below the $15,000,000 MVPHS threshold required for continued listing on the Nasdaq Global Market under Nasdaq Listing Rules 5450(b)(2)C) and 5450(b)(3)C) (which we refer to as the “MVPHS Requirement”). In accordance with Nasdaq Listing Rule 5810(c)(3)(D), we have an initial period of 180 calendar days from the date of the notice (which we refer to as the “Compliance Period”) to regain compliance with the MVPHS Requirement. We may regain compliance if at any time during the Compliance Period our MVPHS closes at $15,000,000 or more for a minimum of 10 consecutive business days. During the Compliance Period, our Class A Common Stock will continue to trade on the Nasdaq Global Market.

We are monitoring our MVPHS during the Compliance Period, and intend to take all reasonable steps to maintain the listing of our Class A Common Stock on the Nasdaq Global Market. In the event that we fail to regain compliance with the MVPHS Requirement during the Compliance Period, we intend to apply to transfer the listing of our Class A Common Stock to the Nasdaq Capital Market. However, there can be no assurance that we will be able to regain or maintain compliance with the MVPHS Requirement, or other Nasdaq listing standards.

Delisting from the Nasdaq Global Market or any Nasdaq market would make trading our Class A Common Stock more difficult for investors, which could adversely impact the share price and liquidity of our Class A Common Stock. A delisting would severely limit the ability of our stockholders to sell shares of our Class A Common Stock in the secondary market. In addition, a delisting of our Class A Common Stock from Nasdaq could also result in negative publicity and make it more difficult for us to raise additional capital. We cannot assure you that our Class A Common Stock, if delisted from Nasdaq, will be listed on another national securities exchange or quoted on an over-the counter quotation system.

We have broad discretion over the use of net proceeds from this Offering, and we may not use them effectively.

We intend to use a significant portion of the net proceeds that we receive from this Offering to pay a portion of the principal and accrued interest due under the Twin Securitization Notes (as described in more detail in “Description of Certain Indebtedness—Twin Securitization Notes—Payment Terms and Repayments”), and use the remaining net proceeds for working capital and general corporate purposes. See “Use of Proceeds.” Our management will have broad discretion in the application of the net proceeds from this Offering allocated for working capital and general corporate purposes, and you will not have the opportunity as part of your investment decision to assess whether such proceeds are being used appropriately. As such, investors will be relying on the judgment of our Board of Directors and management for the application of the net proceeds from this Offering. Depending on the outcome of our continuous operations and other unforeseen events, our plans and priorities may change, and we may apply the net proceeds from this Offering in different proportions than we currently anticipate. The failure by our management to apply these proceeds effectively could adversely affect our business, results of operations, and financial condition.

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This is a “best efforts” offering; no minimum amount of Securities is required to be sold, and we may not raise the amount of capital that we believe is required for our business.

There is no required minimum number of Securities that must be sold as a condition to the closing of this Offering, and as such, the actual offering amount and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth in this Offering Circular. We may sell fewer than all of the Securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this Offering will not receive a refund in the event that we do not sell an amount of Securities sufficient to raise an amount proceeds that will allow us to pursue the business goals outlined in this Offering Circular. If a substantial number of Securities remain unsold, it may impact our ability to fulfill dividend obligations or other contractual obligations associated with our Series A Preferred Stock. Therefore, we may not raise the amount of capital that we believe is required for our business and may need to raise additional funds, which may not be available or available on terms acceptable to us. Moreover, investors could be in a position where they have invested in us, but we are unable to fulfill our objectives due to a lack of interest in this Offering.

We do not expect to pay dividends in the foreseeable future.

We do not anticipate paying any dividends on our Common Stock in the foreseeable future. We currently intend to retain all available funds and any future earnings to fund the development and growth of our operations and to repay outstanding debt. Additionally, any future indebtedness may contain restrictive covenants that impose significant operating and financial restrictions on us, including restrictions on our ability to pay dividends and make other restricted payments. As a result, capital appreciation, if any, of our Class A Common Stock may be your sole source of gain with respect to our Class A Common Stock for the foreseeable future. While we may change this policy at some point in the future, we cannot assure you that we will ever make such a change.

We are an “emerging growth company” and a “smaller reporting company” and comply with reduced reporting requirements applicable to emerging growth companies and smaller reporting companies, which may make our Class A Common Stock less attractive to investors.

We are an “emerging growth company” (as defined under the JOBS Act), and we have elected to take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to reporting companies that make filings with the SEC. For so long as we remain an emerging growth company, we will not be required to, among other things, (i) present more than two years of audited financial statements and two years of related selected financial information and management’s discussion and analysis of financial condition and results of operations disclosure in a registration statement for a public offering of securities, (ii) have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis), (iv) submit certain executive compensation matters, such as “say-on-pay”, “say-on-frequency” and “say-on-golden parachutes”, to our stockholders for non-binding advisory votes, and (v) disclose certain executive compensation related items, such as the correlation between executive compensation and performance, and a comparison of our Chief Executive Officer’s compensation to the median compensation of our employees. As a result of these elections, the information that we provide in this Offering Circular may be different from the information you may receive from other public companies in which you hold securities. Additionally, even if we begin to comply with the greater obligations of public companies that are not emerging growth companies, we may avail ourselves of the reduced requirements applicable to emerging growth companies from time to time in the future.

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The JOBS Act also permits emerging growth companies to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result, our consolidated financial statements may not be comparable to companies that comply with public company effective dates.

We will remain an emerging growth company until the earliest of (i) December 29, 2030, (ii) the last day of the first fiscal year in which we have total annual gross revenue of at least $1.235 billion, (iii) the last day of the fiscal year in which we are deemed to be a “large accelerated filer” under the Exchange Act, which means the market value of the shares of our Common Stock that are held by non-affiliates exceeds $700.0 million as of the last business day of our most recently completed second fiscal quarter, and (iv) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

Furthermore, we are also a “smaller reporting company”, as defined in Rule 405 under the Securities Act, since the market value of our stock held by non-affiliates plus the proposed aggregate amount of gross proceeds to us as a result of this Offering is less than $250 million. If we continue to qualify as a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements for our SEC filings that are available to smaller reporting companies. In particular, for so long as we remain a smaller reporting company, we (i) may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K, and (ii) have reduced disclosure obligations regarding executive compensation. We will remain a smaller reporting company: (a) until the fiscal year following the determination that the market value of our stock held by non-affiliates is more than $250 million, measured on the last business day of our most recently completed second fiscal quarter, or (b) if our annual revenues are less than $100 million during our most recently completed fiscal year, until the fiscal year following the determination that the market value of our stock held by non-affiliates is more than $700 million, measured on the last business day of our most recently completed second fiscal quarter.

We cannot predict whether our Class A Common Stock will be less attractive if we continue to rely on the exemptions available to emerging growth companies and smaller reporting companies. If our Class A Common Stock is less attractive as a result of our reliance on the available exemptions, there may be a less active trading market for our Class A Common Stock and the market price of our Class A Common Stock may be more volatile.

If you purchase Units in this Offering, you may experience substantial dilution of your shares if and when the shares of Series A Preferred Stock included as part of the Units are fully converted into shares of Class A Common Stock and if and when the Warrants included as part of the Units are fully exercised for shares of Class A Common Stock.

Since no shares of our Class A Common Stock are being issued at the closings of this Offering, there is no immediate dilution to our existing stockholders as a result of this Offering. The price per Unit being offered in this Offering is higher than the net tangible book value per outstanding share of our Class A Common Stock immediately prior to this Offering. If and when shares of our Series A Preferred Stock are converted into corresponding shares of our Class A Common Stock, or the Warrants are exercised for shares of our Class A Common Stock, such conversions and exercises, as applicable, will result in dilution to then-existing stockholders. The extent of any dilution will depend on the timing, terms and pricing of such conversions and exercises.

The issuance by us of additional equity securities may dilute your ownership and adversely affect the market price of our Class A Common Stock.

Our Charter authorizes us to issue shares of our Common Stock and rights relating to our Common Stock on the terms and conditions and for consideration established by our Board of Directors in its sole discretion, whether in connection with acquisitions or otherwise. As authorized under our Charter, we have remaining an aggregate of 45,312,146 authorized but unissued shares of Class A Common Stock as of the date of this Offering Circular. Additionally, under the terms of the Master Separation and Distribution Agreement, we have granted FAT Brands a continuing right to purchase from us such number of shares of our Common Stock as is necessary for FAT Brands to maintain an aggregate ownership of our Common Stock representing at least 80% of our Common Stock outstanding following the Spin-Off. See “Certain Relationships and Related Party Transactions—Agreements Entered into with FAT Brands in Connection with our Reorganization and the Spin-Off—Master Separation and Distribution Agreement.” Any shares of Common Stock that we issue, including under our 2025 Incentive Compensation Plan or our Management Equity Plan, or in connection with the Master Separation and Distribution Agreement, would dilute the percentage ownership held by our stockholders (including purchasers in this Offering).

In the future, we may attempt to obtain financing or further increase our capital resources by issuing additional shares of our Common Stock or securities convertible into shares of our Common Stock, or by offering debt or other securities. We could also issue shares of our Common Stock, securities convertible into our Common Stock, debt, or other securities in connection with acquisitions or other strategic transactions. Issuing additional shares of our Common Stock, securities convertible into shares of our Common Stock, debt, or other securities may dilute the economic and voting rights of our existing stockholders and could reduce the market price of our Class A Common Stock.

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Upon liquidation, holders of preferred shares (if any), holders of debt securities, and lenders with respect to other borrowings, would receive a distribution of our distributable assets prior to the holders of our Common Stock. Debt securities convertible into equity securities could be subject to adjustments in the conversion ratio pursuant to which certain events may increase the number of equity securities issuable upon conversion. Additionally, in the event of any liquidation, holders of shares of our Series A Preferred Stock are entitled to be paid out of our assets legally available for distribution to our stockholders a liquidation preference of $          per share, plus an amount equal to any accumulated and unpaid dividends to the date of payment, before any distribution or payment may be made to holders of shares of our Common Stock. Any other series or class of preferred stock (if established in the future) could also have a preference with respect to liquidating distributions, or have preferences with respect to dividend payments, that could limit our ability to pay dividends to the holders of our Common Stock. Our decision to issue any securities in the future will depend on market conditions and other factors beyond our control, which may adversely affect the amount, timing, and nature of any future offerings by us. As a result, holders of our Class A Common Stock bear the risk that any future offerings by us may reduce the market price of our Class A Common Stock and dilute their stockholdings in our Company.

The anti-takeover provisions in our Charter could prevent or delay a change in control of our company, even if such change in control would be beneficial to our stockholders.

Provisions of our Charter and our Bylaws, as well as applicable provisions of the DGCL, could discourage, delay or prevent a merger, acquisition or other change in control of our Company, even if such change in control would be beneficial to our stockholders. These provisions include:

●	the dual class structure of our Common Stock, which provides FAT Brands, as the holder of all of the outstanding shares of our Class B Common Stock, with the ability to significantly influence the outcome of matters requiring stockholder approval, even if they own less than a majority of the outstanding shares of our Common Stock;

●	authorizing the issuance of “blank check” preferred stock that could be issued by our Board of Directors to increase the number of outstanding shares and thwart a takeover attempt;

●	limiting the ability of stockholders to call special meetings; and

●	establishing advance notice requirements for nominations for election to our Board of Directors, or for proposing matters that can be acted upon by our stockholders at stockholder meetings.

These provisions could also discourage proxy contests and make it more difficult for minority stockholders to elect directors of their choosing or cause us to take other corporate actions they desire. Additionally, because our Board of Directors is responsible for appointing the members of our management team, these provisions could in turn affect any attempt by our stockholders to replace current members of our management team.

Furthermore, the DGCL prohibits us, except under specified circumstances, from engaging in any mergers, significant sales of stock or assets, or business combinations with any stockholder or group of stockholders who owns at least 15% of the total voting power of our Common Stock.

The provision of our Charter requiring exclusive venue in the Court of Chancery in the State of Delaware for certain types of lawsuits may have the effect of discouraging lawsuits against our directors and officers.

Our Charter provides that, unless we consent in writing to an alternative forum, the Court of Chancery of the State of Delaware (or if the Court of Chancery lacks jurisdiction, a state court located within the State of Delaware or the federal district court for the District of Delaware) will, to the fullest extent permitted by law, be the sole and exclusive forum for any (a) derivative action or proceeding brought on our behalf; (b) action asserting a claim of breach of a fiduciary duty owed by or other wrongdoing by any current or former director, officer, employee, agent or stockholder to our Company or our stockholders; (c) action asserting a claim arising under any provision of the DGCL or our Charter or our Bylaws (as either may be amended from time to time), or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; or (d) action asserting a claim governed by the internal affairs doctrine. For the avoidance of doubt, our Charter provides that the foregoing exclusive forum provision does not apply to actions brought to enforce any liability or duty created by the Securities Act or the Exchange Act, or any rules or regulations promulgated thereunder, or any other claim or cause of action for which the federal courts have exclusive jurisdiction.

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Our Charter also provides that, unless we consent in writing to an alternative forum, the federal district courts of the United States will be the sole and exclusive forum for the resolution of any action asserting a claim arising under the Securities Act or the rules and regulations promulgated thereunder. Pursuant to the Exchange Act, claims arising thereunder must be brought in federal district courts of the United States.

To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in any shares of our capital stock shall be deemed to have notice of, and consented to, the forum provision in our Charter. This choice of forum provision may limit a stockholder’s ability to bring a claim in a different judicial forum, including one that such stockholder may find favorable or convenient for a specified class of disputes with us, our directors, officers or employees, or other stockholders, which may discourage such lawsuits, make them more difficult or expensive to pursue, and/or result in outcomes that are less favorable to such stockholder than outcomes that may have been attainable in other judicial forums or jurisdictions. By agreeing to this provision, however, stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable. If a court were to find the choice of forum provisions in our Charter to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other judicial forums or jurisdictions, which could have a material adverse effect on our business, results of operations, and financial condition.

If securities or industry analysts do not publish research, or publish inaccurate or unfavorable research, about us or our business, the market price and trading volume of our Class A Common Stock could decline.

The trading market for our Class A Common Stock will be influenced by the research and reports that securities or industry analysts publish about us or our business. We do not currently have and may never obtain research coverage by securities and industry analysts. If no securities or industry analysts commence coverage of us, the market price for our Class A Common Stock would be negatively impacted. If we obtain securities or industry analyst coverage and if one or more of these analysts ceases coverage of our Company or fails to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause the market price and/or trading volume of our Class A Common Stock to decline. Moreover, if our results of operations do not meet the expectations of the investor community, or one or more of the analysts who cover our Company downgrade our Class A Common Stock, the market price of our Class A Common Stock could decline. As a result, you may not be able to sell your shares of our Class A Common Stock at prices equal to or greater than the price you paid for your shares.

General Risk Factors

Our liquidity could be adversely affected by adverse conditions in the financial markets or with respect to financial institutions.

Our available cash and cash equivalents are held in accounts with, or managed by, financial institutions, and consist of cash in our operating accounts and cash and cash equivalents invested in money market funds. The amount of cash in our operating accounts exceeds the Federal Deposit Insurance Corporation insurance limits. While we monitor our accounts regularly and adjust our balances as appropriate, the valuation of, or our access to, these accounts could be adversely impacted if the underlying financial institutions fail or become subject to other adverse conditions in the financial markets. The operations of U.S. and global financial services institutions are inter-connected, and the performance and financial strength of specific institutions are subject to rapid change, the timing and extent of which cannot be known. To date, we have not experienced any realized losses on, or any lack of access to, our cash held in operating accounts or our invested cash or cash equivalents; however, we can provide no assurance that our access to our cash held in operating accounts or our invested cash and cash equivalents will not be impacted by adverse conditions in the financial markets or with respect to financial institutions.

We will need to raise additional capital in the future, which may not be available on terms acceptable to us, or at all.

We have historically relied upon, and we intend to continue to rely on, cash generated by our operations to fund our operations and strategy. We will also need to access the debt and equity capital markets. For example, under the terms of the Twin Securitization Notes, upon each Qualified Equity Offering, which is a public or private offering by us of our common equity securities for cash, we are required, subject to certain limited exceptions, to use 75% of the net proceeds from such offering towards the repayment of the Twin Securitization Notes, until an aggregate of $75.0 million has been repaid in that manner. Given that we did not satisfy the requirement to raise in a Qualified Equity Offering and repay the Twin Securitization Notes in an amount equal to at least $25.0 million on or prior to each of April 25, 2025, July 25, 2025 and October 27, 2025, a Cash Flow Sweeping Event has occurred, and as such, certain excess cash flows from our operations will need to be used to make additional principal payments, on a pro rata basis, on the three most senior classes of the Twin Securitization Notes. See “Description of Certain Indebtedness—Twin Securitization Notes—Payment Terms and Repayments” and “Description of Certain Indebtedness—Twin Securitization Notes—Events of Default”. Additionally, as described in “—Risks Related to our Indebtedness—We have received a Notice of Acceleration, and there are certain outstanding and alleged Events of Defaults and Manager Termination Events, with respect to the Twin Securitization Notes” above, we are in default under the Twin Securitization Notes, and on November 17, 2025, we received the Acceleration Notice, which (i) accelerates and declares the outstanding principal amount of the Twin Securitization Notes to be immediately due and payable, (ii) declares the accrued and unpaid interest on the Twin Securitization Notes through the date of acceleration to be immediately due and payable, and (iii) declares all other amounts due to the noteholders and the other Secured Parties under the Transaction Documents to be immediately due and payable. We do not currently have amounts on hand to pay the principal, interest, and maturity amounts due and payable on the Twin Securitization Notes, and we will need to explore additional financing from outside sources, including this Offering. There can be no assurance, however, that we will have the ability to raise additional capital, or that any financing plans will be successfully implemented. Any such failure would have a material adverse effect on our business, financial condition and liquidity, and likely cause the value of our securities to decline. In such an event, you may lose all or a part of your investment.

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Furthermore, our capital requirements will depend on many factors, including, but not limited to:

●	our ability to control costs;

●	our relationships with our customers, franchisees, and suppliers;

●	sales and marketing expenses;

●	market acceptance and reputation of our brands, brand enhancements, and menu offerings, and any enhancements necessary to improve them;

●	enhancements to our infrastructure and systems, and any capital improvements to our facilities;

●	potential acquisitions of businesses and other brands; and

●	general economic conditions, including inflation, rising interest rates, and their impact on the restaurant industry in particular.

If our capital requirements are materially different from those currently planned, we may need additional capital sooner than anticipated. If additional funds are raised through the issuance of equity or convertible debt securities, our stockholders may be diluted.

Additionally, there can be no assurance that our historical sources of financing will be available on acceptable terms, or at all. Our ability to obtain additional financing will be subject to a number of factors, including, but not limited to:

●	our operating performance;

●	our ability to incur additional debt in compliance with agreements governing our then-outstanding debt;

●	investor sentiment; and

●	general economic conditions.

These factors may make the timing, amount, terms or conditions of additional financings unattractive to us. If we are unable to generate sufficient funds from operations or raise additional capital, or if adequate funds are not available or are not available on acceptable terms through the capital markets, we may be unable to continue our operations as planned, service our debt obligations, including paying amounts due and payable under the Twin Securitization Notes, develop or enhance our brands, expand our sales and marketing programs, take advantage of future opportunities, or respond to competitive pressures. As such, our business, results of operations, and financial condition could be materially and adversely impacted, and the value of our securities could decline substantially. In such an event, you may lose all or a part of your investment.

Substantial sales of our Class A Common Stock may occur in the future, which could cause the market price of our Class A Common Stock to decline or be volatile.

Stockholders of FAT Brands that received shares of our Class A Common Stock in the Spin-Off may immediately thereafter sell those shares of Class A Common Stock in the public market. Our business profile and market capitalization may not fit the investment objectives of some FAT Brands stockholders, and, as a result, such FAT Brands stockholders may sell their shares of our Class A Common Stock in the future. It is likely that some FAT Brands stockholders, including some of the larger FAT Brands stockholders, will sell their shares of our Class A Common Stock received in the Spin-Off, and such sales could cause the market price of our Class A Common Stock to decline or be volatile.

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The requirements of being a public company may strain our resources and divert our management’s attention.

As a public company, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, and the Nasdaq Listing Rules. The requirements of these rules and regulations will increase our legal and financial compliance costs, make some activities more difficult, time-consuming, or costly, and increase demand on our systems and resources.

Additionally, we are subject to other reporting and corporate governance requirements, including certain requirements and provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder, which impose significant compliance obligations upon us. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures for, and internal controls over, financial reporting. In order to maintain and, if required, improve our disclosure controls and procedures for, and internal controls over, financial reporting to meet applicable standards, significant resources and management oversight are required, and our management’s attention may be diverted from other business concerns. As an emerging growth company, our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal controls over financial reporting until the first annual report required to be filed with the SEC following the date we are no longer an emerging growth company. Complying with the requirements of being a public company could have a material adverse effect on our business, results of operations, and financial condition.

Furthermore, although we previously have been indirectly subject to these requirements as a subsidiary of FAT Brands, we might not be successful in implementing these requirements. The increased costs of compliance with public company reporting requirements and our potential failure to satisfy these requirements could have a material adverse effect on our business, results of operations, and financial condition.

Certain members of our management team have limited recent experience managing a public company, and our current resources may not be sufficient to fulfill our public company obligations.

As a public company, we are subject to various regulatory requirements, including those of the SEC and Nasdaq. These requirements relate to, among other matters, record keeping, financial reporting, and corporate governance. Certain key members of our management team have limited experience in managing a public company. Additionally, our internal infrastructure may not be adequate to support our increased reporting obligations, and we may be unable to hire, train or retain necessary staff, and as such, we may initially be reliant on engaging outside consultants or professionals to overcome our lack of experience or team members. If our internal infrastructure is inadequate, we are unable to engage outside consultants or professionals at a reasonable rate or attract talented team members to perform these functions, or are otherwise unable to fulfill our public company obligations, it could have a material adverse effect on our business, results of operations, and financial condition.

We depend on key executive management.

We depend on the leadership and experience of our relatively small number of key executive management personnel, in particular our Chief Executive Officer and President, Kim Boerema. The loss of the services of any of the members of our executive management team could have a material adverse effect on our business and prospects, as we may not be able to find suitable individuals to replace such personnel on a timely basis or without incurring increased costs, or at all.

We believe that our future success will depend on our continued ability to attract and retain highly skilled and qualified personnel. There is a high level of competition for experienced, successful personnel in our industry. Our inability to meet our executive staffing requirements could impair our growth and materially and adversely impact our business, results of operations, and financial condition.

If we face labor shortages or increased labor costs, it could have a material adverse effect on our business, results of operations, and financial condition.

Restaurant operations are highly service oriented, and our success depends in part upon our and our franchisees’ ability to attract, retain and motivate a sufficient number of qualified employees, including restaurant managers and other crew members. The market for qualified employees in our industry is very competitive. Any future inability to recruit and retain qualified individuals may delay the planned openings of new restaurants by us and our franchisees and could adversely impact our existing company-owned restaurants and franchised restaurants. Any such delays, material increases in employee turnover rate in existing company-owned restaurants and franchised restaurants, or widespread employee dissatisfaction could have a material adverse effect on our business, results of operations, and financial condition.

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Additionally, strikes, work slowdowns or other job actions may become more common in the United States. Although none of the employees employed by us or our franchisees are represented by a labor union or are covered by a collective bargaining agreement, in the event of a strike, work slowdown or other labor unrest, the ability to adequately staff our company-owned restaurants and franchised restaurants could be impaired, which could result in reduced revenue, and may distract our management from focusing on our business and strategic priorities.

Our and our franchisees’ operating costs are subject to increases in the wages and salaries of our staff.

A significant operating expense for our company-owned restaurants is salaries, wages, and benefits costs. For the fiscal years ended December 29, 2024 and December 31, 2023, approximately 31.6% and 31.8%, respectively, of Twin Peaks’ total revenue was attributable to the salaries, wages and benefits costs of our company-owned Twin Peaks restaurants, and, for the fiscal years ended December 29, 2024 and December 31, 2023, approximately 32.9% and 31.4%, respectively, of Smokey Bones’ total revenue was attributable to the salaries, wages and benefits costs of our Smokey Bones restaurants, all of which are currently company-owned. An increase in salaries, wages and benefits costs could result from government imposition of higher minimum wages or from general economic or competitive conditions. Additionally, competition for qualified employees could compel us and our franchisees to pay higher wages to attract or retain key restaurant team members, which could result in higher labor costs and decreased profitability. Any increase in labor expenses could materially and adversely affect our margins, which would materially and adversely affect our business, results of operations, and financial condition.

We also have a number of recurring costs, including insurance, utilities and rental costs, and may face increases in other recurring costs, such as regulatory compliance costs. There can be no assurance that any of our recurring costs will not grow at a faster rate than our revenue. As a result, any increase in our operating costs could have a material adverse effect on our business, results of operations, and financial condition.

Our current insurance policies may not provide adequate levels of coverage against all claims, and we may incur losses in excess of insurance limits or uninsured losses.

We maintain insurance coverage for a significant portion of our risks and associated liabilities with respect to general liability, property and casualty liability, liquor liability, employer’s liability and other insurable risks in amounts and on terms deemed adequate by our management, based on our actual claims experience and expectations for future claims. We also self-insure for health benefits under plans with high deductibles. However, there are types of losses we may incur that cannot be insured against, or that we believe are not commercially reasonable to insure. For example, insurance covering liability for violations of wage and hour laws has not generally been available. Losses with respect to such uninsured claims, or losses in excess of insurance limits, if they occur, could have a material adverse effect on our business and results of operations.

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USE OF PROCEEDS

The table below sets forth the estimated proceeds we would derive from this Offering, assuming an offering price of $4.00 per Unit (which represents the high end of the offering price range set forth on the cover page of this Offering Circular) and the sale of 25%, 50%, 75% and 100% of the Units being offered in this Offering. There is, of course, no guarantee that we will be successful in selling any of the Units in this Offering.

	Assumed Percentage of Units Sold in This Offering
	25%	50%	75%	100%
Units sold	2,500,000	5,000,000	7,500,000	10,000,000
Gross proceeds	$10,000,000	$20,000,000	$30,000,000	$40,000,000
Commissions and Fees(1)	$1,660,875	2,110,875	2,560,875	3,010,875
Estimated Offering expenses(2)	$470,000	670,000	870,000	1,070,000
Net proceeds	$7,869,125	17,219,125	26,569,125	35,919,125

(1)	Includes a 4.5% cash commission to DealMaker Securities LLC (which we refer to as the “Broker”), member FINRA/SIPC, as broker-dealer of record, to perform broker-dealer administrative and compliance related functions in connection with this Offering, but not for underwriting or placement agent services, and broker affiliate fees. See “Plan of Distribution.”

(2)	Includes legal and accounting fees and expenses, payment processing expenses, and other out-of-pocket costs and expenses related to this Offering.

We intend to use approximately 75% of the net proceeds that we receive from each closing of this Offering to pay a portion of the principal and accrued interest due under the Twin Securitization Notes (as described in more detail in “Description of Certain Indebtedness—Twin Securitization Notes—Payment Terms and Repayments”). Any remaining proceeds will be used for working capital and general corporate purposes.

The Twin Securitization Notes consist of the following four tranches of fixed rate secured notes: (i) $12,124,000 aggregate principal amount of Series 2024-1 9.00% Fixed Rate Super Senior Secured Notes, Class A-2-I, which bear interest at a fixed rate of 9.00% per annum, (ii) $269,257,000 aggregate principal amount of Series 2024-1 9.00% Fixed Rate Senior Secured Notes, Class A-2-II, which bear interest at a fixed rate of 9.00% per annum, (iii) $57,619,000 aggregate principal amount of Series 2024-1 10.00% Fixed Rate Senior Subordinated Secured Notes, Class B-2, which bear interest at a fixed rate of 10.00% per annum, and (iv) $77,711,000 aggregate principal amount of Series 2024-1 11.00% Fixed Rate Subordinated Secured Notes, Class M-2, which bear interest at a fixed rate of 11.00% per annum. The legal final maturity date of the Twin Securitization Notes is October 26, 2054. For additional information regarding the Twin Securitization Notes, see “Description of Certain Indebtedness”.

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PLAN OF DISTRIBUTION

We are offering, on a “best efforts” basis, up to 10,000,000 Units (or up to $40,000,000 of Units) at an offering price between $3.00 to $4.00 per Unit, each Unit consisting of one share of Series A Preferred Stock, and one Warrant to purchase one share of our Class A Common Stock at a price of $            per share. The minimum subscription is $1,000, or             Units, per investor.

We intend to market the Units in this Offering through both online and offline means. Online marketing may take the form of contacting potential investors through electronic media and posting this Offering Circular on an online investment platform. This Offering Circular will be furnished to prospective investors via download 24 hours per day, seven days per week on the following website page for this Offering: https://invest.twinpeaksrestaurant.com.

This Offering will terminate upon the earliest of (i) the date on which the maximum offering amount has been sold, (ii) the date which is three years from the date the offering statement (of which this Offering Circular forms a part) is initially qualified by the SEC, if we file a required post-qualification amendment at least once every 12 months after the initial SEC qualification, and (iii) the date on which this Offering is earlier terminated by us at our sole discretion. At least every 12 months after the offering statement has been qualified by the SEC, we will file a post-qualification amendment to include our then recent financial statements. This Offering is a Tier 2 offering pursuant to Regulation A and is exempt from state securities law registration pursuant to Section 18 of the Securities Act. Even though this Offering is exempt from state registration, a number of states may require the filing of a notice and the payment of a fee in connection with this Offering.

We intend to complete multiple closings in this Offering. After each closing, funds tendered by investors will be immediately available to us.

Agreement with DealMaker

We are currently party to an agreement, dated August 7, 2025 (which we refer to as the “Broker Agreement”), with DealMaker Securities LLC (which we refer to as the “Broker”) and its affiliates, Novation Solutions Inc. O/A DealMaker, and DealMaker Marketing Services LLC O/A DealMaker Reach (which we refer to as “DealMaker Reach”). The Broker has agreed to act as the broker-dealer of record for this Offering to perform certain processing, administrative and compliance related functions in connection with this Offering, but will not act as an underwriter or a selling agent for this Offering. This Offering is being conducted by us on a self-directed, “best efforts” basis. The Broker has not participated in setting the terms of this Offering, makes no representation as to our Company or our sale of the Units, is under no obligation to purchase any of the Units or arrange for the sale of any specific number or dollar amount of Units, has made no commitment to purchase any part of the Units being offered, and will not be acting as a selling agent or selling any Units on our behalf. Investors should not construe the Broker’s role as the broker dealer of record for this Offering as implying that the Broker has guaranteed any level of success of this Offering or that the Broker is recommending to investors that they purchase any of the Units. The term of the Broker Agreement began on August 7, 2025 and will continue until the earliest to occur of: (i) the first day of the month following the completion of this Offering, (ii) the 60th date following the date that we give the Broker written notice of the termination of the Broker Agreement in our sole discretion, (iii) the immediate termination of the Broker Agreement by us or the Broker for cause, and (iv) the termination of the Broker Agreement by the Broker in connection with a default or material breach by us under the Broker Agreement.

Offering Expenses

We are responsible for all offering fees and expenses of this Offering, including the following: (i) fees and disbursements of our legal counsel, accountants, and other professionals we engage; (ii) fees and expenses incurred in the production of offering documents, including design, printing, photograph, and written material procurement costs; (iii) all filing fees, including those charged by FINRA; and (iv) all of the legal fees related to FINRA clearance. Additionally, we have agreed to (a) pay to the Broker a one-time payment of $13,875 for accountable expenses, which has already been paid by us, and reimburse the Broker for its legal counsel expenses up to $35,000, and (b) pay to DealMaker Reach a one-time payment of $30,000 and a monthly fee of $11,000 per month for three months (totaling $33,000) for accountable expenses, both of which have already been paid by us. Each of the $13,875 paid by us to the Broker and $63,000 paid by us to DealMaker Reach is an advance against expenses anticipated to be incurred, and will be reimbursed to us to the extent not actually incurred, in compliance with FINRA Rule 5110(g)(4)(a). Once this Offering commences, we will pay DealMaker Reach a monthly marketing fee of $11,000 per month (not to exceed $99,000 in the aggregate). In addition, we may authorize, on a case-by-case basis, DealMaker Reach to perform supplementary marketing services for us, for which it will be entitled to receive up to a maximum of an additional $1,000,000 of compensation during this Offering.

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Broker’s Commission

We have agreed to pay the Broker a cash commission of 4.5% of the gross proceeds received by us in this Offering. The following table shows the total commissions payable to the Broker on a per-Unit basis in connection with this Offering, assuming an offering price of $4.00 per Unit (which represents the high end of the offering price range set forth on the cover page of this Offering Circular).

Per Unit
Public offering price	$4.00
Broker commission (4.5%)*	$0.18
Proceeds, before expenses, to us, per Unit	$3.82

*	Assuming an offering price of $4.00 per Unit (which represents the high end of the offering price range set forth on the cover page of this Offering Circular) and a fully subscribed Offering, the Broker would receive total cash commissions of $1,800,000.

Assuming an offering price of $4.00 per Unit (which represents the high end of the offering price range set forth on the cover page of this Offering Circular) and a fully subscribed Offering, the maximum amount of compensation, fees and expenses payable to the Broker and its affiliates for services related to this Offering is approximately $3,010,875, consisting of compensation, fees and expenses payable to the Broker of $1,848,875, which includes the Broker’s commissions, and compensation, fees and expenses payable to DealMaker Reach of $1,162,000,

Pricing of this Offering

Prior to this Offering, there is no public market for the Units. The offering price per Unit will be determined by us. The principal factors considered in determining the offering price include:

●	the information set forth in the offering statement of which this Offering Circular forms a part;

●	our history and prospects and the history of and prospects for the industry in which we compete;

●	our prospects for future earnings and the present state of our development;

●	an assessment of our management;

●	the general condition of the securities markets at the time of this Offering;

●	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

●	other factors deemed relevant by us.

Indemnification and Control

We have agreed to indemnify the Broker, its affiliates and controlling persons, and members of the selling group against certain liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to the payments the Broker or its affiliates and controlling persons may be required to make in respect of these liabilities.

Payment Processing

We expect to incur third-party payment processing costs in connection with this Offering. Such costs are estimated to be approximately 2% of total gross proceeds.

Investment Limitations

As set forth in Title IV of the JOBS Act, there would be no limit on how many Units an investor may purchase if this Offering results in a listing of our Series A Preferred Stock on a national securities exchange. However, our Series A Preferred Stock will not be listed on a national securities exchange upon the initial qualification of this Offering by the SEC, and we do not intend to list our Series A Preferred Stock on any securities exchange or trading system.

For individuals who are not accredited investors, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth (see “—How to Calculate Net Worth” below). Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

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Because this is a Tier 2, Regulation A offering, most investors in the case of trading on the over-the-counter markets must comply with the 10% limitation on investment in this Offering. The only investors in this Offering exempt from this limitation, if our Series A Preferred Stock is not listed on a national securities exchange, are “accredited investors”, as defined under Rule 501 of Regulation D under the Securities Act (which we refer to as “Accredited Investors”). If you meet one of the following tests you should qualify as an Accredited Investor:

(i)	You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)	You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase units (see “—How to Calculate Net Worth” below);

(iii)	You are an executive officer or general partner of the issuer or a director, executive officer or general partner of the general partner of the issuer;

(iv)	You are a holder in good standing of the General Securities Representative license (Series 7), the Private Securities Offerings Representative license (Series 82), and the Licensed Investment Adviser Representative (Series 65), each as issued by FINRA;

(v)	You are a corporation, limited liability company, partnership or are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, a corporation or similar business trust or a partnership, not formed for the specific purpose of acquiring the units, with total assets in excess of $5,000,000;

(vi)	You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940, as amended, or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958, as amended, or a private business development company as defined in the Investment Advisers Act of 1940, as amended (which we refer to as the “Investment Advisors Act”); and

(vii)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(viii)	You are a trust with total assets in excess of $5,000,000, your purchase of units is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the units;

(ix)	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000;

(x)	You are a Commission or state-registered investment adviser or a federally exempt reporting adviser;

(xi)	You are a Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act;

(xii)	You are an entity not listed above that that owns “investments”, in excess of $5 million and that was not formed for the specific purpose of investing in the securities offered; and

(xiii)	You are an investor that certifies that (A) it is a “family office”, as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act, (i) with at least $5 million in assets under management, (ii) not formed for the specific purpose of acquiring the securities offered, and (iii) whose investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment, or (B) it is a “family client”, as defined in Rule 202(a)(11)(G)-1 under the Investment Advisors Act, of a family office meeting the criteria specified above.

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Procedures for Subscribing

Investors may subscribe by tendering funds by wire, credit or debit card, or ACH transfer to the escrow account to be set up at Enterprise Bank & Trust, as the Escrow Agent. Tendered funds will remain in escrow until a closing has occurred. Upon each closing, funds tendered by investors will be made available to us for our use.

Procedures for subscribing directly through our Company website

The subscription procedure is summarized as follows:

1.	Go to the Offering website at https://invest.twinpeaksrestaurant.com, and click on the “Invest Now” button;

2.	Complete the online investment form;

3.	Deliver funds directly by wire, debit card, credit card, or electronic funds transfer via ACH to the specified escrow account;

4.	Once funds and documentation are received, an automated Anti Money Laundering (which we refer to as “AML”) check will be performed to verify the identity and status of the investor; and

5.	Once AML is verified, the investor will electronically receive, review, execute and deliver to us a subscription agreement. Investors will be required to complete a subscription agreement in order to invest. The subscription agreement will include a representation by the investor to the effect that, if the investor is not an “accredited investor” as defined under securities law, the investor is investing an amount that does not exceed the greater of 10% of his or her annual income or 10% of his or her net worth (excluding the investor’s principal residence).

The Broker has not investigated the desirability or advisability of investment in the Units being offered by this Offering Circular, nor approved, endorsed or passed upon the merits of purchasing the Units. Under no circumstance is the Broker recommending the Units or providing investment advice to any prospective investor, or making any securities recommendations to investors. The Broker is not distributing any offering circulars or making any oral representations concerning this Offering Circular or this Offering. The Broker does not expressly or impliedly affirm the completeness or accuracy of the Offering Statement, including this Offering Circular, presented to investors. All inquiries regarding this Offering should be made directly to us at ir@twinpeaksrestaurant.com.

Right to Reject Subscriptions

After we receive your complete, executed subscription agreement (a form of which is attached as Exhibit 4.1 to the offering statement of which this Offering Circular forms a part), and the funds required under the subscription agreement have been delivered to the escrow account maintained by the Escrow Agent for this Offering, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. If we reject your subscription, we will return all monies from your rejected subscription to you, without interest or deduction.

Acceptance of Subscriptions

Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the Securities of subscribed for Units at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request a return of your subscription funds. All accepted subscription agreements are irrevocable.

Under Rule 251 of Regulation A, unless a company’s offered securities are listed on a national securities exchange, non-accredited, non-natural person investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of such purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). As a result, non-accredited, non-natural persons may only invest funds in our Units which do not exceed 10% of the greater of such purchaser’s annual revenue or net assets (please see below on how to calculate your net worth).

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How to Calculate Net Worth

For purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Units.

In order to purchase the Units and prior to the acceptance of any funds from an investor, for so long as our Units are not listed on a national securities exchange, an investor in our Units will be required to represent, to our satisfaction, that he or she is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this Offering.

Marketing Promotions

We intend to offer certain marketing promotions to encourage potential investors to invest, which may include offers such as branded promotional merchandise, gift cards that could be used at our restaurants, and access to exclusive investor events. Details on our current marketing promotions and incentives, if any, can be found on the website for the Offering at https://invest.twinpeaksrestaurant.com.

TAX CONSEQUENCES (INCLUDING FEDERAL, STATE, LOCAL AND FOREIGN INCOME TAX CONSEQUENCES) FOR RECIPIENTS OF SUCH MARKETING PROMOTIONS AND INCENTIVES ARE THE SOLE RESPONSIBILITY OF SUCH RECIPIENTS, AND THEY MUST CONSULT WITH THEIR OWN ACCOUNTANT(S) AND/OR TAX ADVISOR(S) REGARDING ANY SUCH TAX CONSEQUENCES.

No Minimum Offering Amount

There is no minimum offering amount in this Offering, and we may close on any funds that we receive. Potential investors should be aware that there can be no assurance that any other funds will be invested in this Offering other than their own funds.

No Selling Security Holders

No securities are being sold for the account of security holders; all net proceeds of this Offering will go to our Company.

Agent and Registrar

We have engaged Vstock Transfer, LLC, a registered transfer agent with the SEC, to serve as transfer agent to maintain stockholder and Warrant holder information on a book-entry basis.

Provisions of Note in our Subscription Agreement

Forum Selection Provision

The subscription agreement that investors will execute in connection with this Offering includes a forum selection provision that requires any claims against our Company based on the subscription agreement to be brought in a state or federal court of competent jurisdiction in the State of Delaware, for the purpose of any suit, action or other proceeding arising out of or based upon the agreement. Although we believe that the provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies and in limiting our litigation costs, to the extent it is enforceable, the forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. We have adopted the provision to limit the time and expense incurred by its management to challenge any such claims. As a company with a small management team, this provision allows our officers to not lose a significant amount of time traveling to any particular forum so that they may continue to focus on the operations of our Company. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. We believe that the exclusive forum provision applies to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Investors will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

Jury Trial Waiver

The subscription agreement that investors will execute in connection with this Offering provides that subscribers waive the right to a jury trial of any claim they may have against us arising out of or relating to the subscription agreement, other than claims arising under federal securities laws. If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable given the facts and circumstances of that case in accordance with applicable case law. Additionally, by agreeing to the provision, subscribers will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations promulgated thereunder.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us that would permit a public offering of the Securities offered by the offering statement of which this Offering Circular forms a part in any jurisdiction where action for that purpose is required. The Securities offered by the offering statement may not be offered or sold, directly or indirectly, nor may the offering statement, this Offering Circular, or any other offering material or advertisements in connection with the offer and sale of any such Securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession the offering statement or this Offering Circular comes are advised to inform themselves about and to observe any restrictions relating to this Offering and the distribution of the offering statement and this Offering Circular. The offering statement (including this Offering Circular forming a part thereof) does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by the offering statement (including this Offering Circular forming a part thereof) in any jurisdiction in which such an offer or a solicitation is unlawful.

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MANAGEMENT

Executive Officers and Non-Executive Directors

Set forth below are the names, ages, and positions of each of our executive officers and non-executive directors, as of the date of this Offering Circular, and a description of the business experience of each of them.

Name	Age	Position
Executive Officers
Kim A. Boerema	61	Chief Executive Officer and President
Kenneth J. Kuick	56	Chief Financial Officer
Roger Gondek	67	Chief Operating Officer
Kenneth Brendemihl	55	President, Smokey Bones
Allen Z. Sussman	61	Chief Legal Officer

Non-Executive Directors
Andrew A. Wiederhorn	59	Chairman of our Board of Directors
Kenneth J. Anderson(1)	70	Independent Director
Lynne L. Collier(1)	57	Independent Director
James G. Ellis(1)	78	Independent Director
David Jobe(1)	64	Independent Director

(1)	Determined to be an independent director pursuant to the independence standards of the Nasdaq Listing Rules.

Business Experience

Executive Officers

Kim A. Boerema. Mr. Boerema has served as our Chief Executive Officer and President since May 2025. Prior to joining our Company, Mr. Boerema most recently was the President and Chief Operating Officer of Parry’s Pizzeria & Taphouse from October 2018 to February 2025, where he helped to scale the brand, taking it from a 10-unit concept to an approximately 30-unit concept during the last two and a half years of his tenure there. While at Parry’s Pizzeria & Taphouse, Mr. Boerema also served as Chief Executive Officer and President of Iron Hill Brewery and Restaurant from June 2018 to April 2021, where he led efforts to transform the brand. Prior to Iron Hill Brewery and Restaurant, Mr. Boerema was the Chief Operating Officer of California Pizza Kitchen from October 2011 to February 2018, where he played a key role in creating a new cost-effective restaurant prototype along with rebuilding the brand’s operations and leadership teams. Prior to California Pizza Kitchen, Mr. Boerema was a Regional Vice President at Texas Roadhouse from 2006 to 2011, where he oversaw 125 units in 22 states, driving growth and best-in-class retention for the respective locations. Mr. Boerema has served on the board of directors of Parry’s Pizzeria & Taphouse since 2018, and previously served on the board of directors of GrubHub from 2017 to 2019. Mr. Boerema has over 37 years of industry experience, particularly in the scaling and optimization of high-volume, full-service restaurant operations. Mr. Boerema received a Bachelor of Science degree in Psychology from University of Northern Colorado.

Kenneth J. Kuick. Mr. Kuick has served as our Chief Financial Officer since April 2024. Mr. Kuick has also served as the Chief Financial Officer of FAT Brands since May 2021, and served as the Co-Chief Executive Officer of FAT Brands from May 2023 to September 2025. Prior to joining FAT Brands, Mr. Kuick was the Chief Financial Officer of Noodles & Company, a national fast-casual restaurant concept, from November 2018 to August 2020, where he was responsible for leading the finance, accounting and supply chain functions. Prior to Noodles & Company, Mr. Kuick was the Chief Accounting Officer of VICI Properties Inc., a real estate investment trust specializing in casino properties, from October 2017 to August 2018, where he was responsible for accounting, consolidated financial operations, capital markets transactions, treasury, internal audit, tax, and external reporting. Prior to VICI Properties, Mr. Kuick was the Chief Accounting Officer of Caesars Entertainment Operating Company, a subsidiary of Caesars Entertainment Corporation, from November 2014 to October 2017, and was the Vice President, Assistant Controller for Caesars Entertainment Corporation from December 2011 to November 2014. Mr. Kuick is a Certified Public Accountant. Mr. Kuick received a Bachelor of Science degree in Accounting and Business Systems from Taylor University.

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Roger Gondek. Mr. Gondek has served as our Chief Operating Officer since July 2017. Prior to joining our Company, Mr. Gondek was the Executive Vice President of Operations of La Cima Restaurants, LLC, a franchiser of 43 Twin Peaks restaurants in Florida, Alabama, Georgia, South Carolina, North Carolina, and Tennessee, from June 2011 to July 2017. Prior to La Cima Restaurants, Mr. Gondek was a Divisional Vice President at Hooters of America from October 2001 to February 2011. Prior to Hooters of America, Mr. Gondek was the Vice President of Operations at Hazzard Burdick Group from April 1996 to October 2001. Mr. Gondek has over 40 years of experience in the restaurant industry serving in various areas of operations. Mr. Gondek received a Bachelor of Arts degree in Economics from Southern Connecticut State University.

Kenneth Brendemihl. Mr. Brendemihl has served as the President of Smokey Bones since September 2025. Prior to joining Smokey Bones, Mr. Brendemihl was the chief operating officer of Alamo Drafthouse from November 2022 to June 2025. Prior to Alamo Drafthouse, Mr. Brendemihl held key leadership roles at Velvet Taco, California Pizza Kitchen, Texas Roadhouse, and On the Border. Mr. Brendemihl has over 25 years of restaurant leadership experience. Mr. Brendemihl received a Bachelor of Business Administration degree in Business Management from the University of Central Oklahoma.

Allen Z. Sussman. Mr. Sussman has served as our Chief Legal Officer since April 2025. Mr. Sussman has also served as the general counsel and corporate secretary of FAT Brands since March 2021. Prior to joining FAT Brands, Mr. Sussman was a partner at the law firm of Loeb & Loeb LLP in Los Angeles, California, specializing in corporate and securities law, and served as the primary outside corporate and securities counsel of FAT Brands. Prior to private practice, in the early 1990s, Mr. Sussman served as an attorney with the Division of Enforcement of the U.S. Securities and Exchange Commission in Washington, DC. Mr. Sussman received a Bachelor of Science degree in Industrial and Labor Relations from Cornell University and a J.D. degree from Boston University School of Law.

Non-Executive Directors

Andrew A. Wiederhorn. Mr. Wiederhorn has served as a director and the Chairman of our Board of Directors since August 2025. Mr. Wiederhorn also is the founder of FAT Brands, has served as a director of FAT Brands since its inception in March 2017, served as the Chief Executive Officer and President of FAT Brands from March 2017 to May 2023, and is currently serving as the Chief Executive Officer and President of FAT Brands when he was reappointed to those roles in September 2025. Mr. Wiederhorn currently serves on the board of managers of FAT Brands’ majority stockholder, Fog Cutter Holdings LLC, and was previously chairman and chief executive officer of FAT Brands’ former parent company, Fog Cutter Capital Group Inc. Prior to founding FAT Brands and Fog Cutter, Mr. Wiederhorn previously founded and served as the chairman and chief executive officer of Wilshire Financial Services Group Inc. and Wilshire Credit Corporation. Mr. Wiederhorn previously served on the board of directors of Fabricated Metals, Inc., The Boy Scouts of America, Cascade Pacific Council, The Boys and Girls Aid Society of Oregon, University of Southern California Associates, Citizens Crime Commission of Oregon, and Economic Development Council for the City of Beverly Hills Chamber of Commerce. Mr. Wiederhorn received a Bachelor of Science degree in Business Administration, with an emphasis in Finance and Entrepreneurship, from the University of Southern California. Mr. Wiederhorn was selected to serve on our Board of Directors because of his more than 20 years of experience with companies in the restaurant industry, including as the founder of FAT Brands, as well as his experience with sophisticated financial structures, mergers and acquisitions, strategic planning, and leadership and management of complex organizations.

See also “Risk Factors—Risks Related to our Organizational Structure—FAT Brands faces risks related to pending SEC charges and is a party to stockholder litigation, and third parties may seek to hold us responsible for liabilities of FAT Brands, which could cause us to incur additional expenses and result in a decrease in our income”.

Kenneth J. Anderson. Mr. Anderson has served as a director on our Board of Directors since December 2024, when he was appointed to our Board of Directors in connection with our Reorganization. Mr. Anderson also served on the board of directors of FAT Brands from October 2021 to March 2023. Mr. Anderson currently serves as the Chief Executive Officer of Cedar Tree Capital, an investment firm, where he provides strategic planning and investment advice to high net-worth families with a focus on public equities and alternative investments. Prior to Cedar Tree Capital, Mr. Anderson was a founder of, and served as a Client Service Director at, Aspiriant, an independent wealth management firm, from October 2002 to October 2021, where he also was a member of its board of directors. Prior to Aspiriant, Mr. Anderson was a Client Service Director at myCFO from March 2000 to its sale in October 2002. Prior to myCFO, Mr. Anderson was a Tax Partner at Arthur Andersen LLP for 20 years. Mr. Anderson has more than 35 years of experience in providing financial strategies and advice related to taxes, estate planning, investments, insurance, and philanthropy. Mr. Anderson is a Certified Public Accountant and a licensed attorney in Illinois. Mr. Anderson received a Bachelor’s degree in Accounting and Economics from Valparaiso University. Mr. Anderson was selected to serve on our Board of Directors because of his extensive accounting, tax, and financial strategies and planning experience and background.

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Lynne Collier. Ms. Collier has served as a director on our Board of Directors since December 2024, when she was appointed to our Board of Directors in connection with our Reorganization. Ms. Collier also currently serves as a director and the chair of the audit committee of the board of directors of FAT Brands, where she was appointed to the board of directors of FAT Brands in July 2022. Ms. Collier was the Head of Consumer Discretionary at Water Tower Research, LLC, an investor relations advisory firm, from October 2022 to May 2024. Prior to Water Tower Research, Ms. Collier was a Managing Director in the Investor Relations Division of ICR Inc. from April 2021 to June 2022. Prior to ICR, Ms. Collier was a sell-side consumer analyst at a number of financial institutions, including serving as a Managing Director at Loop Capital Markets LLC from October 2018 to April 2021, a Managing Director at Canaccord Genuity Inc. from July 2016 to October 2018, and a Managing Director at Sterne Agee from May 2009 to June 2016. Ms. Collier has nearly 30 years of experience in capital markets with a focus on the restaurant industry. Ms. Collier received a Bachelor’s degree in Finance from Baylor University, and a Master of Business Administration degree in Finance from Texas Christian University. Ms. Collier was selected to serve on our Board of Directors because of her extensive experience in accounting and investors relations, and her years of experience in capital markets, particularly with respect to the restaurant industry.

James Ellis. Mr. Ellis has served as a director on our Board of Directors since December 2024, when he was appointed to our Board of Directors in connection with our Reorganization. Mr. Ellis also currently serves as a director on the board of directors of FAT Brands since September 2023. Mr. Ellis was previously the Dean of the Marshall School of Business at the University of Southern California (“USC”) from April 2007 to June 2019. Prior to his appointment as the Dean of the Marshall School of Business, Mr. Ellis was the Vice Provost, Globalization, at USC from September 2005 to April 2007, and prior to that, the Vice Dean, External Relations and Corporate Programs, at USC from July 2004 to September 2005. Mr. Ellis was also a professor in the Marketing Department at the Marshall School of Business from January 1997 to June 2021, when he retired from his teaching role. Mr. Ellis continues to serve on the boards of directors of a number of public and private companies, including FAT Brands, J.G. Boswell Company (OTCMKTS:BWEL), and Mercury General Corporation (NYSE: MCY). Mr. Ellis received a Bachelor’s degree in Business Administration from the University of New Mexico, and a Master of Business Administration degree from Harvard Business School. Mr. Ellis was selected to serve on our Board of Directors because of his extensive business and marketing expertise.

David Jobe. Mr. Jobe has served as a director on our Board of Directors since December 2024, when he was appointed to our Board of Directors in connection with our Reorganization. Mr. Jobe is a co-founder, and has served as the Chief Executive Officer, of Prosper Company, a purpose-driven, inclusive community within the foodservice and hospitality industries, since September 2022. Prior to Prosper Company, Mr. Jobe served as the President, a Partner and a member of the board of directors of Revelry Group, a certified B Corporation that creates shared value for companies in the food, beverage, and hospitality sectors, from January 2019 to August 2022. Prior to Revelry Group, Mr. Jobe was at Winsight Media for 20 years where he served in a number of roles, including as the President and Chief Customer Officer. Mr. Jobe has over 25 years of experience in the global foodservice, hospitality and convenience retailing industries. Mr. Jobe received a Bachelor of Arts degree in Business Administration from Washington State University. Mr. Jobe was selected to serve on our Board of Directors because of his extensive experience in the global foodservice and hospitality industries, where he has built deep connections and strategic relationships with senior executives for leading suppliers and operators.

Family Relationships

There are no familial relationships among any of our executive officers or non-executive directors.

Overlap of Certain Directors and Management

Three of our directors, Andrew Wiederhorn, Lynne Collier and James Ellis, also serve as directors of FAT Brands, Andrew Wiederhorn also serves as the chief executive officer of FAT Brands, our Chief Financial Officer, Kenneth J. Kuick, is also the chief financial officer of FAT Brands, and our Chief Legal Officer, Allen Sussman, is also the general counsel of FAT Brands. For a description of the treatment of related party transactions and corporate opportunities where a director or officer of our Company also serves as a director or officer of FAT Brands, see the sections entitled “Certain Relationships and Related Party Transactions—Related Party Transactions Policies and Procedures” and “Description of Capital Stock—Provisions of our Charter Relating to Related Person Transactions and Corporate Opportunities”.

Board of Directors

Our business and affairs are managed under the direction of our Board of Directors. Our Charter provides that the number of directors on our Board of Directors shall be no less than three, with the actual number of directors fixed from time to time by our Board of Directors. Our Board of Directors is currently composed of five members, as set forth above. Andrew A. Wiederhorn serves as the Chairperson of our Board of Directors. Each director will continue to serve until the election and qualification of his or her successor, or until the earliest of his or her death, resignation, or removal.

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Director Independence

Our Board of Directors undertakes a review of the independence of each director on an annual basis. Based on information provided by each director concerning his or her background, employment, and affiliations, our Board of Directors has determined that Kenneth J. Anderson, Lynne Collier, James Ellis, and David Jobe do not have relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and that each of these directors is “independent”, as defined under the independence standards of the Nasdaq Listing Rules. In making these determinations, our Board of Directors considered the current and prior relationships that each non-executive director has or had with our Company and all other facts and circumstances that our Board of Directors deemed relevant in determining their independence, including the transactions described in “Certain Relationships and Related Party Transactions”.

Lead Independent Director

Our corporate governance guidelines provide that, if the Chairperson of our Board of Directors is an independent director, the Chairperson will also serve as the lead independent director of our Board of Directors (which we refer to as the “Lead Independent Director”), provided, however, that, at any time when the Chairperson of the Board of Directors is not an independent director, one of our independent directors will serve as the Lead Independent Director. James Ellis serves as the Lead Independent Director, and presides over periodic meetings of our independent directors, coordinates activities of the independent directors, ensures that our Board of Directors functions independent of our Company’s management, and performs such additional duties as our Board of Directors may otherwise determine and delegate. The Lead Independent Director may be appointed and replaced from time to time by our Board of Directors.

Diversity

We believe that having a diverse Board of Directors can offer a breadth and depth of perspectives that enhance the performance of our Board of Directors. Our nominating and corporate governance committee values diversity of abilities, experience, perspective, education, gender, background, race, ethnicity, and national origin. Recommendations concerning director nominees are based on merit and past performance, as well as expected contributions to the performance of our Board of Directors, and, accordingly, diversity is taken into consideration.

We have not adopted a formal policy with respect to the identification and nomination or appointment of women and of other diverse candidates to our Board of Directors or our senior management team. Our nominating and corporate governance committee and our senior executives take gender and other diversity representation into consideration as part of their overall recruitment and selection process. We have not adopted targets for gender or other diversity representation in part due to the need to consider a balance of criteria for each individual appointment. We do not believe that quotas or strict rules set out in a formal policy would result in improved identification or selection of the best candidates, as we believe that quotas based on specific criteria would limit our ability to ensure that the overall composition of our Board of Directors and senior management team meets the needs of our Company and our stockholders. We currently have one woman on our Board of Directors, and multiple women serving as vice presidents on our senior executive team.

Board Observer Rights of FAT Brands

Under the Master Separation and Distribution Agreement that we entered into with FAT Brands in connection with our Reorganization and the Spin-Off, for so long as FAT Brands or its affiliates beneficially owns at least 10% of the outstanding shares of our Class A Common Stock or Class B Common Stock, FAT Brands has the right to appoint two individuals (which we refer to as the “Board Observers”) to observe and participate in meetings of our Board of Directors; provided, however, that the Board Observers do not have any voting rights. The Board Observers have the right to attend all meetings of our Board of Directors, any committees thereof, or any board or any committees thereof of any of our subsidiaries, as applicable. See also “Certain Relationships and Related Party Transactions—Agreements Entered into with FAT Brands in Connection with our Reorganization—Master Separation and Distribution Agreement—Board Observer Rights”.

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Role of our Board of Directors in Risk Oversight

Our Board of Directors oversees our business and considers the risks associated with our business strategy and decisions. One of the key functions of our Board of Directors is informed oversight of our risk management processes, which are designed to support the achievement of organizational objectives, improve long-term organizational performance, and enhance stockholder value while mitigating and managing identified risks. A fundamental part of our approach to risk management is not only understanding the most significant risks our Company faces and the necessary steps to manage those risks, but also deciding what level of risk is appropriate. Our Board of Directors plays an integral role in guiding our management’s risk tolerance and determining an appropriate level of risk.

Our Board of Directors currently implements its risk oversight function as a whole. Each of the three standing committees (the audit committee, the compensation committee, and the nominating and corporate governance committee) of our Board of Directors also provides risk oversight in respect of its respective areas of concentration and reports material risks to our Board of Directors for further consideration. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure, including risks associated with operational, governmental, environmental, legal, compliance, corporate governance, financial, credit, liquidity, cybersecurity and data privacy matters, evaluating our risk management processes, allocating responsibilities for risk overnight among the full Board of Directors and the three standing committees, and fostering an appropriate culture of integrity and compliance with legal obligations. Our Board of Directors also appreciates the evolving nature of our business and industry and oversees the monitoring and mitigation of new threats and risks as they emerge.

Our audit committee monitors and evaluates our major financial and accounting risk exposures, and other risks that could have a significant impact on our financial statements, in addition to oversight of the performance of our internal audit function. Our audit committee also monitors major legal, regulatory, compliance, investment, tax, cybersecurity, and data privacy risks, and the steps our management takes to identify and control these exposures, including by reviewing and setting guidelines, policies, and internal controls that govern the processes by which risk assessment and management is undertaken. In particular, our audit committee oversees our cybersecurity and data privacy programs and reports on these matters to our Board of Directors. Our audit committee also monitors compliance with legal and regulatory programs. Our compensation committee monitors and assesses whether any of our compensation policies, programs and practices has the potential to encourage excessive risk-taking. Our nominating and corporate governance committee oversees risks associated with director independence and the composition and organization of our Board of Directors, plans for leadership succession, monitors the effectiveness of our corporate governance guidelines and code of business conduct and ethics, including whether such guidelines and code are successful in preventing illegal or improper liability-creating conduct, and provides general oversight of our other corporate governance policies and practices. While each standing committee of our Board of Directors is responsible for evaluating certain risks and overseeing the management of such risks, our entire Board of Directors is regularly informed through committee reports about such risks.

At periodic meetings of our Board of Directors and its committees, our management reports to, and seeks guidance from, our Board of Directors and its committees with respect to the most significant risks that could affect our business, such as financial, tax, and audit-related risks, legal, regulatory and compliance risks, and cybersecurity and data privacy risks. We have implemented controls and procedures for our management to quickly report and escalate violations or breaches of our compliance programs, policies and practices, as well as occurrences of cybersecurity, data privacy and other incidents, to our Board of Directors or an applicable committee.

Oversight of Cybersecurity

Our audit committee oversees the implementation of our comprehensive cybersecurity strategy, and is actively engaged in guiding our efforts to assess our cybersecurity risks and mitigate and respond to cybersecurity threats in a timely manner. Our Vice President of Information Technology (which we refer to as our “VP of IT”) leads our cybersecurity initiatives and oversees a dedicated team responsible for executing and managing our cybersecurity program, which emphasizes proactive prevention, detection, mitigation and remediation of potential cybersecurity incidents. To maintain transparency, facilitate informed decision making, and ensure that they remain informed about the status of our cybersecurity program, strategy and initiatives, our VP of IT and cybersecurity team provide regular updates to Company management and our audit committee, which in turn report on these matters to our Board of Directors. Such updates include cybersecurity incidents involving us, our franchisees, as well as our third-party service providers, progress of ongoing initiatives, and the effectiveness of internal control and compliance mechanisms. These compliance mechanisms include assessments of prospective third-party service providers’ cybersecurity and data privacy practices prior to entering into or renewing business transactions with them or providing them access to our data or information systems. The results of these assessments inform the controls that we implement to mitigate any potential uncovered third-party service provider security risks.

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Committees of our Board of Directors

Our Board of Directors has established three standing committees: the (i) audit committee, (ii) compensation committee, and (iii) nominating and corporate governance committee. Each of our audit committee, our compensation committee, and our nominating and corporate governance committee is comprised exclusively of independent directors, as determined in accordance with the independence standards of the Nasdaq Listing Rules.

Audit Committee

Our Board of Directors has established an audit committee, which is comprised of three independent directors, Kenneth J. Anderson, Lynne Collier, and James Ellis. Kenneth J. Anderson serves as the chairperson of our audit committee. Our Board of Directors has designated Kenneth J. Anderson as the “audit committee financial expert” within the meaning of applicable SEC regulations, and has determined that each member of our audit committee (i) is independent under the independence standards of the Nasdaq Listing Rules, (ii) meets the independence requirements of Rule 10A-3 under the Exchange Act, and (iii) is “financially literate” under the applicable Nasdaq Listing Rules, as each member of our audit committee can read and understand fundamental financial statements in accordance with applicable requirements and has sufficient knowledge in financial and auditing matters to serve on our audit committee. In arriving at these determinations, our Board of Directors examined each audit committee member’s scope of experience and the nature of his or her employment.

The primary purpose of our audit committee is to assist our Board of Directors in overseeing:

●	our corporate accounting, financial reporting, and auditing processes and activities;

●	our systems of internal control;

●	the integrity and audits of our financial statements;

●	the scope of our annual audits;

●	our compliance with legal and regulatory requirements;

●	the engagement, qualifications, and independence of our independent registered public accounting firm;

●	the performance of our accounting practices, internal audit function, and independent registered public accounting firm; and

●	our overall risk exposure and the management thereof.

Specific responsibilities of our audit committee include, among other matters:

●	being responsible for the selection, engagement, qualifications, independence, and performance of our independent registered public accounting firm;

●	meeting periodically with our management, internal audit staff, and our independent registered public accounting firm in separate executive sessions;

●	reviewing and discussing with our independent registered public accounting firm the plans for, and the scope and results of, our annual audit, and reviewing with our management and our independent registered public accounting firm our interim and year end results of operations;

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●	having sole authority to approve in advance all audit and permissible non-audit services to be performed by our independent registered public accounting firm, the scope and terms thereof, and the fees therefor;

●	reviewing our system of audit and financial accounting controls, and the results of internal audits;

●	preparing the audit committee report that the SEC requires in our annual proxy statement;

●	reviewing, approving, and overseeing any related party transactions; and

●	reviewing and overseeing legal and regulatory compliance matters, including risks related to cybersecurity, information security, and data privacy.

Our audit committee operates under a written audit committee charter that defines our audit committee’s primary duties in a manner consistent with applicable Nasdaq Listing Rules.

Compensation Committee

Our Board of Directors has established a compensation committee, which is comprised of two independent directors, Kenneth J. Anderson and James Ellis. Kenneth J. Anderson serves as the chairperson of our compensation committee. Our Board of Directors has determined that each member of our compensation committee is independent under the independence standards of the Nasdaq Listing Rules, and is a “non-employee director” (as defined in Rule 16b-3 under the Exchange Act).

The primary purpose of our compensation committee is to assist our Board of Directors in overseeing our compensation programs, policies and plans, and to review and determine the compensation to be paid to our directors, executive officers, and other senior management, as appropriate. Specific responsibilities of our compensation committee include, among other matters:

●	administering, reviewing, and making recommendations to our Board of Directors regarding, our 2025 Incentive Compensation Plan, our Management Equity Plan, and any other compensation or benefit programs, policies and plans;

●	reviewing and approving on an annual basis our corporate goals and objectives with respect to compensation for executive officers, and evaluating on an annual basis each executive officer’s performance in light of such goals and objectives;

●	reviewing and approving, or recommending that our Board of Directors approve, the compensation, including salary, bonus and equity and non-equity incentive compensation, of, and terms of other compensatory arrangements with, our chief executive officer and other executive officers;

●	reviewing, concurrently with our nominating and corporate governance committee, the appropriate level of compensation for Board and committee service by non-executive directors; and

●	reviewing our incentive compensation arrangements to ensure that they do not encourage unnecessary risk-taking, and reviewing and discussing, at least annually, the relationship among our risk management policies and practices, our corporate strategy, and our compensation arrangements.

Our compensation committee also has the authority to retain and terminate any compensation consultant to be used to assist in the evaluation of director or executive compensation.

Our compensation committee operates under a written compensation committee charter that defines our compensation committee’s primary duties in a manner consistent with applicable Nasdaq Listing Rules.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee is currently, or has been at any time, an officer or employee of our Company or any of our subsidiaries. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or our compensation committee.

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Nominating and Corporate Governance Committee

Our Board of Directors has established a nominating and corporate governance committee, which is comprised of three independent directors, Kenneth J. Anderson, Lynne Collier, and David Jobe. Lynne Collier serves as the chairperson of our nominating and corporate governance committee. Our Board of Directors has determined that each member of our nominating and corporate governance committee is independent under the independence standards of the Nasdaq Listing Rules.

Specific responsibilities of our nominating and corporate governance committee include, among other matters:

●	identifying, evaluating, and recommending to our Board of Directors potential director candidates for nomination to become members of our Board of Directors, including the nomination of incumbent directors for reelection;

●	ensuring that our Board of Directors reflects the appropriate balance of knowledge, experience, skills, expertise, diversity, and independence;

●	considering and making recommendations to our Board of Directors regarding the organization, function, and composition, including chairpersonship, of our Board of Directors and its committees;

●	overseeing the self-evaluation of our Board of Directors and its committees, and our Board of Director’s evaluation of management;

●	reviewing succession planning for our executive leadership team;

●	reviewing matters relating to human capital management, including policies and strategies regarding recruiting, retention, career development and progression, diversity and inclusion, and other employment practices;

●	reviewing and considering environmental, social responsibility, and sustainability matters; and

●	overseeing our corporate governance policies, procedures and guidelines, including periodically reviewing and, if appropriate, recommending to our Board of Directors changes to, our corporate governance policies, procedures and guidelines.

Our nominating and corporate governance committee operates under a written nominating and corporate governance committee charter that defines our nominating and corporate governance committee’s primary duties in a manner consistent with applicable Nasdaq Listing Rules.

Code of Business Conduct and Ethics

Our Board of Directors has adopted a code of business conduct and ethics (which we refer to as our “code of business conduct and ethics”) that applies to our directors, officers, employees, and contractors. Among other matters, our code of business conduct and ethics is designed to deter wrongdoing and promote the following:

●	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest;

●	full, fair, accurate, timely and understandable disclosure in our communications with, and reports to, our stockholders and other public communications;

●	compliance with applicable governmental laws, rules and regulations;

●	protection of our assets, including corporate opportunities and confidential information;

●	a professional and respectful work environment, free of discrimination or harassment;

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●	prompt internal reporting of violations of our code of business conduct and ethics to appropriate persons identified therein; and

●	accountability for adherence to our code of business conduct and ethics.

Any waiver of our code of business conduct and ethics for our directors, executive officers, or any employees may be made only by our Board of Directors, and will be promptly disclosed as required by law or the Nasdaq Listing Rules.

Controlled Company Exemptions

Immediately following this Offering, we expect that FAT Brands will continue to hold (i) 51,778,412 shares of our Class A Common Stock, and (ii) all of the 2,870,000 outstanding shares of our Class B Common Stock. Our Class B Common Stock is entitled to 50 votes per share, and our Class A Common Stock is entitled to one vote per share. Because of the 50-to-1 voting ratio between our Class B Common Stock and our Class A Common Stock, we expect that, immediately following this Offering, FAT Brands will hold approximately 89.5% of the total voting power of the outstanding shares of our Common Stock, assuming the sale and issuance of all 10,000,000 Units in this Offering and the full conversion of all shares of Series A Preferred Stock and exercise of all Warrants comprising such Units, and, as a result, will have the ability to control the outcome of matters submitted to our stockholders for approval, including the election of all the members of our Board of Directors and the approval of significant corporate transactions. Under the Nasdaq Listing Rules, a company is deemed to be a “controlled company” if more than 50% of the voting power for the election of directors is held by an individual, group, or another company. As such, we are a “controlled company” within the meaning of the Nasdaq Listing Rules, since FAT Brands controls a majority of the voting power of the outstanding shares of our Common Stock.

A controlled company may elect not to comply with certain corporate governance requirements, including the requirements that, within one year of the date of the listing of our Class A Common Stock:

●	we have a board of directors that is composed of a majority of “independent directors”, as defined under the Nasdaq Listing Rules;

●	we have a compensation committee that is composed entirely of independent directors;

●	we have a nominating and corporate governance committee that is composed entirely of independent directors; and

●	the compensation of our Chief Executive Officer must be determined or recommended solely by independent directors.

Notwithstanding the foregoing, we do not currently, and do not currently intend to, rely on any of the “controlled company” exemptions provided under the Nasdaq Listing Rules.

Furthermore, see “Offering Circular Summary—Our Relationship with FAT Brands—Arrangements with respect to the Shares of Class A Common Stock held by FAT Brands” for a description of certain arrangements with respect to the shares of our Class A Common Stock held by FAT Brands that affect the ability of FAT Brands to vote, dispose of, or otherwise exercise investment power over the shares of our Class A Common Stock held by it under certain circumstances.

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PRINCIPAL STOCKHOLDERS

The following table and accompanying footnotes set forth certain information with respect to the beneficial ownership of our Common Stock, immediately prior to and immediately after the completion of this Offering, by:

●	each of our Named Executive Officers and directors individually;

●	all of our current executive officers and directors as a group; and

●	each person or entity (or group of affiliated persons or entities) known by us to beneficially own 5% or more of the outstanding shares of our Common Stock.

To our knowledge, each stockholder named in the table has sole voting and investment power with respect to all of the shares of our Common Stock shown as “beneficially owned” (as determined by the rules of the SEC) by such stockholder, except as otherwise set forth in the footnotes to the table. The SEC has defined “beneficial” ownership of a security to mean the possession, directly or indirectly, of voting power and/or investment power. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. A person is deemed to be the beneficial owner of any shares of Common Stock if that person has or shares voting power and/or investment power with respect to those shares or has the right to acquire beneficial ownership at any time within 60 days.

The percentages in the table below reflect beneficial ownership immediately prior to, and immediately after, the completion of this Offering, and are based on 54,687,854 shares of our Class A Common Stock and 2,870,000 shares of our Class B Common Stock outstanding as of the date immediately prior to this Offering, and 74,687,854 shares of our Class A Common Stock and 2,870,000 shares of our Class B Common Stock outstanding as of the date immediately following the completion of this Offering, assuming the sale and issuance of all 10,000,000 Units in this Offering and the full conversion of all shares of Series A Preferred Stock and exercise of all Warrants comprising such Units.

Unless otherwise noted below, the address for each of the stockholders listed in the table below is c/o Twin Hospitality Group Inc., 5151 Belt Line Road, Suite 1200, Dallas, Texas 75254.

	Common Stock Beneficially Owned Immediately Prior to this Offering					Common Stock Beneficially Owned Immediately After this Offering
	Class A Common Stock		Class B Common Stock			Class A Common Stock		Class B Common Stock
Name of Beneficial Owner	Shares	% of Class	Shares	% of Class	% of Total Voting Power	Shares	% of Class	Shares	% of Class	% of Total Voting Power
Named Executive Officers and Directors:
Kim A. Boerema	—	*	—	*	†	—	*	—	*	†
Kenneth J. Kuick(1)	316,722	*	—	*	†	316,722	*	—	*	†
Joseph Hummel(2)	—	*	—	*	†	—	*	—	*	†
Clay C. Mingus(3)	—	*	—	*	†	—	*	—	*	†
Andrew A. Wiederhorn(4)	305,381	*	—	*	†	305,381	*	—	*	†
Kenneth J. Anderson(5)	122,011	*	—	*	†	122,011	*	—	*	†
Lynne Collier(5)	101,520	*	—	*	†	101,520	*	—	*	†
James Ellis(5)	100,000	*	—	*	†	100,000	*	—	*	†
David Jobe (5)	100,000	*	—	*	†	100,000	*	—	*	†
All of our executive officers and directors as a group (ten persons)(6)	1,324,181	2.4%	—	*	†	1,324,181	2.4%	—	*	†

5% or more Stockholders:
FAT Brands Inc.(7)	51,778,412	95.1%	2,870,000	100%	98.6%	51,778,412	69.3%	2,870,000	100%	89.5%

*	Represents less than 1% of the number of outstanding shares of our Class A Common Stock or Class B Common Stock, as applicable.

†	Represents less than 1% of the total voting power of our Common Stock.

(1)	Includes 300,000 shares of our Class A Common Stock underlying vested restricted stock units held by Mr. Kuick.

(2)	Joseph Hummel is our former chief executive officer, as he resigned from that position effective April 10, 2025.

(3)	Clay C. Mingus is our former chief legal officer and secretary, as he resigned from those positions effective April 10, 2025.

(4)	Includes 300,000 shares of our Class A Common Stock underlying vested restricted stock units held by Mr. Wiederhorn.

(5)	Includes 100,000 shares of our Class A Common Stock underlying vested restricted stock units held by such director.

(6)	Includes an aggregate of 1,247,423 shares of our Class A Common Stock underlying certain vested restricted stock units held by our executive officers and directors.

(7)	The address of FAT Brands Inc. is 9720 Wilshire Blvd., Suite 500, Beverly Hills, California 90212. See “Offering Circular Summary—Our Relationship with FAT Brands—Arrangements with respect to the Shares of Class A Common Stock held by FAT Brands” for a description of certain arrangements with respect to the shares of our Class A Common Stock held by FAT Brands.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than the compensation arrangements for our executive officers and directors, this section describes transactions, or series of related transactions, during our last three fiscal years, to which we were a party, in which:

●	the amount involved exceeded $120,000; and

●	any of our executive officers or directors, or the beneficial owners of 5% or more of the outstanding shares of any class of our Common Stock, or any members of the immediate family of, or any entity affiliated with, any such person, had a direct or indirect material interest.

Historical Relationship Between the Twin Group and FAT Brands

The Twin Group was acquired by FAT Brands in October 2021, and prior to our Reorganization and the Spin-Off, the Twin Group was comprised of a number of companies that were wholly-owned subsidiaries of FAT Brands. Accordingly, prior to our Reorganization and the Spin-Off, the Twin Group operated as part of FAT Brands’ broader corporate organization.

Agreements Entered into with FAT Brands in Connection with our Reorganization and the Spin-Off

In connection with our Reorganization and the Spin-Off, we entered into the following agreements with FAT Brands that provide a framework for our ongoing relationship with FAT Brands.

Sale and Contribution Agreement

In connection with our Reorganization, in November 2024, we entered into a Sale and Contribution Agreement with FAT Brands (which we refer to as the “Sale and Contribution Agreement”), pursuant to which (i) FAT Brands sold and assigned to us the equity interests in the Top Tier Twin Subsidiary equivalent to $1.0 million in fair value, in exchange for the payment by us to FAT Brands of $1.0 million, and (ii) FAT Brands contributed and assigned to us all of the remaining equity interests in the Top Tier Twin Subsidiary. Following such sale and contribution by FAT Brands to us of all of the outstanding equity interests in the Top Tier Twin Subsidiary pursuant to the Sale and Contribution Agreement, the Top Tier Twin Subsidiary, along with all of the other companies in the Twin Group, became direct or indirect wholly-owned subsidiaries of our Company.

Master Separation and Distribution Agreement

In connection with our Reorganization, on January 24, 2025, we entered into a Master Separation and Distribution Agreement with FAT Brands (which we refer to as the “Master Separation and Distribution Agreement”), which contains provisions relating to our Reorganization and the conduct of the Spin-Off and future transactions, and governs the relationship between our Company and FAT Brands following our Reorganization and the Spin-Off. Unless otherwise provided by specific provisions of the Master Separation and Distribution Agreement, the Master Separation and Distribution Agreement will terminate on the date that is the five-year anniversary of the date upon which FAT Brands ceases to beneficially own at least 20% of the outstanding shares of our Common Stock. The provisions of the Master Separation and Distribution Agreement relating to our cooperation with FAT Brands in connection with future litigation will survive seven years after the termination of the Master Separation and Distribution Agreement, the provisions relating to registration rights that we provide to FAT Brands will survive in accordance with the terms described under “—Registration Rights” below, and the provisions relating to respective indemnification by our Company and FAT Brands, and certain other provisions, will survive indefinitely. The following sets forth the key terms of the Master Separation and Distribution Agreement.

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Share Exchange. Pursuant to the Master Separation and Distribution Agreement, FAT Brands exchanged all 5,000 shares of Class A Common Stock that it held (representing 100% of the issued and outstanding capital stock of our Company as of immediately prior to such exchange) for 47,298,271 shares of our Class A Common Stock and 2,870,000 shares of our Class B Common Stock, which were issued by us to FAT Brands.

Registration Rights. The shares of our Class A Common Stock and Class B Common Stock held by FAT Brands immediately after the Spin-Off are deemed “restricted securities” (as defined in Rule 144 under the Securities Act), and as such, FAT Brands may only sell a limited number of such shares into the public markets without registration under the Securities Act. Therefore, under the Master Separation and Distribution Agreement, we have agreed to provide to FAT Brands, after the date that is 180 days after the closing of the Spin-Off, certain registration rights to register the shares of our Class A Common Stock and Class B Common Stock held by it. At the request of FAT Brands, we will use our commercially reasonable efforts to register the shares of our Class A Common Stock and Class B Common Stock that are held by FAT Brands after the completion of the Spin-Off, or subsequently acquired, for public sale under the Securities Act on a registration statement on Form S-1 or any similar long form registration statement (which we refer to as a “Long-Form Registration”), or on a registration statement on Form S-3 or any similar short form registration statement at such time we qualify to use such short from registration statement (which we refer to as a “Short-Form Registration”). FAT Brands may request up to two Long-Form Registrations and up to two Short-Form Registrations in any calendar year, though no Long-Form Registrations may be requested after such time as we are eligible to use Form S-3 or any similar short form registration statement at such time. FAT Brands may also request that we file a resale shelf registration statement to register under the Securities Act the resale of all of its registrable shares after such time as we are eligible to use Form S-3 or any similar short form registration statement at such time. Additionally, we also provide FAT Brands with “piggy-back” registration rights to include its shares of our Class A Common Stock and Class B Common Stock in future registrations under the Securities Act of offers and sales of our securities by us or others. FAT Brands may request up to three of these “piggy-back” registrations. FAT Brands’ registration rights will remain in effect until the earliest of the date on which the shares of our Class A Common Stock and Class B Common Stock held by FAT Brands (i) have been disposed of in accordance with an effective registration statement, (ii) have been distributed to the public in accordance with Rule 144 under the Securities Act, or may be sold without restriction pursuant to Rule 144, (iii) have been otherwise transferred to a non-affiliated entity, or (iv) have ceased to be outstanding. We have agreed to cooperate in these registrations and related offerings. All expenses payable in connection with such registrations will be paid by us, except that FAT Brands will pay all its own internal administrative, legal and similar costs and expenses, as well as the underwriting discounts and commissions applicable to the sale of its shares of our Class A Common Stock and Class B Common Stock in such registrations and related offerings.

Potential FAT Brands Distribution. Under the Master Separation and Distribution Agreement, we have agreed to cooperate with FAT Brands, and at its request, to promptly take any and all actions reasonably necessary or desirable to effect the Potential FAT Brands Distribution. FAT Brands will determine, in its sole discretion, whether to proceed with the Potential FAT Brands Distribution, the timing of the Potential FAT Brands Distribution, and the form, structure and all other terms of any transaction to effect the Potential FAT Brands Distribution. The Potential FAT Brands Distribution may not occur at all. At any time prior to completion of the Potential FAT Brands Distribution, FAT Brands may decide to abandon the Potential FAT Brands Distribution, or may modify or change the terms of the Potential FAT Brands Distribution, which could have the effect of accelerating or delaying the timing of the Potential FAT Brands Distribution. See also “Offering Circular Summary—Our Relationship with FAT Brands—Potential FAT Brands Distribution” and “—Tax Matters Agreement” below.

Anti-Dilution Option. Under the Master Separation and Distribution Agreement, we have granted FAT Brands a continuing right to purchase from us shares of our Class A Common Stock as is necessary for FAT Brands to maintain an aggregate ownership interest of our Common Stock representing at least 80.1% of the outstanding shares of our Common Stock or at least 80.1% of the outstanding shares of our Class A Common Stock (which we refer to as the “Anti-Dilution Option”). The Anti-Dilution Option may be exercised by FAT Brands in connection with any issuance by us of shares of our Class A Common Stock. If we sell and issue shares of our Class A Common Stock for cash consideration, and if FAT Brands exercises the Anti-Dilution Option, FAT Brands will pay a price per share of Class A Common Stock equal to the closing price of our Class A Common Stock as quoted on the Nasdaq Global Market on the date such offering is publicly announced (or the next business day if such offering is publicly announced after the close of trading on the Nasdaq Global Market). If we (i) issue shares of our Class A Common Stock pursuant to any stock option or other equity incentive award, or (ii) sell and issue shares of our Class A Common Stock for consideration other than cash, and if FAT Brands exercises the Anti-Dilution Option, FAT Brands will pay a price per share of Class A Common Stock equal to the closing price of our Class A Common Stock as quoted on the Nasdaq Global Market on the date of such issuance (which triggered the Anti-Dilution Option). The Anti-Dilution Option will terminate on the date that the Potential FAT Brands Distribution is completed.

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Indemnification. Under the Master Separation and Distribution Agreement, we and FAT Brands have cross-indemnities that generally place on us and our subsidiaries the financial responsibility for all liabilities associated with the historical and current businesses and operations of the Twin Group, and generally place on FAT Brands the financial responsibility for liabilities associated with all of FAT Brands’ other historical and current businesses and operations (not including the businesses and operations of the Twin Group), in each case regardless of the time such liabilities arise. Each of our Company and FAT Brands have also agreed to indemnify the other with respect to any breaches of the Master Separation and Distribution Agreement and the Tax Matters Agreement.

We will indemnify FAT Brands against liabilities arising from misstatements or omissions of material fact in our Registration Statement on Form 10-12B (File No. 001-42395), which was declared effective by the SEC on January 17, 2025 (which, as amended, we refer to as the “Form 10”), and the Information Statement set forth as Exhibit 99.1 thereto (which we refer to as the “Information Statement”), except for misstatements or omissions of material fact with respect to information that FAT Brands provided to us specifically for inclusion in the Form 10 or the Information Statement. We will also indemnify FAT Brands against liabilities arising from any misstatements or omissions of material fact in our subsequent SEC filings, and with respect to information we provide to FAT Brands specifically for inclusion in FAT Brands’ SEC filings following the completion of the Spin-Off, but only to the extent that such information pertains to us or our business, FAT Brands provides us with prior written notice that such information will be included in its SEC filings, and the liability does not result from any action or inaction by FAT Brands.

FAT Brands will indemnify us for liabilities arising from misstatements or omissions of material fact with respect to information that FAT Brands provided to us specifically for inclusion in the Form 10 or the Information Statement to the extent that such information pertains to FAT Brands or its business. FAT Brands will also indemnify us against liabilities arising from information that FAT Brands provides to us specifically for inclusion in our SEC filings following the completion of the Spin-Off, but only to the extent that such information pertains to FAT Brands or its business, we provide FAT Brands with prior written notice that such information will be included in our SEC filings, and the liability does not result from any action or inaction by us.

Release. The Master Separation and Distribution Agreement contains a general release for liabilities arising from events occurring on or before the time of the Spin-Off (which we refer to as the “Release”). Under the Release, we released FAT Brands, its subsidiaries, and each of their respective directors, officers and employees, and FAT Brands released us, our subsidiaries, and each of our respective directors, officers and employees, from any liabilities arising from past events between us on the one hand, and FAT Brands on the other hand, occurring on or before the time of the Spin-Off, including in connection with the activities to implement and effect the Spin-Off. The Release does not apply to liabilities allocated between the parties under the Master Separation and Distribution Agreement or the Tax Matters Agreement, or to other ongoing contractual arrangements.

Financial, Accounting, and other Information. Under the Master Separation and Distribution Agreement, we have agreed to use our commercially reasonable efforts to enable our auditors to complete a sufficient portion of our audit, and to provide on a timely basis to FAT Brands any and all financial and other information that FAT Brands may need to in connection with the preparation of its annual and quarterly financial statements.

Non-Solicitation. Under the Master Separation and Distribution Agreement, for a period of two years following the completion of the Spin-Off, we and FAT Brands have agreed not to, directly or indirectly, solicit the other’s active employees without the prior consent by the other.

Board Observer Rights. Under the Master Separation and Distribution Agreement, for so long as FAT Brands or its affiliates beneficially owns at least 10% of the outstanding shares of our Class A Common Stock or Class B Common Stock, FAT Brands has the right to appoint two individuals (which we refer to as the “Board Observers”) to observe and participate in meetings of our Board of Directors, provided, however, that the Board Observers do not have any voting rights. The Board Observers have the right to attend all meetings, including telephonically or through other means of communication, of our Board of Directors, any committees thereof, or any board or any committees thereof of any of our subsidiaries, as applicable.

Notifiable Transactions. Under the Master Separation and Distribution Agreement, FAT Brands has agreed to use its commercially reasonable efforts to provide advance notice to our Board of Directors in the event that FAT Brands intends to pursue a transaction (even if no such transaction is imminent or probable at such time) that is reasonably expected to cause FAT Brands’ beneficial ownership of our outstanding Common Stock to fall below 50%.

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Expenses. The Master Separation and Distribution Agreement provides that (i) all costs and expenses of the respective parties which are capitalizable in accordance with GAAP and applicable SEC rules in connection with the Spin-Off are payable by us, and (ii) all costs and expenses of the respective parties incurred prior to or upon the consummation of the Spin-Off and which are not capitalizable in accordance with GAAP and applicable SEC rules, and all costs and expenses of the Parties in connection with any matter not relating to the Spin-Off, are payable by the party which is the primary beneficiary of the relevant services (as reasonably agreed between the parties), and any shared costs and expenses of the parties are apportioned between the parties in such proportions as may be reasonably agreed between the parties.

Tax Matters Agreement

In connection with our Reorganization, on January 24, 2025, we entered into a tax matters agreement with FAT Brands (which we refer to as the “Tax Matters Agreement”). The Tax Matters Agreement governs our and FAT Brands’ respective rights, responsibilities, and obligations with respect to certain tax matters (including tax liabilities, tax attributes, tax returns, and tax audits).

Prior to our Reorganization, the income, assets and operations of each member of the Twin Group (excluding Barbeque Integrated, Inc.) were included in the income tax returns filed by FAT Brands’ consolidated group for U.S. federal income tax purposes (which we refer to as the “FAT Brands Consolidated Group”) as disregarded entities of FAT Brands, and Barbeque Integrated, Inc. was included in the FAT Brands Consolidated Group after FAT Brands acquired Barbeque Integrated, Inc. in September 2023. Following our Reorganization, the Twin Group, including Barbeque Integrated, Inc., were, and, if FAT Brands maintains an aggregate ownership of our Common Stock representing at least 80% of our Common Stock, will continue to be, included in the FAT Brands Consolidated Group, as well as in certain other consolidated, combined or unitary groups that include FAT Brands and/or certain of its subsidiaries (each such group, a “FAT Brands Tax Group”). Each member of a consolidated group during any part of a consolidated return year is jointly and severally liable for the tax on the consolidated return of such year and for any subsequently determined deficiency thereon. Similarly, in some jurisdictions, each member of a consolidated, combined or unitary group for state, local or foreign income tax purposes is jointly and severally liable for the state, local or foreign income tax liability of each other member of such consolidated, combined or unitary group. Accordingly, although the Tax Matters Agreement allocates tax liabilities between us and FAT Brands, for any period in which any member of the Twin Group was included in the FAT Brands Consolidated Group or any FAT Brands Tax Group, we could be liable in the event that any income tax liability was incurred, but not discharged, by any other member of the FAT Brands Consolidated Group or any FAT Brands Tax Group, as the case may be.

Under the Tax Matters Agreement, we generally make payments to FAT Brands such that, with respect to tax returns for any taxable period in which any of the Twin Group are included in the FAT Brands Consolidated Group or any FAT Brands Tax Group, the amount of taxes to be paid by us is determined by computing the excess (if any) of any taxes due on any such tax return over the amount that would otherwise be due if such return were recomputed by excluding the Twin Group. We are responsible for any taxes with respect to tax returns that include only the Twin Group.

The Tax Matters Agreement provides that FAT Brands generally has the right to control audits or other tax proceedings with respect to any tax returns of the FAT Brands Consolidated Group or a FAT Brands Tax Group. We generally have the right to control any audits or other tax proceedings with respect to tax returns that include only the Twin Group, provided that, as long as FAT Brands is required to consolidate the results of operations and financial position of the Twin Group in its financial statements, FAT Brands has certain oversight and participation rights with respect to such audits or other tax proceedings.

As of the date of this Offering Circular, FAT Brands has advised us that it does not have a definite present plan to undertake the Potential FAT Brands Distribution. However, because FAT Brands intends to retain the ability to engage in the Potential FAT Brands Distribution in the future, the Tax Matters Agreement also addresses our and FAT Brands’ respective rights, responsibilities, and obligations with respect to the Potential FAT Brands Distribution. If FAT Brands were to decide to undertake the Potential FAT Brands Distribution, we have agreed to cooperate with FAT Brands and to take any and all actions reasonably requested by FAT Brands in connection with the Potential FAT Brands Distribution. We have also agreed not to knowingly take or fail to take any actions that could reasonably be expected to preclude FAT Brands’ ability to undertake the Potential FAT Brands Distribution, or result in the Potential FAT Brands Distribution failing to qualify as a transaction that is generally tax-free, for U.S. federal income tax purposes, under Section 355 of the Code. In the event that FAT Brands completes the Potential FAT Brands Distribution, we have agreed not to take certain actions, during the two-year period following the Potential FAT Brands Distribution, that are designed to preserve the tax-free nature of the Potential FAT Brands Distribution for U.S. federal income tax purposes. Specifically, during such period, except in specific circumstances, we and our subsidiaries generally would be prohibited from taking the following actions without first obtaining the opinion of tax counsel or an IRS ruling to the effect that such actions will not result in the Potential FAT Brands Distribution failing to qualify as a tax-free spin-off: (i) ceasing to conduct our business, (ii) entering into certain transactions pursuant to which all or a portion of the shares of our Common Stock or certain of our and our subsidiaries’ assets would be acquired, (iii) liquidating, merging or consolidating with any other person, (iv) issuing equity securities beyond certain thresholds, (v) repurchasing our shares other than in certain open-market transactions, (vi) amending our Charter or taking any other action that would affect the voting rights of our capital stock, or (vii) taking or failing to take any other action that would be reasonably likely to cause the Potential FAT Brands Distribution to fail to qualify as a transaction that is generally tax-free for U.S. federal income tax purposes. Additionally, we generally are responsible for, among other things, (a) any taxes resulting from the failure of the Potential FAT Brands Distribution to qualify as a tax-free transaction to the extent such taxes are attributable to, or result from, any action or failure to act by us, or certain transactions involving us following the Potential FAT Brands Distribution, and (b) a percentage of such taxes to the extent such taxes are not attributable to, or do not result from, any action or failure to act by either us or FAT Brands.

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Intercompany Advances

From time to time, our Company and certain of our subsidiaries in the Twin Group have received intercompany advances from FAT Brands to support our operations. During fiscal years 2024 and 2025 (through September 28, 2025), such advances totaled approximately $35.2 million. During fiscal year 2024, a portion of such advances was contributed to the Twin Group and converted into equity, and in June 2025, we issued to FAT Brands an additional 7,139,667 shares of our Class A Common Stock at the then prevailing market value in exchange for the cancellation of liabilities due to FAT Brands in the amount of $31,200,345 of such advances plus a commitment by FAT Brands to make additional advances to us.

Additionally, FAT Brands may from time to time hold Twin Securitization Notes issued by Twin Hospitality I, LLC in its retained notes portfolio.

Appointment of Andrew Wiederhorn to our Board of Directors

In August 2025, our Board of Directors appointed Andrew Wiederhorn as a director of our Company to fill a vacancy on our Board of Directors, for a term expiring at our 2025 Annual Meeting of Stockholders. Mr. Wiederhorn was also appointed as the Chairman of the Board. Mr. Wiederhorn is also the founder and chief executive officer of FAT Brands, our controlling shareholder. Mr. Wiederhorn will receive standard compensation payable to our non-executive directors, consisting of $100,000 in annual cash compensation and an annual award of stock options exercisable for 10,000 shares of our Class A Common Stock. In addition, Mr. Wiederhorn has been providing us with certain consulting services since the completion of our Spin-Off from FAT Brands in January 2025, and in June 2025, Mr. Wiederhorn was granted, under our Management Equity Plan, an award of restricted stock units with respect to 300,000 shares of our Class A Common Stock for such services.

Each of Mr. Wiederhorn’s adult children, Thayer Wiederhorn (chief operating officer of FAT Brands), Taylor Wiederhorn (chief development officer of FAT Brands), and Mason Wiederhorn (chief brand officer of FAT Brands) has been providing us with certain consulting services since the completion of the Spin-Off, and each was granted, under our Management Equity Plan, an award of restricted stock units with respect to 200,000 shares of our Class A Common Stock for such services. Mr. Wiederhorn does not have any interest in such awards nor does he share a household with any of those individuals.

Indemnification of Directors and Officers

Our Charter includes provisions limiting the liability of our directors and officers, and our Bylaws provides that we will indemnify each of our directors and executive officers to the fullest extent permitted under Delaware law. Our Charter and our Bylaws also provide our Board of Directors with discretion to indemnify our other officers, employees, and agents when determined appropriate by our Board of Directors. Additionally, we have entered into an indemnification agreement with each of our directors and executive officers, which requires us to indemnify them in certain circumstances. For more information regarding these indemnification provisions and agreements, see “Description of Capital Stock—Limitations on Liability and Indemnification of Directors and Officers”.

Related Party Transactions Policies and Procedures

We have adopted a written Related Person Transaction Policy (which we refer to as the “Related Person Transaction Policy”), which sets forth our policies and procedures with respect to the review, approval, ratification, and disclosure of all related person transactions. In accordance with the Related Person Transaction Policy, our Audit Committee has overall responsibility for implementation of, and compliance with, the Related Person Transaction Policy.

For purposes of the Related Person Transaction Policy, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which (i) we were, are or will be a participant, (ii) the amount involved exceeded, exceeds or will exceed $120,000, and (iii) any related person (as defined in the Related Person Transaction Policy) had, has or will have a direct or indirect material interest. A “related person transaction” does not include any employment relationship or transaction involving an executive officer and any related compensation resulting solely from such employment relationship that has been reviewed and approved by our Board of Directors or our Compensation Committee, as applicable. A “related person” includes (a) our directors and executive officers, (b) any 5% beneficial owner of our voting securities, and (c) any immediate family member of the foregoing.

The Related Person Transaction Policy requires that notice of a proposed related person transaction be provided to a designated compliance officer prior to entry into such transaction. If the compliance officer determines that such transaction is a related person transaction, the proposed transaction will be submitted to our Audit Committee for consideration at its next meeting. Under the Related Person Transaction Policy, our Audit Committee may approve only those related person transactions that are in, or are not inconsistent with, the best interests of our Company and our stockholders. In reviewing and approving any related party transaction, our Audit Committee is tasked with considering all of the relevant facts and circumstances, including consideration of the various factors enumerated in the Related Person Transaction Policy.

The Related Person Transaction Policy also provides that our Audit Committee continue to review and monitor certain previously approved or ratified related person transactions that are ongoing to determine whether the related person transaction remains in our and our stockholders’ best interests. Additionally, our Audit Committee will make periodic inquiries of directors and executive officers with respect to any potential related person transaction to which they may be a party or of which they may be aware.

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DESCRIPTION OF CERTAIN INDEBTEDNESS

Twin Securitization Notes

In connection with our Reorganization, in November 2024, the Top Tier Twin Subsidiary sold and issued, through a private offering pursuant to Rule 144A and Regulation S under the Securities Act, the following four tranches of fixed rate secured notes (which we refer to collectively as the “Twin Securitization Notes”), which have an aggregate principal balance of $416,711,000 and a weighted average interest rate of 9.50% per annum:

Class	Seniority	Principal Balance	Coupon	Anticipated Repayment Date	Final Legal Maturity Date
A-2-I	Super Senior	$12,124,000	9.00%	10/25/2027	10/26/2054
A-2-II	Senior	$269,257,000	9.00%	10/25/2027	10/26/2054
B-2	Senior Subordinated	$57,619,000	10.00%	10/25/2027	10/26/2054
M-2	Subordinated	$77,711,000	11.00%	10/25/2027	10/26/2054

The Twin Securitization Notes were issued pursuant to a Base Indenture, dated as of November 21, 2024 (which we refer to as the “Base Indenture”) and the Series 2024-1 Supplement to Base Indenture, dated as of November 21, 2024 (which, together with the Base Indenture, we refer to as the “Indenture”), each by and between the Top Tier Twin Subsidiary, as issuer of the Twin Securitization Notes, and UMB Bank, N.A., as trustee (which we refer to as the “Trustee”) and securities intermediary.

On November 17, 2025, we received a notice of acceleration with respect to the Twin Securitization Notes, which (i) accelerates and declares the outstanding principal amount of the Twin Securitization Notes to be immediately due and payable, (ii) declares the accrued and unpaid interest on the Twin Securitization Notes through the date of acceleration to be immediately due and payable, and (iii) declares all other amounts due to the noteholders and the other Secured Parties under the Transaction Documents (as such terms are defined in the Base Indenture) to be immediately due and payable. See “—Events of Default—Notice of Acceleration and Certain Events of Default and Manager Termination Events” below.

Payment Terms and Repayments

Payments of the principal and accrued interest on the Twin Securitization Notes are due on a quarterly basis on the 25th day of each January, April, July and October (or if such date is not a business day, the next succeeding business day), in each case from amounts that are available for payment thereon under the Base Indenture. The legal final maturity date of the Twin Securitization Notes is October 26, 2054, however it is currently anticipated that, unless earlier prepaid to the extent permitted under the Base Indenture, the Twin Securitization Notes will be repaid on October 25, 2027 (which we refer to as the “Anticipated Repayment Date”). If the Top Tier Twin Subsidiary has not repaid or refinanced the Twin Securitization Notes by the Anticipated Repayment Date, additional interest will accrue on the then outstanding balance of each class of the Twin Securitization Notes at a rate of 5.0% per annum. Each class of the Twin Securitization Notes may be prepaid in whole or in part on any business day; provided that optional prepayment made after the Anticipated Repayment Date must be applied first to Class A-2-I, second to Class A-2-II, third to Class B-2, and fourth to Class M-2, of the Twin Securitization Notes.

Additionally, pursuant to the Base Indenture, upon each “Qualified Equity Offering” (as defined in the Base Indenture), which is a public or private offering by us of our common equity securities for cash, subject to certain limited exceptions, we are required to deposit 75% of the net proceeds from such offering into a segregated, non-interest bearing trust account that the Top Tier Twin Subsidiary has established with the Trustee to be used towards the repayment of the Twin Securitization Notes, until an aggregate of $75.0 million has been repaid in that manner. If the amount of net proceeds from our Qualified Equity Offerings used for repayment of the Twin Securitization Notes is not at least $25.0 million on or prior to each of April 25, 2025, July 25, 2025 and October 27, 2025, or is not at least $75.0 million on or prior to January 26, 2026, then under any such circumstance, a “Cash Flow Sweeping Event” (as defined in the Base Indenture) would occur, whereupon certain excess cash flows from our operations will be used to make additional principal payments, on a pro rata basis, on the three most senior classes of the Twin Securitization Notes.

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Credit Enhancement

Credit enhancement for the Twin Securitization Notes provides protection against losses, delays in payment, and other shortfalls of cash flow. The credit enhancement for the Twin Securitization Notes generally consists of a segregated, non-interest bearing reserve account that the Top Tier Twin Subsidiary has established with the Trustee and funded with approximately $7.8 million at the closing of the sale and issuance of the Twin Securitization Notes (which we refer to as the “Reserve Account”), and, with respect to each class of the Twin Securitization Notes, subordination of certain payments as follows:

Class	Credit Enhancement
Class A-2-I	Payments with respect to Classes A-2-II, B-2 and M-2 of the Twin Securitization Notes and the Reserve Account are subordinated to payments with respect to Class A-2-I of the Twin Securitization Notes.
Class A-2-II	Payments with respect to Classes B-2 and M-2 of the Twin Securitization Notes and the Reserve Account are subordinated to payments with respect to Class A-2-II of the Twin Securitization Notes.
Class B-2	Payments with respect to Class M-2 of the Twin Securitization Notes and the Reserve Account are subordinated to payments with respect to Class B-2 of the Twin Securitization Notes.
Class M-2	None.

Notes Guarantee and Collateral

The Twin Securitization Notes are generally secured by security interests in substantially all of the assets of our subsidiaries. Under the Base Indenture, the Top Tier Twin Subsidiary has granted to the Trustee, for the benefit of the secured parties (which include the holders of the Twin Securitization Notes), a security interest in substantially all of its assets to secure its obligations under the Indenture. Additionally, all of our other subsidiaries other than the Top Tier Twin Subsidiary (which we refer to collectively as the “Guarantors”) entered into a Guarantee and Collateral Agreement, dated November 21, 2024 (which we refer to as the “Guarantee and Collateral Agreement”), in favor of the Trustee, pursuant to which the Guarantors are (i) jointly and severally guaranteeing the payment obligations on the Twin Securitization Notes and the other obligations of the Top Tier Twin Peaks Subsidiary under the Indenture and the other securitization transaction agreements, and (ii) securing such guarantees by the grant to the Trustee, for the benefit of the secured parties (which include the holders of the Twin Securitization Notes), of a security interest in substantially all of their respective assets (which we refer to as the “Securitized Assets”), which include all of the revenue-generating assets of the Guarantors.

Financial Ratios

Under the terms of the Indenture, the Top Tier Twin Subsidiary is required to maintain certain debt-service coverage ratios (which we refer to as the “P&I DSCR”), and any failure to do so will trigger a Cash Flow Sweeping Event. The P&I DSCR is calculated by dividing (i) our net cash flow over the four immediately preceding quarterly collection periods, by (ii) an amount equal to (a) the Debt Service (as defined in the Indenture), multiplied by (b) four. In addition, the Top Tier Twin Subsidiary is required to maintain an interest-only debt-service coverage ratio (which we refer to as the “Interest-Only DSCR”) greater than 1.10, and any failure to do so is an Event of Default (as defined in the Base Indenture) under the terms of the Indenture (see “—Events of Default” below). The Interest-Only DSCR is calculated as of any quarterly calculation date without giving effect to the aggregate amount of scheduled principal payments due with respect to the applicable quarterly collection period at the applicable quarterly payment date.

Covenants and Restrictions

The Indenture and the Securitization Management Agreement (as described below under “—Securitization Management Agreement”) contain customary covenants by, and restrictions on, the Top Tier Twin Subsidiary and the Guarantors (which we refer to collectively as the “Securitization Entities”) and our Company, including, among others:

●	the Top Tier Twin Subsidiary must maintain specified reserve accounts to be used to make required payments under the Twin Securitization Notes;

●	we and the Securitization Entities must maintain certain debt service coverage ratios and leverage ratios;

●	the sum of our System-Wide Sales must be at or above certain levels on certain measurement dates;

●	there are provisions relating to optional and mandatory prepayments, and the related payment of specified amounts; and

●	there are covenants relating to recordkeeping, access to information, and similar matters.

Additionally, the Indenture and the Securitization Management Agreement contain various covenants that limit the ability of the Securitization Entities to engage in specified types of transactions. For example, the Indenture and the Securitization Management Agreement contain covenants that, among other things, restrict, subject to certain exceptions, the ability of the Securitization Entities to:

●	incur or guarantee additional indebtedness;

●	sell certain assets;

●	create or incur liens on certain assets to secure indebtedness; or

●	consolidate, merge, or sell or otherwise dispose of all or substantially all of its assets.

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Events of Default

The Twin Securitization Notes are subject to certain customary events of default under the Indenture (which we refer to as “Events of Default”), including, among others, the occurrence of any of the following events:

●	failure of the Top Tier Twin Subsidiary to pay any required interest, principal, or other amounts due on or with respect to the Twin Securitization Notes;

●	failure of the Top Tier Twin Subsidiary to maintain the Interest-Only DSCR greater than 1.10;

●	failure of the Securitization Entities to comply with applicable covenants, or breach by the Securitization Entities of respective representations or warranties, with respect to the Twin Securitization Notes, and such failure or breach continuing for a certain period of time;

●	occurrence of certain bankruptcy events with respect to the Securitization Entities; and

●	rendering of certain judgments.

Notice of Acceleration and Certain Events of Default and Manager Termination Events

As described under “—Payment Terms and Repayments” above, if the amount of net proceeds from our Qualified Equity Offerings used for repayment of the Twin Securitization Notes is not at least $25.0 million on or prior to each of April 25, 2025, July 25, 2025 and October 27, 2025, or is not at least $75.0 million on or prior to January 26, 2026, then under any such circumstance, a Cash Flow Sweeping Event would occur. We did not satisfy the requirement to raise in a Qualified Equity Offering and repay the Twin Securitization Notes in an amount equal to at least $25.0 million on each of April 25, 2025, July 25, 2025 and October 27, 2025, and as such, a “Level I Qualified Equity Offering Trigger Event” (as defined under the Indenture) and Cash Flow Sweeping Event have occurred.

Separately, on October 23, 2025, the Trustee delivered to us a “Notice of Potential Rapid Amortization Event” with respect to the Indenture, which stated that, pursuant to Section 5.9(b)(iv) of the Base Indenture, on the last business day of each month preceding a Monthly Allocation Date (as defined under the Indenture), our Company, as the manager of the Top Tier Twin Subsidiary, is required to withdraw all Retained Collections with respect to the preceding Monthly Collection Period on deposit in the Concentration Account and deposit the same to the Collection Account (each as defined in the Base Indenture). In addition, pursuant to Section 6.1(a)(i) of the Securitization Management Agreement (as defined and described under “—Securitization Management Agreement” below), failure to do so constitutes a “Manager Termination Event” that gives the holders of the Twin Securitization Notes the right to remove our Company as the manager of the Top Tier Twin Subsidiary, the assertion of which may be made by a Securitization Entity, the Back-Up Manager, the Control Party (acting at the direction of the Controlling Class Representative), or the Trustee (acting at the direction of the Control Party) (each as defined in the Base Indenture). Furthermore, pursuant to Section 9.1(b) of the Base Indenture, the occurrence of a Manager Termination Event constitutes a Rapid Amortization Event (as defined in the Base Indenture) that may be declared by a written notice from the Control Party. The Trustee stated that, as of October 10, 2025, it did not receive the Retained Collections in the Collection Account for the Monthly Allocation Date under the Indenture, and therefore, a Potential Rapid Amortization Event (as defined in the Base Indenture) has occurred and is continuing under the Indenture.

To date, none of the Trustee, the Control Party or the Controlling Class Representative has delivered a notice declaring that a Manager Termination Event has occurred under the Indenture or a Termination Notice seeking to remove our Company as the manager of the Top Tier Twin Subsidiary. However, as noted above, events have occurred during the fiscal quarter ended September 28, 2025 that would likely give rise to Events of Default under the Indenture and Manager Termination Events, and our Company could be removed as the manager of the Top Tier Twin Subsidiary at any time.

Following our delivery to the Trustee of a notice regarding such events, the Trustee delivered to us on October 30, 2025 a “Notice of Event of Default” with respect to the Indenture, which stated that, due to the events set forth in the Notice of Potential Rapid Amortization Event described above, the Trustee was unable to make payments due to the noteholders from the Collection Account as of the Quarterly Payment Date of October 27, 2025, and that such occurrence constituted an Event of Default pursuant to Section 9.2 of the Base Indenture. As a result of such Event of Default, the Trustee, at the direction of the Control Party (acting at the direction of the Controlling Class Representative), may accelerate all amounts with respect to the Twin Securitization Notes and exercise remedies (including foreclosure) with respect to the assets of the Top Tier Twin Subsidiary and any Guarantors.

Furthermore, in addition to the Rapid Amortization Event, Events of Default, and Manager Termination Events described above, due to liquidity constraints, we utilized certain cash receipts to support the operation of our business during the fiscal quarter ended September 28, 2025, which would likely give rise to Events of Default and a Manager Termination Event. These include commingling cash receipts owed to the Top Tier Twin Subsidiary and cash of non-securitization entities, and causing amounts owed to the Top Tier Twin Subsidiary to be deposited into accounts not held by the Top Tier Twin Subsidiary or the Trustee, in contravention of certain requirements under the Indenture. As a result of the foregoing matters, the Twin Securitization Notes have been accelerated as described below, and subject to notice(s) being provided by the applicable parties under the Indenture and/or the Securitization Management Agreement, the collateral securing the Twin Securitization Notes could be subject to foreclosure and our Company could be removed as the manager of the Top Tier Twin Subsidiary at any time.

On November 17, 2025, we received a notice of acceleration (which we refer to as the “Acceleration Notice”) with respect to the Twin Securitization Notes from the Trustee, acting at the direction of the Control Party under the Indenture. The Acceleration Notice (i) accelerates and declares the outstanding principal amount of the Twin Securitization Notes to be immediately due and payable, (ii) declares the accrued and unpaid interest on the Twin Securitization Notes through the date of acceleration to be immediately due and payable, and (iii) declares all other amounts due to the noteholders and the other Secured Parties under the Transaction Documents (as such terms are defined in the Base Indenture) to be immediately due and payable. The aggregate outstanding principal amount under the Twin Securitization Notes is $412.3 million, and the aggregate amount of accrued and unpaid interest under the Twin Securitization Notes through the date of the Acceleration Notice is approximately $20.0 million.

Notice from Majority Noteholders; Certain Alleged Events of Default

We have received a notice from a group of noteholders holding a majority of the outstanding principal balance of the Twin Securitization Notes (which we refer to as the “Majority Noteholders”) claiming that our payment of customary bonuses to Company management, in the aggregate amount of approximately $2.2 million for their performance during fiscal year 2024, were paid from funds that should have been deposited into a collection account under the Base Indenture. The Majority Noteholders claim that such payment is a breach of certain provisions of the Securitization Management Agreement, which triggers a Manager Termination Event that gives the holders of the Twin Securitization Notes the right to remove our Company as the manager of the Top Tier Twin Subsidiary.

The notice from the Majority Noteholders further claims that (i) a Level I Qualified Equity Offering Trigger Event occurred in April 2025 and July 2025, and (ii) the P&I DSCR was less than 1.35x for the quarterly fiscal period ended June 2025, resulting in the commencement of a Cash Flow Sweeping Event, pursuant to which 50% and 100% of collections, respectively, were required to be used to amortize the Twin Securitization Notes. According to the Majority Noteholders, the failure to pay principal under the Cash Flow Sweeping Event constituted an Event of Default pursuant to Section 9.2(b) of the Base Indenture. The notice from the Majority Noteholders also claims that our failure to deliver a timely notice of the above events to the Trustee under the Base Indenture constitutes a separate Event of Default under the Base Indenture.

We are currently having ongoing discussions with representatives of the noteholders regarding one or more potential transactions involving a refinancing, restructuring or similar transaction. We cannot provide any assurances that we will reach such an agreement on terms that are satisfactory to our Company and the noteholders promptly, or at all. If we are not able to agree upon the terms of a refinancing, restructuring or similar transaction with the noteholders, in addition to the delivery to us of the Acceleration Notice which caused the outstanding principal and interest under the Twin Securitization Notes to be immediately due and payable, the noteholders could foreclose on the collateral securing the Twin Securitization Notes and/or remove our Company as the manager of the Top Tier Twin Subsidiary. We do not currently have amounts on hand to pay such principal, interest and maturity amounts, and such acceleration will likely, and any subsequent foreclosure would, adversely affect our business, financial condition, and liquidity, and could cause us to seek to reorganize through a bankruptcy proceeding. See “Risk Factors—Risks Related to our Indebtedness—We have received a Notice of Acceleration, and there are certain outstanding and alleged Events of Defaults and Manager Termination Events, with respect to the Twin Securitization Notes” and “Risk Factors—Risks Related to our Business Operations—There is substantial doubt about our ability to continue as a going concern” for a discussion of certain risks related to these matters.

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Exchangeable Notes

At the option of the holders, any of the Twin Securitization Notes may be exchanged for a proportionate interest in exchangeable notes (which we refer to as the “Exchangeable Notes”), consisting of up to $326,876,000 of Class A2IIB2 of the Exchangeable Notes, and up to $404,587,000 of Class A2IIB2M2 of the Exchangeable Notes, which will reflect in the aggregate the characteristics of the corresponding classes of the Twin Securitization Notes that are exchanged. Any exchange of any of the Twin Securitization Notes for an interest in the Exchangeable Notes will not affect the aggregate amount of indebtedness under the Twin Securitization Notes or the amount of indebtedness with respect to any class under the Twin Securitization Notes.

Securitization Management Agreement

In connection with the sale and issuance of the Twin Securitization Notes and the transactions related thereto (which we refer to collectively as the “Twin Securitization Transaction”), the Top Tier Twin Subsidiary (as issuer), the Guarantors, our Company (as the manager), and the Trustee entered into a Management Agreement, dated as of November 21, 2024 (which we refer to as the “Securitization Management Agreement”), pursuant to which we are responsible for managing the Securitized Assets. Our primary responsibilities under the Securitization Management Agreement are to perform certain management, franchising, distribution, intellectual property-related and other operational functions on behalf of the Securitization Entities with respect to the Securitized Assets. As compensation for the performance of our duties and obligations under the Securitization Management Agreement, the Top Tier Twin Subsidiary will pay to our Company a monthly management fee of $291,667.66, subject to 3% annual increases.

Limited Guaranty of the Trustee

In connection with the Twin Securitization Transaction, we entered into a Limited Guaranty, dated as of November 21, 2024 (which we refer to as the “Limited Guaranty”) with the Trustee, pursuant to which we are providing a guaranty in favor of the Trustee, and we may be required to make indemnification payments, with respect to any claims or damages resulting from or arising out of certain “bad boy” acts, including, but not limited to, fraud, unpermitted dispositions or encumbrances of the Securitized Assets, and certain insolvency events, by any of the Securitization Entities or our Company.

Noteholders’ Warrants and Other Agreements

In connection with the Twin Securitization Transaction, the Top Tier Twin Subsidiary, our Company, FAT Brands, and the initial holders of the Twin Securitization Notes entered into a letter agreement dated November 21, 2024 (which we refer to as the “Letter Agreement”), under which we agreed to issue to the holders of the Twin Securitization Notes warrants (which we refer to as the “Noteholders’ Warrants”) exercisable for the aggregate number of shares of our Class A Common Stock equal to 5.0% of the number of issued and outstanding shares of our Class A Common Stock at the time of the Spin-Off, or 2,364,913 shares of our Class A Common Stock. As of the date of this Offering Circular, we have issued Noteholders’ Warrants for 1,734,688 shares of our Class A Common Stock.

The Noteholders’ Warrants are exercisable during the period commencing on October 25, 2025 and ending on the five-year anniversary of the date of issuance, at an exercise price of $0.01 per share (subject to certain customary adjustments), and include certain registration rights with respect to the underlying shares of our Class A Common Stock issuable upon exercise of the Noteholders’ Warrants. The Noteholders’ Warrants and the underlying shares of our Class A Common Stock issuable upon exercise of the Noteholders’ Warrants are subject to a lock-up on transfers until we have used at least $75.0 million of the net proceeds from our Qualified Equity Offerings to repay the Twin Securitization Notes.

Under the Letter Agreement, we also granted to the holders of the Twin Securitization Notes the right to appoint one observer to our Board of Directors, who has the right to attend and participate in meetings of our Board of Directors and its committees but does not have any voting rights. Such Board observer is subject to customary confidentiality obligations and may be excluded from certain meetings if attendance by such Board observer would jeopardize any attorney-client privilege.

The summary description of the material terms of the Twin Securitization Notes in this section and elsewhere in this Offering Circular is qualified by reference to the complete text of the (i) Base Indenture, (ii) Series 2024-1 Supplement to Base Indenture, (iii) Guarantee and Collateral Agreement, (iv) Securitization Management Agreement, and (v) Limited Guaranty, copies of which are filed as Exhibits 6.10, 6.11, 6.12, 6.13 and 6.14, respectively, to the offering statement of which this Offering Circular forms a part. This summary does not purport to be complete and may not contain all of the information about the Twin Securitization Notes that may be important to you. We urge you to read the full text of each of the agreements referenced above.

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DESCRIPTION OF CAPITAL STOCK

The description below of our capital stock and provisions of our Amended and Restated Certificate of Incorporation (which we refer to as our “Charter”) and our Amended and Restated Bylaws (which we refer to as our “Bylaws”) are summaries and are qualified by reference to our Charter and our Bylaws, copies of which are filed as exhibits to the offering statement of which this Offering Circular forms a part, and by reference to the applicable provisions of the General Corporation Law of the State of Delaware (which we refer to as the “DGCL”).

General

Our authorized capital stock consists of an aggregate of 112,870,000 shares of capital stock, par value $0.0001 per share, of which:

●	102,870,000 shares are designated as Common Stock; and

●	10,000,000 shares are designated as preferred stock.

Our Common Stock is subdivided into two series consisting of:

(i)	100,000,000 shares designated as Class A Common Stock; and

(ii)	2,870,000 shares designated as Class B Common Stock.

Each of our Class A Common Stock and Class B Common Stock will be deemed to be a separate series of Common Stock for any and all purposes under the DGCL. Unless our Board of Directors determines otherwise, we will issue all shares of our capital stock in uncertificated form. As of the date of this Offering Circular, there are 54,687,854 shares of our Class A Common Stock and 2,870,000 shares of our Class B Common Stock issued and outstanding, and 9,400,000 shares of our Class A Common Stock in treasury.

We are a “controlled company”, as defined under the Nasdaq Listing Rules. See “Management—Controlled Company Exemptions.”

Common Stock

We have two series of authorized Common Stock, which are our Class A Common Stock and our Class B Common Stock. The rights of the holders of our Class A Common Stock and our Class B Common Stock are identical, except with respect to voting, transfer, and conversion rights.

Voting Rights. Each outstanding share of our Class A Common Stock is entitled to one vote on all matters submitted to a vote of our stockholders. Each outstanding share of our Class B Common Stock is entitled to 50 votes on all matters submitted to a vote of our stockholders. Directors are elected by a plurality of the votes entitled to be cast. Our stockholders do not have cumulative voting rights. As a result, the holders of shares of our Common Stock having a majority of the voting rights can elect all of the directors then standing for election. Except as otherwise provided in our Charter or as required by law, all matters to be voted on by our stockholders, other than matters relating to the election and removal of directors, shall be approved if votes cast in favor of the matter exceed the votes cast opposing the matter at a meeting at which a majority of the outstanding shares entitled to vote on such matter is represented in person or by proxy. The holders of our Class A Common Stock and the holders of our Class B Common Stock will generally vote together as a single class on all matters submitted to a vote of our stockholders, unless otherwise required by the DGCL or our Charter. The DGCL could require holders of our Class A Common Stock or holders of our Class B Common Stock to vote separately in the following circumstances:

●	if we were to seek to amend our Charter to increase or decrease the par value of a class of our capital stock, then that class would be required to vote separately to approve the proposed amendment; and

●	if we were to seek to amend our Charter in a manner that alters or changes the powers, preferences, or special rights of a class of our capital stock in a manner that affected its holders adversely, then that class would be required to vote separately to approve the proposed amendment.

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Quorum. The holders of a majority of the total voting power of our issued and outstanding capital stock, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business.

Conversion. Each share of our Class B Common Stock is convertible into one share of Class A Common Stock at the option of the holder, provided that if the shares of our Class B Common Stock are distributed to stockholders of FAT Brands in connection with the Potential FAT Brands Distribution, the shares of our Class B Common Stock will no longer be convertible into shares of our Class A Common Stock at the option of the holder. Any and all conversions will be effected on a share-for-share basis.

Dividends. Holders of our Common Stock will be entitled to receive dividends when and if declared by our Board of Directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock. See also “Risk Factors—Risks Related to this Offering—We do not expect to pay dividends in the foreseeable future.”

Liquidation, Dissolution, and Winding-Up. Upon our liquidation, dissolution, or winding-up and after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of shares of our Common Stock will be entitled to receive pro rata our remaining assets available for distribution.

Other Rights and Preferences. Except for the conversion provisions with respect to our Class B Common Stock described above, holders of shares of our Common Stock have no preemptive, conversion, or subscription rights, and there are no redemption or sinking fund provisions applicable to our Common Stock. Our Common Stock is not subject to further calls or assessment by us. All currently outstanding shares of our Common Stock are, and all shares of our Common Stock that will be outstanding as of the completion of this Offering will be, fully paid and non-assessable. The rights, preferences, and privileges of the holders of shares of our Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may issue in the future.

Preferred Stock

Under our Charter, we are authorized to issue up to 10,000,000 shares of preferred stock. The preferred stock may be issued in one or more series, and our Board of Directors is expressly authorized, without any further action by our stockholders, to (i) fix the descriptions, powers, preferences, rights, qualifications, limitations, and restrictions with respect to any series of preferred stock, and (ii) specify the number of shares of any series of preferred stock. Any issuance of our preferred stock could adversely affect the voting power of holders of shares of our Common Stock and the likelihood that such holders would receive dividend payments and payments upon our liquidation, dissolution, or winding-up. Additionally, our issuance of preferred stock could have the effect of delaying, deferring, or preventing a change of control of, or other corporate action with respect to, our Company.

As of the date of this Offering Circular, our Board of Directors has authorized the issuance of up to 10,000,000 shares of our Series A Preferred Stock, the terms of which are described in the section entitled “Securities Being Offered”. No other series of preferred stock has been authorized.

Anti-Takeover Provisions

Certain provisions of the DGCL, our Charter, and our Bylaws may have the effect of discouraging others from attempting hostile takeovers, and/or preventing changes in the composition of our Board of Directors and management. It is possible that these provisions could make it more difficult to accomplish transactions that our stockholders may otherwise deem to be in their best interests.

Section 203 of the DGCL

Section 203 of the DGCL prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

●	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

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●	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers, and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include the following:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge, or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges, or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with such person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its amended and restated certificate of incorporation or amended and restated bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. Under our Charter, we explicitly opt out of these provisions for so long as FAT Brands owns at least 15% of the total voting power of our Common Stock. If FAT Brands owns less than 15% of the total voting power of our Common Stock, we will be subject to Section 203 of the DGCL and, as a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented.

Our Charter and our Bylaws

The below are provisions in our Charter and our Bylaws that could deter hostile takeovers or delay or prevent changes in control of our management team.

Dual Class Stock. As described in “—Common Stock—Voting Rights” above, our Charter provides for a dual class Common Stock structure. As a result, FAT Brands (as the current holder of all of the outstanding shares of our Class B Common Stock) has the ability to control the outcome of matters submitted to our stockholders for approval, including the election of our directors and the approval of significant corporate transactions.

Preferred Stock. As described in “—Preferred Stock” above, under our Charter, our Board of Directors has the authority, without any further action by our stockholders, to issue up to 10,000,000 shares of preferred stock, with rights and preferences, including voting rights, designated by our Board of Directors. The existence of authorized but unissued shares of preferred stock generally enables our Board of Directors to render more difficult or to discourage any attempt to obtain control of our Company through a merger, tender offer, proxy contest, or other means.

Removal of Directors. Our Charter provides that, subject to the rights of any series of preferred stock to remove directors elected by such series of preferred stock, if any, any individual director or our entire Board of Directors may be removed from office at any time by the affirmative vote of our stockholders holding at least a majority of the total voting power of all of our then-outstanding shares of capital stock entitled to vote generally on the election of directors, voting together as a single class.

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Board of Director Vacancies. Our Charter and our Bylaws authorize only our Board of Directors to fill any vacancies on our Board of Directors, including newly created vacancies, provided that, until FAT Brands’ holdings in our Common Stock are reduced so that it no longer maintains a majority of the total voting power of our Common Stock, any vacancies on our Board of Directors caused by stockholder action may only be filled by stockholder action. Additionally, the number of directors constituting our Board of Directors is permitted to be set only by a resolution adopted by a majority of our Board of Directors. These provisions will prevent a stockholder from increasing the size of our Board of Directors and then gaining control of our Board of Directors by filling the resulting vacancies with its own nominees, and will generally make it more difficult to change the composition of our Board of Directors.

Stockholder Action by Written Consent. Our Charter provides that, for so long as FAT Brands holds a majority of the total voting power of our Common Stock, any action required or permitted to be taken by our stockholders at a duly called annual or special meeting of our stockholders may be effected by consent in writing by the holders of our outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. If FAT Brands holds less than a majority of the total voting power of our Common Stock, any action required or permitted to be taken by our stockholders will have to be effected at a duly called annual or special meeting of our stockholders, and may not be effected by our stockholders by written consent without a meeting.

Special Meetings of the Stockholders. Our Charter and our Bylaws provide that special meetings of our stockholders may be called only by our secretary upon the written request of a majority of our Board of Directors, the chairperson of our Board of Directors, or our Chief Executive Officer, thus prohibiting stockholders from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal, or to take any action, including the removal of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our Bylaws include advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our Bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions might also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our Company.

Choice of Forum. Our Charter provides that, to the fullest extent permitted by law, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a duty (including any fiduciary duty) owed by any of our current or former directors, officers, employees, agents, or stockholders to us or our stockholders, (iii) any action asserting a claim against us or any of our current or former directors, officers, employees, agents, or stockholders arising out of or relating to any provision of the DGCL, our Charter, or our Bylaws, (iv) any action or proceeding to interpret, apply, enforce, or determine the validity of our Charter or our Bylaws (including any right, obligation, or remedy thereunder); (v) any action or proceeding as to which the DGCL confers jurisdiction to the Court of Chancery of the State of Delaware; and (vi) any action asserting a claim against us or any of our current or former directors, officers, employees, agents, or stockholders governed by the internal affairs doctrine of the State of Delaware. This choice of forum provision does not apply to suits brought to enforce any duty or liability created by the Securities Act or the Exchange Act, or the respective rules and regulations thereunder. Additionally, our Charter also provides that the federal district courts of the United States will, to the fullest extent permitted by law, be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. Our Charter provides that neither the exclusive forum provision nor the federal forum provision applies to suits brought to enforce any duty or liability created by the Exchange Act.

Furthermore, our Charter also provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and to have consented to the foregoing provisions; provided, however, that stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder. We recognize that the forum selection provisions in our Charter may impose additional litigation costs on our stockholders in pursuing any such claims, particularly if such stockholders do not reside in or near the State of Delaware. Moreover, the forum selection provisions in our Charter may limit the ability of our stockholders to bring a claim or action in a forum that they find favorable for disputes with us or our directors, officers, employees, or agents, which may discourage such lawsuits against us and our directors, officers, employees, and agents even though such a claim or action, if successful, might benefit our stockholders. The Court of Chancery of the State of Delaware may also reach different judgments or results than would other courts, including courts where a stockholder considering an action may be located or would otherwise choose to bring such action, and such judgments may be more or less favorable to us than our stockholders.

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For more information on the risks associated with our choice of forum provision, see “Risk Factors—Risks Related to this Offering—The provision of our Charter requiring exclusive venue in the Court of Chancery in the State of Delaware for certain types of lawsuits may have the effect of discouraging lawsuits against our directors and officers.”

Amendment of our Charter. Except as otherwise provided in our Charter, we reserve the right to amend and repeal any provisions contained in our Charter in the manner prescribed by the laws of the State of Delaware, and all rights of our stockholders will be subject to this reservation.

Limitations on Liability and Indemnification of Directors and Officers

Our Charter includes provisions that limit the liability of our directors and officers for monetary damages to the fullest extent permitted by Delaware law. Delaware law allows a corporation to provide that its directors or officers will not be personally liable for monetary damages for any breach of fiduciary duties as a director or officer, except:

●	a director or officer will have liability for any breach of such director’s or officer’s duty of loyalty to the corporation or its stockholders;

●	a director or officer will have liability for any act or omission not in good faith, or that involves intentional misconduct or a knowing violation of law;

●	a director or officer will have liability for unlawful payments of dividends or unlawful stock repurchases or redemptions;

●	a director or officer will have liability for any transaction from which such director or officer derived an improper personal benefit; or

●	an officer will have liability in any action by or in the right of the corporation.

Such limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies, such as injunctive relief or rescission.

Our Charter authorizes us to indemnify our directors, officers, employees, and other agents to the fullest extent permitted by Delaware law. Additionally, our Bylaws provide that we indemnify our directors and executive officers to the fullest extent permitted by Delaware law, and may indemnify our other officers, employees, and agents. Our Bylaws also provide that, on satisfaction of certain conditions, we will advance expenses incurred by a director or executive officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee, or other agent. We have entered and expect to continue to enter into indemnification agreements to indemnify our directors and executive officers. With certain exceptions, these indemnification agreements provide for indemnification for related expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by any of these individuals in connection with any action, proceeding, or investigation. We believe that these certificate of incorporation and bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain customary directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our Charter and our Bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and/or damage awards against directors and officers as required by these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, executive officers, or persons controlling us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Provisions of our Charter Relating to Related Person Transactions and Corporate Opportunities

Given that we and FAT Brands may engage in the same or similar activities or lines of business and may have an interest in the same areas of corporate opportunities, and in recognition of the benefits to be derived by us through our ongoing contractual, corporate, and business relations with FAT Brands (including the service of certain directors of FAT Brands as directors of our Company, the service of the chief executive officer of FAT Brands as the Chairman of our Board of Directors, the service of the chief financial officer of FAT Brands as our Chief Financial Officer, and the service of the general counsel of FAT Brands as our Chief Legal Officer), certain provisions of our Charter described below define and govern the conduct of certain affairs of our Company as they may involve FAT Brands and its directors or officers, and the powers, rights, duties, and liabilities of our Company and our directors, officers, and stockholders in connection with such affairs.

Our Charter provides that FAT Brands will have the right to, and will have no duty not to, (i) engage in the same or similar business activities or lines of business as we do, (ii) do business with any of our franchisees or customers, and (iii) employ or otherwise engage any of our officers or employees. We will not be deemed to have an interest or expectancy in any such activities merely because we engage in the same or similar activities or otherwise. To the fullest extent permitted by applicable law, and except as provided in the following paragraphs, neither FAT Brands nor any of its directors or officers will be liable to us or our stockholders for breach of any fiduciary duty by reason of any such activities of FAT Brands or of such person’s participation in such activities.

Additionally, our Charter also provides that, until the later of (a) the first date on which FAT Brands ceases to beneficially own 20% or more of the number of the then outstanding shares of each class of our Common Stock, and (b) the date upon which none of our directors are also directors of FAT Brands, to the fullest extent permitted by applicable law, and except as provided in the following paragraphs, in the event that FAT Brands acquires knowledge of a potential transaction or matter which may be a corporate opportunity for us, FAT Brands will not have any duty to communicate or present it to us, and FAT Brands will not be liable to us or our stockholders for breach of any fiduciary duty as our stockholder by reason of the fact that it pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person or entity, or does not present such corporate opportunity to us.

Furthermore, our Charter further provides that, until the later of (a) the first date on which FAT Brands ceases to beneficially own 20% or more of the number of the then outstanding shares of each class of our Common Stock, and (b) the date upon which none of our directors are also directors of FAT Brands, to the fullest extent permitted by applicable law, in the event that a director of our Company who is also a director of FAT Brands acquires knowledge of a potential transaction or matter which may be a corporate opportunity for us and which may be properly pursued by us, such director (i) will be deemed to have fully satisfied and fulfilled such person’s fiduciary duty to us and our stockholders with respect to such corporate opportunity, (ii) will not be liable to us or our stockholders for any breach of fiduciary duty because FAT Brands pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person or entity, or does not present such corporate opportunity to us, (iii) will be deemed to have acted in good faith and in a manner such person reasonably believes to be in and not opposed to our best interests, and (iv) will be deemed not to have breached such person’s duty of loyalty to us or our stockholders and not to have received an improper personal gain therefrom; provided that such director acts in good faith in a manner consistent with the following policy:

●	where a corporate opportunity is offered to a director of our Company who is also a director of FAT Brands, we will be entitled to pursue such opportunity only if such opportunity is expressly offered to such person solely in his or her capacity as our director; and

●	if a director of our Company who is also a director of FAT Brands acquires knowledge of a potential transaction or matter which may be a corporate opportunity for us in any manner not addressed by the foregoing bullet point, such director will have no duty to communicate or present such corporate opportunity to us, and will, to the fullest extent permitted by law, not be liable to us or our stockholders for any breach of fiduciary duty as our director by reason of the fact that FAT Brands pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person or entity, or does not present such corporate opportunity to us.

Moreover, our Charter further provides that, to the fullest extent permitted by applicable law, so long as the material facts as to a contract, agreement, arrangement, or transaction between us and FAT Brands are disclosed to or are known by our Board of Directors or the committee thereof that authorizes such contract, agreement, arrangement, or transaction, and our Board of Directors or such committee in good faith authorizes and approves such contract, agreement, arrangement, or transaction by the affirmative vote of a majority of the disinterested directors, even if less than a quorum, no such contract, agreement, arrangement, or transaction will be void or voidable solely for the reason that FAT Brands is a party thereto.

Listing

Our Class A Common Stock is listed for trading on the Nasdaq Global Market under the symbol “TWNP”.

Our Class B Common Stock is not listed on any securities exchange or quoted on any quotation system, and we do not intend to apply for the listing or quotation of our Series A Preferred Stock or the Warrants on any securities exchange or quotation system.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A Common Stock, our Class B Common Stock, and our Series A Preferred Stock is Vstock Transfer, LLC.

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SECURITIES BEING OFFERED

Series A Preferred Stock

We are authorized to issue up to 10,000,000 shares of our Series A Convertible Preferred Stock, par value $0.0001 per share (which we refer to as our “Series A Preferred Stock”). The following is a summary of the material terms of our Series A Preferred Stock.

Ranking. Our Series A Preferred Stock, as to dividend rights and rights upon our liquidation, dissolution or winding-up, ranks senior to all classes or series of our Common Stock. The terms of our Series A Preferred Stock do not limit our ability to (i) incur indebtedness, or (ii) authorize or issue additional equity securities that are senior, equal or junior in rank to our Series A Preferred Stock as to distribution rights and rights upon our liquidation, dissolution or winding up.

Dividends. Holders of shares of our Series A Preferred Stock will be entitled to receive, when and as declared by our Board of Directors, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 7.0% of the $          liquidation preference per year (equivalent to $          per year), payable quarterly in arrears on the 15th day of January, April, July and October. Dividends on our Series A Preferred Stock will accumulate whether or not we declare or pay such dividends. We will not pay or declare and set apart for payment any dividends (other than a dividend paid in Common Stock or other stock ranking junior to our Series A Preferred Stock) on any of our Common Stock or other stock that ranks junior to or on parity with our Series A Preferred Stock unless we also have either paid or declared and set apart for payment full cumulative dividends on our Series A Preferred Stock for all past dividend periods.

Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of shares of our Series A Preferred Stock are entitled to be paid out of our assets legally available for distribution to our stockholders a liquidation preference of $          per share, plus an amount equal to any accumulated and unpaid dividends to the date of payment, before any distribution or payment may be made to holders of shares of our Common Stock or any other class or series of our equity securities ranking junior to our Series A Preferred Stock.

No Maturity Date. The shares of our Series A Preferred Stock have no maturity date, and we will not be required to redeem the shares of our Series A Preferred Stock for cash.

Optional and Mandatory Conversion. At any time after issuance, each share of Series A Preferred Stock is convertible into one share of our Class A Common Stock at the option of the holder. The shares of Class A Common Stock underlying our Series A Preferred Stock will be qualified in this Offering. At any time after issuance, upon the occurrence of any of the following events, we will have the right to direct the mandatory conversion of shares of our Series A Preferred Stock into shares of our Class A Common Stock: (i) a change in control; (ii) if the price of our Class A Common Stock closes at or above $          per share for 10 consecutive trading days; or (iii) if we consummate a firm commitment public offering of shares of our Class A Common Stock for gross proceeds of at least $25 million at an offering price per share equal to or greater than $         . Additionally, on the date that is three years from the final closing of this Offering, any outstanding shares of Series A Preferred Stock that have not been converted will be automatically converted into shares of our Class A Common Stock.

Limited Voting Rights. The holders of our Series A Preferred Stock generally have no voting rights. In the future, we may not amend our Charter (whether by merger, consolidation or otherwise) to materially and adversely change the terms of our Series A Preferred Stock, without the affirmative vote of at least a majority of the votes entitled to be cast on such matter by holders of the outstanding shares of our Series A Preferred Stock, voting together as a class.

No Exchange Listing. We do not intend to apply for the listing of our Series A Preferred Stock on any securities exchange or trading system.

Warrants

Warrant Agent Agreement. The terms of the Warrants will be governed by a Warrant Agent Agreement (which we refer to as the “Warrant Agent Agreement”) entered into between our Company and Vstock Transfer, LLC, as the warrant agent for the Warrants (which we refer to as the “Warrant Agent”).

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Exercise of Warrants. No Warrant may be exercised until at least 12 months from the date of its original issuance. Additionally, in order for investors to be able to exercise their Warrants, the shares of our Class A Common Stock underlying the Warrants (which we refer to as the “Class A Warrant Shares”) must be included in a subsequent offering qualified under Tier 2 of Regulation A, or the offering and sale of the Class A Warrant Shares must be registered under the Securities Act or there otherwise is an applicable exemption from the registration requirements of the Securities Act. When eligible for exercise, each Warrant may be exercised prior to the expiration date and time mentioned in the Warrant at an exercise price of $          per share. The exercise price and number of shares of Class A Common Stock issuable upon exercise will adjust in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications, dilutive issuances, or similar events. Each Warrant will be exercisable at any time after 12 months from the date of its original issuance until three years from the date of such original issuance. The Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full in immediately available funds for the number of shares of our Class A Common Stock subscribed for upon such exercise (except in the case of a cashless exercise as discussed below). No fractional shares of our Class A Common Stock will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Cashless Exercise. If at the time of an exercise of Warrants, there is no qualified offering statement (or effective registration statement), the offering circular (or prospectus, as applicable) contained therein is not available for the issuance of the shares of our Class A Common Stock underlying such Warrants, or we are not current in any of our public company reporting obligations, such Warrants may only be exercised, in whole or in part and in such holder’s sole discretion, at such time by means of a “cashless exercise”, in which case such holder would receive upon such exercise the net number of shares of our Class A Common Stock determined according to the formula set forth in the Warrants.

Exercise Limitation. A holder will not have the right to exercise any portion of the Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election by a holder prior to the issuance of any warrants, 9.99%) of the number of shares of our Class A Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, upon at least 61 days’ prior notice from the holder to us with respect to any increase in such percentage.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Warrants and generally including, with certain exceptions, any reorganization, recapitalization or reclassification of the shares of our Class A Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of the outstanding shares of our Class A Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by the outstanding shares of our Class A Common Stock, the holders of the Warrants will be entitled to receive upon exercise thereof the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction.

Redemption. If the price of our Class A Common Stock closes at or above $          per share for 10 consecutive trading days, we may, at our option, effect a “cashless exercise” of the Warrants, in which case such holder would receive the net number of shares of our Class A Common Stock determined according to the formula set forth in the Warrants.

Rights as a Shareholder. Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of our Class A Common Stock, the holder of a Warrant does not have the rights or privileges of a holder of shares of our Class A Common Stock, including any voting rights, until such holder exercises the Warrant.

No Warrant Certificate. The Warrants will not be issued in certificated form.

Transferability. Subject to applicable laws, the Warrants may be offered for sale, sold, transferred, or assigned without our consent.

No Exchange Listing. We do not intend to apply for the listing of the Warrants on any securities exchange or trading system.

Governing Law. The Warrants are governed by the applicable law of the State of New York.

Transfer Agent and Registrar; Warrant Agent

The transfer agent and registrar for our Series A Preferred Stock is Vstock Transfer, LLC. Vstock Transfer, LLC will also serve as the Warrant Agent for the Warrants pursuant to the Warrant Agent Agreement.

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LEGAL MATTERS

The validity of the shares of our Series A Preferred Stock and the Warrants being offered by this Offering Circular will be passed upon for us by Greenberg Traurig, LLP.

CHANGE IN ACCOUNTANTS

In July 2023, we engaged Macias Gini & O’Connell LLP to conduct an audit of the consolidated financial statements of the Twin Group as of and for the fiscal year ended December 25, 2022. On March 20, 2024, our engagement of Macias Gini & O’Connell LLP ended upon the completion of such audit. Macias Gini & O’Connell LLP’s report on the audited consolidated financial statements of the Twin Group as of and for the fiscal year ended December 25, 2022 did not contain any adverse opinion or disclaimer of opinion, nor was such report qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal year ended December 25, 2022, and the subsequent period from December 26, 2022 to March 20, 2024, (i) there were no disagreements with Macias Gini & O’Connell LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Macias Gini & O’Connell LLP, would have caused them to make reference to the subject matter of the disagreements in connection with their report on our consolidated financial statements for the fiscal year ended December 25, 2022, and (ii) there were no “reportable events” as such term is defined in Item 304(a)(1)(v) of Regulation S-K. Macias Gini & O’Connell LLP has furnished to us a letter addressed to the SEC stating whether or not Macias Gini & O’Connell LLP agrees with the above statements, and a copy of such letter, dated September 23, 2025, is filed as Exhibit 9.1 to the offering statement of which this Offering Circular forms a part.

In November 2023, we engaged CohnReznick LLP as our new PCAOB registered public accounting firm, which engagement was ratified by our Board of Directors. The audited consolidated financial statements of the Twin Group as of and for the fiscal year ended December 31, 2023 have been audited by CohnReznick LLP.

On September 5, 2024, we terminated our engagement of CohnReznick LLP as our PCAOB registered public accounting firm. CohnReznick LLP’s report on the audited consolidated financial statements of the Twin Group as of and for the fiscal year ended December 31, 2023 did not contain any adverse opinion or disclaimer of opinion, nor was such report qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal year ended December 31, 2023, and the subsequent period from January 1, 2024 to September 5, 2024, (i) there were no disagreements with CohnReznick LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of CohnReznick LLP, would have caused them to make reference to the subject matter of the disagreements in connection with their report on our consolidated financial statements for the fiscal year ended December 31, 2023, and (ii) there were no “reportable events” as such term is defined in Item 304(a)(1)(v) of Regulation S-K. CohnReznick LLP has furnished to us a letter addressed to the SEC stating whether or not CohnReznick LLP agrees with the above statements, and a copy of such letter, dated September 23, 2025, is filed as Exhibit 9.2 to the offering statement of which this Offering Circular forms a part.

In October 2024, we engaged Macias Gini & O’Connell LLP as our new PCAOB registered public accounting firm, which engagement was ratified by our Board of Directors.

EXPERTS

The consolidated financial statements of our Company as of and for the fiscal year ended December 29, 2024 have been audited by Macias Gini & O’Connell LLP, an independent registered public accounting firm, as set forth in their report thereon. We have incorporated by reference such consolidated financial statements in this Offering Circular in reliance on the report of such firm given on their authority as experts in accounting and auditing.

CohnReznick LLP, independent registered public accounting firm, has audited the financial statements of the Twin Group as of December 31, 2023, and for the year then ended, as set forth in their report incorporated by reference herein. The financial statements of the Twin Group are incorporated by reference in this Offering Circular in reliance on CohnReznick LLP’s report, given on their authority as experts in accounting and auditing.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this document. The information incorporated by reference is considered to be part of this Offering Circular, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference into this Offering Circular the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial offering statement, as amended, and prior to effectiveness of the offering statement of which this Offering Circular forms a part, and (ii) after the date of this Offering Circular and prior to the termination of this Offering. Such information will automatically update and supersede the information contained in this Offering Circular and the documents listed below:

(a)	Our Annual Report on Form 10-K for the fiscal year ended December 29, 2024, filed with the SEC on February 28, 2025;

(b)	Our Quarterly Report on Form 10-Q for the quarterly period ended March 30, 2025, filed with the SEC on May 9, 2025;

(c)	Our Quarterly Report on Form 10-Q for the quarterly period ended June 29, 2025, filed with the SEC on July 31, 2025;

(d)	Our Quarterly Report on Form 10-Q for the quarterly period ended September 28, 2025, filed with the SEC on November 12, 2025;

(e)	Our Current Reports on Form 8-K filed with the SEC on January 30, 2025, March 31, 2025 (excluding Items 7.01 and 9.01), May 19, 2025 (excluding Items 7.01 and 9.01), June 4, 2025, June 9, 2025, July 11, 2025, August 8, 2025, August 22, 2025, October 3, 2025, and November 21, 2025;

(f)	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on November 13, 2025; and

(g)	The description of our Class A Common Stock, which is contained in Exhibit 4.2 to our Annual Report for the fiscal year ended December 29, 2024, filed with the SEC on February 28, 2025, and including any amendments or reports filed for the purpose of updating such description.

Notwithstanding the foregoing, information that we elect to furnish, but not file, or have furnished, but not filed, with the SEC in accordance with SEC rules and regulations is not incorporated into this Offering Circular, shall not be deemed “filed” under the Securities Act, and does not constitute a part hereof.

We will provide to each person, including any beneficial owner, to whom a copy of this Offering Circular is delivered, a copy of any or all of the information that we have incorporated by reference into this Offering Circular but not delivered with this Offering Circular. We will provide this information upon written or oral request at no cost to the requester. You may request this information by contacting our corporate headquarters at the following address: Twin Hospitality Group Inc., Attention: Investor Relations, 5151 Belt Line Road, Suite 1200, Dallas, Texas 75254, telephone: (972) 941-3150, or at the following email address: ir@twinpeaksrestaurant.com.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed an offering statement on Form 1-A with the SEC pursuant to Regulation A under the Securities Act with respect to the securities offered by this Offering Circular. This Offering Circular, which constitutes a part of the offering statement, does not contain all of the information set forth in the offering statement or the exhibits and schedules filed therewith. For further information about us and the securities offered hereby, we refer you to the offering statement of which this Offering Circular forms a part and the exhibits and schedules filed therewith.

Statements contained in this Offering Circular regarding the contents of any agreement, contract or any other document that is filed as an exhibit to the offering statement of which this Offering Circular forms a part are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such agreement, contract or other document filed as an exhibit to the offering statement. The offering statement, including its exhibits and schedules, may be accessed at the SEC’s website at www.sec.gov. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

We are subject to the information and periodic reporting requirements of the Exchange Act, and under those requirements, we file periodic reports, proxy statements, and other information with the SEC. Those periodic reports, proxy statements, and other information may be accessed and read at the SEC’s website described above.

Our corporate website is www.twinpeaksrestaurant.com. You may go to our website to access our periodic reports, proxy statements, and other information that we file with the SEC as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference into, and is not a part of, this Offering Circular or the offering statement of which this Offering Circular forms a part. We have included our website address in this Offering Circular solely as an inactive textual reference.

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Twin Hospitality Group Inc.

Up to 10,000,000 Units, each Unit consisting of one share of our Series A Convertible Preferred Stock and one Warrant

Up to 10,000,000 shares of our Class A Common Stock into which our Series A Convertible Preferred Stock may convert

OFFERING CIRCULAR

Tier 2 Offering Under Regulation A

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS OFFERING CIRCULAR IS NOT AN OFFER TO SELL SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The date of this Offering Circular is           , 2025

PART III - INFORMATION NOT REQUIRED IN THE OFFERING CIRCULAR

EXHIBITS

Exhibit No.:	Description:
1.1	Broker Agreement between DealMaker Securities LLC and Twin Hospitality Group Inc.
2.1 **	Amended and Restated Certificate of Incorporation of Twin Hospitality Group Inc.
2.2	Form of Certificate of Designation for Series A Preferred Stock
2.3 **	Amended and Restated Bylaws of Twin Hospitality Group Inc.
3.1	Form of Warrant
3.2	Form of Warrant Agent Agreement
4.1 ^	Form of Subscription Agreement for this Offering
6.1 ***	Master Separation and Distribution Agreement by and between FAT Brands Inc. and Twin Hospitality Group Inc.
6.2 ***	Tax Matters Agreement by and between FAT Brands Inc. and Twin Hospitality Group Inc.
6.3 †****	Twin Hospitality Group Inc. 2025 Incentive Compensation Plan
6.4 †****	Form of Stock Option Agreement
6.5 †^	Form of Restricted Stock Agreement
6.6 †^	Form of Restricted Stock Unit Agreement
6.7 †*****	Twin Hospitality Group Inc. Management Equity Plan
6.8 †*****	Form of Award Agreement
6.9 *	Form of Indemnification Agreement between Twin Hospitality Group Inc. and each of its directors and officers
6.10 *	Base Indenture, dated as of November 21, 2024, by and between Twin Hospitality I, LLC, as issuer, and UMB Bank, N.A., as trustee and securities intermediary
6.11 *	Series 2024-1 Supplement to Base Indenture, dated as of November 21, 2024, by and between Twin Hospitality I, LLC, as issuer, and UMB Bank, N.A., as trustee and securities intermediary
6.12 *	Guarantee and Collateral Agreement, dated as of November 21, 2024, by and among the Guarantors party thereto (consisting of the subsidiaries of Twin Hospitality Group Inc.) in favor of UMB Bank, National Association, as trustee
6.13 *	Management Agreement, dated as of November 21, 2024, by and among Twin Hospitality I, LLC, as issuer, the other Securitization Entities party thereto from time to time, Twin Hospitality Group Inc., as manager, and UMB Bank, N.A., as trustee
6.14 *	Limited Guaranty, dated as of November 21, 2024, between Twin Hospitality Group Inc., as guarantor, and UMB Bank, N.A., as trustee
8.1	Escrow Agreement, dated as of October 28, 2025, by and among Twin Hospitality Group Inc., DealMaker Securities LLC, and Enterprise Bank & Trust
9.1 ^	Letter from Macias Gini & O’Connell LLP regarding change in certifying accountant
9.2 ^	Letter from CohnReznick LLP regarding change in certifying accountant
10.1 ^	Power of Attorney (included on signature page of the initial filing of this Offering Statement on Form 1-A)
11.1	Consent of Macias Gini & O’Connell LLP
11.2	Consent of CohnReznick LLP
11.3	Consent of Greenberg Traurig LLP (included in EX1A-12.1)
12.1	Opinion of Greenberg Traurig LLP
17.1	List of Subsidiary Guarantors of the Twin Securitization Notes
99.1 ******	Significant subsidiaries of Twin Hospitality Group Inc.
99.2 ******	Twin Hospitality Group Inc. Insider Trading Policy
99.3 ******	Twin Hospitality Group Inc. Executive Officer Clawback Policy

^	Previously filed as part of the initial filing of this Offering Statement on Form 1-A (previously filed with the SEC on September 24, 2025).
*	Filed as an exhibit to Amendment No. 1 to our Registration Statement on Form 10-12B/A, filed with the SEC on December 9, 2024 and incorporated by reference herein.
**	Filed as an exhibit to Amendment No. 2 to our Registration Statement on Form 10-12B/A, filed with the SEC on December 17, 2024 and incorporated by reference herein.
***	Filed as an exhibit to our Current Report on Form 8-K, filed with the SEC on January 30, 2025 and incorporated by reference herein.
****	Filed as an exhibit to our Registration Statement on Form S-8 (for the Twin Hospitality Group Inc. 2025 Incentive Compensation Plan), filed with the SEC on February 6, 2025 and incorporated by reference herein.
*****	Filed as an exhibit to our Registration Statement on Form S-8 (for the Twin Hospitality Group Inc. Management Equity Plan), filed with the SEC on February 6, 2025 and incorporated by reference herein.
******	Filed as an exhibit to our Annual Report on Form 10-K, filed with the SEC on February 28, 2025 and incorporated by reference herein.
†	Management compensatory plan.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on November 25, 2025.

TWIN HOSPITALITY GROUP INC.

By:	/s/ Kim A. Boerema
Kim A. Boerema
Chief Executive Officer and President

Pursuant to the requirements of Regulation A under the Securities Act, this Offering Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Kim A. Boerema	Chief Executive Officer and President	November 25, 2025
Kim A. Boerema	(Principal Executive Officer)

/s/ Kenneth J. Kuick	Chief Financial Officer	November 25, 2025
Kenneth J. Kuick	(Principal Financial and Accounting Officer)

*	Chairman of the Board of Directors	November 25, 2025
Andrew A. Wiederhorn

*	Director	November 25, 2025
Kenneth J. Anderson

*	Director	November 25, 2025
Lynne Collier

*	Director	November 25, 2025
James Ellis

*	Director	November 25, 2025
David Jobe

*By:	/s/ Kim A. Boerema
Kim A. Boerema
Attorney-In-Fact